US-LEGAL-14090429/1 181214-0015 Material indicated with a “[***]” has been omitted from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed. CREDIT AGREEMENT dated as of December 29, 2025 AMONG SUPER MICRO COMPUTER, INC., a Delaware corporation, as Lead Borrower, VARIOUS LENDERS FROM TIME TO TIME PARTY HERETO, and JPMORGAN CHASE BANK, N.A., as Administrative Agent, JPMORGAN CHASE BANK, N.A., BNP PARIBAS, CITIBANK, N.A., CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, GOLDMAN SACHS BANK USA, HSBC BANK USA, NATIONAL ASSOCIATION, MUFG BANK, LTD. and TD SECURITIES (USA) LLC, as Joint Lead Arrangers, Joint Bookrunners and Co-Syndication Agents and BMO BANK N.A., KEYBANK, NATIONAL ASSOCIATION and THE BANK OF NOVA SCOTIA as Co-Documentation Agents

US-LEGAL-14090429/1 181214-0015 ii TABLE OF CONTENTS Page ARTICLE 1. DEFINITIONS; INTERPRETATION. ...................................................................1 Section 1.1 Definitions ...........................................................................................................1 Section 1.2 Interpretation .....................................................................................................47 Section 1.3 Certain Determinations ......................................................................................48 Section 1.4 Change in Accounting Principles ......................................................................49 Section 1.5 Currency Generally ...........................................................................................49 Section 1.6 Interest Rates; Benchmark Notifications ...........................................................49 Section 1.7 Divisions ............................................................................................................50 Section 1.8 Additional Currencies ........................................................................................50 ARTICLE 2. THE LOAN FACILITY........................................................................................51 Section 2.1 Revolving Credit Commitments ........................................................................51 Section 2.2 Letters of Credit .................................................................................................51 Section 2.3 Applicable Interest Rates ...................................................................................56 Section 2.4 Manner of Borrowing Loans and Designating Applicable Interest Rates .........57 Section 2.5 Minimum Borrowing Amounts; Maximum Term Benchmark Loans ..............59 Section 2.6 Maturity of Loans ..............................................................................................59 Section 2.7 Prepayments ......................................................................................................59 Section 2.8 Place and Application of Payments ...................................................................61 Section 2.9 Commitment Terminations ................................................................................62 Section 2.10 Evidence of Indebtedness ..................................................................................62 Section 2.11 Fees ....................................................................................................................63 Section 2.12 Incremental Credit Extensions ..........................................................................64 Section 2.13 Extensions of Revolving Credit Commitments .................................................66 Section 2.14 Refinancing Facilities ........................................................................................68 Section 2.15 Lead Borrower ...................................................................................................70 Section 2.16 Defaulting Lenders ............................................................................................71 ARTICLE 3. CONDITIONS PRECEDENT. .............................................................................73 Section 3.1 All Credit Extensions ........................................................................................73 Section 3.2 Effectiveness on Closing Date ..........................................................................74 ARTICLE 4. THE COLLATERAL AND THE GUARANTY. .................................................75

US-LEGAL-14090429/1 181214-0015 iii192 Section 4.1 Collateral ...........................................................................................................75 Section 4.2 Guaranty ............................................................................................................75 Section 4.3 Further Assurances ............................................................................................76 Section 4.4 Limitation on Collateral and Perfection ............................................................76 ARTICLE 5. REPRESENTATIONS AND WARRANTIES. ....................................................77 Section 5.1 Financial Statements ..........................................................................................77 Section 5.2 Organization and Qualification .........................................................................77 Section 5.3 Authority and Enforceability .............................................................................77 Section 5.4 No Material Adverse Change ............................................................................78 Section 5.5 Litigation and Other Controversies ...................................................................78 Section 5.6 True and Complete Disclosure ..........................................................................78 Section 5.7 Margin Stock .....................................................................................................79 Section 5.8 Taxes .................................................................................................................79 Section 5.9 ERISA ...............................................................................................................79 Section 5.10 Subsidiaries .......................................................................................................79 Section 5.11 Compliance with Laws ......................................................................................80 Section 5.12 Environmental Matters ......................................................................................80 Section 5.13 Investment Company .........................................................................................80 Section 5.14 Intellectual Property ..........................................................................................80 Section 5.15 Good Title ..........................................................................................................80 Section 5.16 Labor Relations .................................................................................................81 Section 5.17 Capitalization .....................................................................................................81 Section 5.18 Governmental Authority and Licensing ............................................................81 Section 5.19 Approvals ..........................................................................................................81 Section 5.20 Solvency ............................................................................................................81 Section 5.21 Anti-Corruption Laws, Sanctions and Anti-Money Laundering .......................82 Section 5.22 Security Interest in Collateral ............................................................................83 Section 5.23 Outbound Investment Rules ..............................................................................83 ARTICLE 6. COVENANTS. .....................................................................................................83 Section 6.1 Information Covenants ......................................................................................83 Section 6.2 Inspections .........................................................................................................86 Section 6.3 Maintenance of Property, Insurance, Environmental Matters, etc ....................86 Section 6.4 Books and Records ............................................................................................87

US-LEGAL-14090429/1 181214-0015 iv192 Section 6.5 Preservation of Existence ..................................................................................87 Section 6.6 Compliance with Laws ......................................................................................87 Section 6.7 ERISA ...............................................................................................................88 Section 6.8 Payment of Taxes ..............................................................................................88 Section 6.9 Designation of Subsidiaries ...............................................................................88 Section 6.10 Use of Proceeds .................................................................................................89 Section 6.11 Transactions with Affiliates ..............................................................................89 Section 6.12 Sale/Leaseback Transactions .............................................................................90 Section 6.13 Change in the Nature of Business .....................................................................91 Section 6.14 No Changes in Fiscal Year ................................................................................91 Section 6.15 Indebtedness ......................................................................................................91 Section 6.16 Liens ..................................................................................................................98 Section 6.17 Fundamental Changes; Sales of Assets ...........................................................105 Section 6.18 Advances, Investments and Loans ..................................................................109 Section 6.19 Restricted Payments ........................................................................................113 Section 6.20 Limitation on Restrictions ...............................................................................115 Section 6.21 Optional Payments of Certain Indebtedness; Modifications of Certain Indebtedness and Organizational Documents .................................................117 Section 6.22 OFAC ..............................................................................................................118 Section 6.23 Financial Covenant ..........................................................................................118 Section 6.24 Post-Closing Covenants ..................................................................................118 ARTICLE 7. EVENTS OF DEFAULT AND REMEDIES. ....................................................119 Section 7.1 Events of Default .............................................................................................119 Section 7.2 Non-Bankruptcy Defaults ................................................................................120 Section 7.3 Bankruptcy Defaults ........................................................................................121 Section 7.4 Collateral for Undrawn Letters of Credit ........................................................121 Section 7.5 Notice of Default .............................................................................................122 ARTICLE 8. CHANGE IN CIRCUMSTANCES AND CONTINGENCIES. .........................122 Section 8.1 Funding Indemnity ..........................................................................................122 Section 8.2 Illegality ...........................................................................................................122 Section 8.3 Alternate Rate of Interest ................................................................................122 Section 8.4 Yield Protection ...............................................................................................125 Section 8.5 Substitution of Lenders ...................................................................................126

US-LEGAL-14090429/1 181214-0015 v192 Section 8.6 Lending Offices ...............................................................................................127 ARTICLE 9. THE ADMINISTRATIVE AGENT. ..................................................................127 Section 9.1 Appointment and Authorization of Administrative Agent ..............................127 Section 9.2 Administrative Agent and its Affiliates ...........................................................128 Section 9.3 Action by Administrative Agent .....................................................................128 Section 9.4 Consultation with Experts ...............................................................................129 Section 9.5 Liability of Administrative Agent; Credit Decision; Delegation of Duties ....129 Section 9.6 Indemnity .........................................................................................................131 Section 9.7 Resignation of Administrative Agent and Successor Administrative Agent ..131 Section 9.8 Hedging Liability and Funds Transfer Liability and Deposit Account Liability and Data Processing Obligation Arrangements ...............................................132 Section 9.9 No Other Duties ...............................................................................................133 Section 9.10 Authorization to Enter into, and Enforcement of, the Collateral Documents .133 Section 9.11 Authorization to Release Liens and Guarantors, Etc ......................................133 Section 9.12 Withholding Taxes ..........................................................................................136 Section 9.13 Erroneous Payment ..........................................................................................136 Section 9.14 Certain ERISA Matters ...................................................................................137 Section 9.15 Credit Bidding .................................................................................................138 Section 9.16 Borrower Communications. ............................................................................139 ARTICLE 10. MISCELLANEOUS. ..........................................................................................141 Section 10.1 Taxes ...............................................................................................................141 Section 10.2 No Waiver; Cumulative Remedies; Collective Action ...................................144 Section 10.3 Non-Business Days .........................................................................................145 Section 10.4 Documentary Taxes .........................................................................................145 Section 10.5 Survival of Representations .............................................................................145 Section 10.6 Survival of Indemnities ...................................................................................145 Section 10.7 Sharing of Setoff .............................................................................................145 Section 10.8 Notices .............................................................................................................146 Section 10.9 Counterparts ....................................................................................................147 Section 10.10 Successors and Assigns; Assignments and Participations ..............................148 Section 10.11 Amendments ....................................................................................................152 Section 10.12 Heading ...........................................................................................................155 Section 10.13 Costs and Expenses; Indemnification ..............................................................155

US-LEGAL-14090429/1 181214-0015 vi192 Section 10.14 Setoff ...............................................................................................................156 Section 10.15 Entire Agreement ............................................................................................156 Section 10.16 Governing Law ................................................................................................157 Section 10.17 Severability of Provisions ...............................................................................157 Section 10.18 Excess Interest .................................................................................................157 Section 10.19 Construction ....................................................................................................157 Section 10.20 Lender’s Obligations Several ..........................................................................158 Section 10.21 USA Patriot Act ...............................................................................................158 Section 10.22 Submission to Jurisdiction; Waiver of Jury Trial ............................................158 Section 10.23 Treatment of Certain Information; Confidentiality .........................................158 Section 10.24 No Fiduciary Relationship ...............................................................................160 Section 10.25 Platform; Borrower Materials .........................................................................160 Section 10.26 Acknowledgement and Consent to Bail-In of Affected Financial Institutions ......................................................................................................161 Section 10.27 Additional Borrowers ......................................................................................161 Section 10.28 Acknowledgement Regarding Any Supported QFCs .....................................162

US-LEGAL-14090429/1 181214-0015 vii EXHIBIT A — Notice of Payment Request EXHIBIT B — Notice of Continuation/Conversion EXHIBIT C — Revolving Note EXHIBIT D — Solvency Certificate EXHIBIT E — Compliance Certificate EXHIBIT F — Assignment and Assumption EXHIBIT G-1 — U.S. Tax Compliance Certificate EXHIBIT G-2 — U.S. Tax Compliance Certificate EXHIBIT G-3 — U.S. Tax Compliance Certificate EXHIBIT G-4 — U.S. Tax Compliance Certificate EXHIBIT H — Form of Guaranty EXHIBIT I — Form of Security Agreement SCHEDULE 1 — Revolving Credit Commitments SCHEDULE 5.5 — Litigation SCHEDULE 5.10 — Subsidiaries SCHEDULE 5.17 — Capitalization SCHEDULE 6.11 — Transactions with Affiliates SCHEDULE 6.15 — Indebtedness SCHEDULE 6.16 — Liens SCHEDULE 6.19 — Investments SCHEDULE 6.24 — Post-Closing Covenants

US-LEGAL-14090429/1 181214-0015 CREDIT AGREEMENT This Credit Agreement is entered into as of December 29, 2025 by and among SUPER MICRO COMPUTER, INC., a Delaware corporation (the “Lead Borrower”), the Additional Borrowers party hereto from time to time, the various financial institutions from time to time party to this Agreement, as Lenders, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (in such capacities, the “Administrative Agent”). Preliminary Statements The Lead Borrower has requested that the Lenders provide a revolving credit facility to the Lead Borrower on the Closing Date in an aggregate principal amount of $2,000,000,000 pursuant to this Agreement. The Lenders have indicated their willingness to lend on the terms and subject to the conditions set forth herein. In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows: ARTICLE 1. DEFINITIONS; INTERPRETATION. Section 1.1 Definitions. The following terms when used herein shall have the following meanings: “2025 RPA” means the receivables purchase facility dated as of July 16, 2025. “2028 Notes” means the 2.25% Convertible Senior Notes due 2028 issued pursuant to that certain Indenture dated as of February 20, 2025 (as amended or modified from time to time) between Super Micro Computer, Inc. and U.S. Bank Trust Company, National Association as trustee. “2029 Notes” means the 3.50% Convertible Senior Notes due 2029 issued pursuant to that certain Indenture dated as of February 27, 2024 (as amended or modified from time to time) between Super Micro Computer, Inc. and U.S. Bank Trust Company, National Association as trustee. “2030 Notes” means the 0.00% Convertible Senior Notes due 2030 issued pursuant to that certain Indenture dated as of June 26, 2025 (as amended or modified from time to time) between Super Micro Computer, Inc. and U.S. Bank Trust Company, National Association as trustee. “Acquired Debt” means, with respect to any specified Person: (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, or to provide all or any portion of the funds or credit support utilized in connection with, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; provided, however, that any Indebtedness of such acquired

US-LEGAL-14090429/1 181214-0015 2 Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person merges with or into, consolidates, amalgamates or otherwise combines with or becomes a Subsidiary of such Person shall not be considered to be Acquired Debt; and (2) Indebtedness secured by an existing Lien encumbering any asset acquired by such specified Person (other than the proceeds or products thereof, replacements, accessions or additions thereto, or improvements thereon, or customary security deposits with respect thereto, and other than after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require or include, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition). “Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any line of business or division of a Person, (b) the acquisition of in excess of 50.00% of the capital stock, partnership interests, membership interests or equity of any Person (other than a Person that is a Restricted Subsidiary), but, at the Lead Borrower’s option, including acquisitions of Equity Interests increasing the ownership of the Lead Borrower or a Restricted Subsidiary in an existing Restricted Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Restricted Subsidiary); provided that the Lead Borrower or a Restricted Subsidiary is the surviving entity or the surviving entity becomes a Restricted Subsidiary. “Acquisition Indebtedness” means any Indebtedness of the Lead Borrower or any Restricted Subsidiary that has been incurred for the purpose of financing, in whole or in part, an Acquisition and any related transactions (including for the purpose of refinancing or replacing all or a portion of any related bridge facilities or any pre-existing Indebtedness of the Persons or assets to be acquired); provided that either (x) the release of the proceeds thereof to the Lead Borrower and its Restricted Subsidiaries is contingent upon the substantially simultaneous consummation of such Acquisition (and, if the definitive agreement for such Acquisition is terminated prior to the consummation of such Acquisition, or if such Acquisition is otherwise not consummated by the date specified in the definitive documentation evidencing, governing the rights of the holders of or otherwise relating to such Indebtedness, then, in each case, such proceeds are, and pursuant to the terms of such definitive documentation are required to be, promptly applied to satisfy and discharge all obligations of the Lead Borrower and the Subsidiaries in respect of such Indebtedness) or (y) such Indebtedness contains a “special mandatory redemption” provision (or a similar provision) if such Acquisition is not consummated by the date specified in the definitive documentation evidencing, governing the rights of the holders of or otherwise relating to such indebtedness (and, if the definitive agreement for such Acquisition is terminated prior to the consummation of such Acquisition or such Acquisition is otherwise not consummated by the date so specified, such Indebtedness is, and pursuant to such “special mandatory redemption” (or similar) provision is required to be, redeemed or otherwise satisfied and discharged promptly after such termination or such specified date, as the case may be). “Act” has the meaning provided in the definition of “Change of Control”.

US-LEGAL-14090429/1 181214-0015 3 “Additional Borrower” means any Restricted Subsidiary of the Lead Borrower that becomes a Borrower pursuant to Section 10.27. “Additional Revolving Lender” means, at any time, any bank or other financial institution that agrees to provide any portion of any Revolving Credit Commitment Increase or Incremental Revolving Credit Facility pursuant to an Incremental Amendment in accordance with Section 2.12; provided that the relevant Persons under Section 10.10(b) (including those specified in the definition of “Eligible Assignee”) shall have consented to such Additional Revolving Lender’s providing such Commitment Increases, if such consent would be required under Section 10.10(b) for an assignment of Revolving Credit Commitments to such Additional Revolving Lender. “Administrative Agent” means JPMorgan Chase Bank, N.A. (or any of its designated branch offices or affiliates), in its capacity as administrative agent for the Lenders hereunder and any successor pursuant to Section 9.7 hereof. “Administrative Questionnaire” means, with respect to each Lender, an Administrative Questionnaire in a form supplied by the Administrative Agent and duly completed by such Lender. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affected Lender” is defined in Section 8.5 hereof. “Affiliate” means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. “Agents” means the Administrative Agent or any Co-Syndication Agent, as applicable. “Agreement” means this Credit Agreement, as the same may be amended, modified, restated, amended and restated or supplemented from time to time pursuant to the terms hereof. “Ancillary Document” is defined in Section 10.9(b) hereof. “Anti-Corruption Laws” means all laws, rules and regulations of any relevant jurisdiction, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, and the UK Bribery Act 2010, as amended, applicable to the Lead Borrower, the Lead Borrower’s Subsidiaries or any Guarantor concerning or relating to bribery or corruption. “Applicable Laws” means, as to any Person, any law (including common law), statute, regulation, ordinance, rule, order, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

US-LEGAL-14090429/1 181214-0015 4 “Applicable Margin” means, with respect to any Revolving Loan, on and after the Closing Date: (i) prior to an IG Trigger Date and on and following any Non-IG Trigger Date, the applicable rate set forth below under the caption “Term Benchmark Revolving Spread” or “Base Rate Revolving Spread” based upon the corresponding Leverage Ratio; Pricing Level Leverage Ratio Term Benchmark Revolving Spread Base Rate Revolving Spread Commitment Fee Rate I Less than 1.00:1.00 1.25% 0.25% 0.150% II Greater than or equal to 1.00:1.00 and less than 1.50:1.00 1.50% 0.50% 0.200% III Greater than or equal to 1.50:1.00 and less than 2.00:1.00 1.75% 0.75% 0.250% IV Greater than or equal to 2.00:1.00 2.00% 1.00% 0.300% With respect to this paragraph (i), any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio shall become effective as of the third Business Day following the date a Compliance Certificate is delivered pursuant to Section 6.1(d); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level IV shall immediately apply as of the third Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the third Business Day following the date a Compliance Certificate is delivered in accordance with Section 6.1(d), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Leverage Ratio contained in such Compliance Certificate. The Applicable Rate in effect from the Closing Date through the third Business Day following the date a Compliance Certificate is delivered pursuant to Section 6.1(d) for the first full Fiscal Quarter ending after the Closing Date shall be determined based upon Pricing Level III.

US-LEGAL-14090429/1 181214-0015 5 (ii) on an IG Trigger Date and during an IG Period, the applicable rate set forth below under the caption “Term Benchmark Revolving Spread” or “Base Rate Revolving Spread” and the Commitment Fee set forth under the caption “Commitment Fee Rate” based upon the corresponding corporate family ratings for at least two of S&P, Moody’s and Fitch as of any date of determination: Pricing Level Rating Term Benchmark Revolving Spread Base Rate Revolving Spread Commitment Fee Rate I BBB+ / Baa1/BBB+ or higher 1.125% 0.125% 0.120% II BBB / Baa2 / BBB 1.250% 0.250% 0.1250% III BBB- / Baa3 / BBB- (or lower, unless no longer an IG Period) 1.375% 0.375% 0.150% With respect to this paragraph (ii), (a) if each of Moody’s, S&P and Fitch have ratings in effect and the ratings established or deemed to have been established by each of Moody’s, S&P and Fitch for the Lead Borrower shall fall within different Pricing Levels, the Applicable Margin shall be based on the lowest of those three ratings; and (b) if only two of S&P, Moody’s and Fitch shall have in effect a rating for the Lead Borrower and such ratings shall fall within different Pricing Levels, the Applicable Margin shall be based on the higher of the two ratings unless one of the two ratings is two or more Pricing Levels lower than the other (with Pricing Level I being the highest rating), in which case the Applicable Margin shall be determined by reference to the Pricing Level below that of the higher of the two ratings. Initially, following the start of an IG Period, the Applicable Margin shall be determined based on Pricing Level III. Thereafter, if the ratings established or deemed to have been established by Moody’s, S&P and Fitch for the Lead Borrower shall be changed (other than as a result of a change in the rating system of Moody’s, S&P or Fitch), such change shall be effective during the period commencing on the date that is three (3) Business Days following the announcement thereof and ending on the day immediately preceding the effective date of the next change. If the rating system of Moody’s S&P or Fitch shall change, or if any such rating agency shall cease to be in the business of rating companies, unless the Lead Borrower has exercised its option in the last sentence of this paragraph with respect to such rating agency, the Lead Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such

US-LEGAL-14090429/1 181214-0015 6 amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation. In addition, the Lead Borrower shall have the right to cease maintaining ratings from any one of the three ratings agencies and, upon notice of such election to the Administrative Agent, the Applicable Margin shall be determined by reference to the ratings of the two remaining ratings agencies. “Application” is defined in Section 2.2(b) hereof. “Approved Borrower Portal” has the meaning assigned to it in Section 9.16(a). “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.10), and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form approved by the Administrative Agent and the Lead Borrower. “Assumption Agreement” is defined in Section 6.17(I)(a) hereof. “Attributable Debt” means, with respect to any Sale/Leaseback Transaction, as of any date of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such Sale/Leaseback Transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease that is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of the Attributable Debt determined assuming termination on the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the Attributable Debt determined assuming no such termination. “Attributed Principal Amount” means, on any day, with respect to any Permitted Receivables Financing entered into by the Lead Borrower or any Restricted Subsidiary, the sum of (x) the aggregate principal amount (with respect to any such transaction, the “Invested Amount”) borrowed by such Persons in connection with all such Permitted Receivables Financings and (y) the aggregate amount of any repurchase obligations (including any equivalent indemnification obligations) of such Persons in respect of any Receivables and Related Assets sold pursuant to such Permitted Receivables Financings, in each case, as of such day. “Authorized Representatives” means those persons shown on the list of officers provided by the Lead Borrower to the Administrative Agent prior to the Closing Date or on any update of

US-LEGAL-14090429/1 181214-0015 7 any such list provided by the Lead Borrower to the Administrative Agent, or any further or different officers of the Lead Borrower so named by any Authorized Representative of the Lead Borrower in a written notice and an updated incumbency certificate delivered to the Administrative Agent. “Available Amount” means, at any time, an amount equal to, without duplication: (a) the sum, without duplication, of: (i) $100.0 million; plus (ii) the amount of any capital contributions or other equity issuances received as cash equity by the Lead Borrower, plus the fair market value, as determined in good faith by the Lead Borrower, of marketable securities or other property received by the Lead Borrower as a capital contribution or in return for issuances of equity, in each case, other than Disqualified Equity Interests, and in each case, during the period from and including the Business Day immediately following the Closing Date through and including such time; plus (iii) the aggregate principal amount of any Indebtedness or Disqualified Equity Interests, in each case, of the Lead Borrower or any Restricted Subsidiary issued after the Closing Date (other than Indebtedness or such Disqualified Equity Interests issued to the Lead Borrower or a Restricted Subsidiary), which has been converted into or exchanged for Equity Interests of the Lead Borrower that do not constitute Disqualified Equity Interests, together with the fair market value of any Cash Equivalents and the fair market value (as reasonably determined by the Lead Borrower) of any property or assets received by the Lead Borrower or any Restricted Subsidiary upon such exchange or conversion; plus (iv) the net proceeds received by the Lead Borrower or any Restricted Subsidiary after the Closing Date in connection with the sale or other disposition to a Person (other than the Borrowers or any Restricted Subsidiary) of any investment made pursuant to Section 6.18(n) (in an amount not to exceed the original amount of such investment); plus (v) the proceeds received by the Lead Borrower or any Restricted Subsidiary after the Closing Date in connection with returns, profits, distributions and similar amounts, repayments of loans and the release of guarantees received on any investment made pursuant to Section 6.18(o)(in an amount not to exceed the original amount of such investment); plus (vi) an amount equal to the sum of (A) in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or is liquidated into, the Lead Borrower or any Restricted Subsidiary, the amount of the investments of the Lead Borrower or any Restricted Subsidiary in such Subsidiary made pursuant to Section 6.18(n) (in an amount not to exceed the original amount of such investment) and (B) the fair market value (as reasonably determined by the Lead Borrower) of the property

US-LEGAL-14090429/1 181214-0015 8 or assets of any Unrestricted Subsidiary that have been transferred, conveyed or otherwise distributed to the Lead Borrower or any Restricted Subsidiary after the Closing Date from any dividend or other distribution by an Unrestricted Subsidiary; minus (b) the sum, without duplication, of: (i) the aggregate amount of any investments made by the Lead Borrower or any Restricted Subsidiary pursuant to clause (b)(ii) of the defined term “Permitted Acquisition” in reliance on Section 6.18(l) after the Closing Date and prior to such time; (ii) the aggregate amount of any investments, loans or advances made by the Lead Borrower or any Restricted Subsidiary pursuant to Section 6.18(n) after the Closing Date and prior to such time; (iii) the aggregate amount of any Distributions made by the Lead Borrower pursuant to Section 6.19(e) after the Closing Date and prior to such time; and (iv) the aggregate amount of any optional or voluntary payments, prepayments, repurchases, redemptions or defeasances made by the Lead Borrower or any Restricted Subsidiary pursuant to Section 6.21(a)(iv) after the Closing Date and prior to such time. “Available Tenor” means, as of any date of determination and with respect to the then- current Benchmark, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 8.3. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the

US-LEGAL-14090429/1 181214-0015 9 Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Term SOFR Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 8.3 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 8.3(c)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement. “Base Rate Loan” means a Revolving Loan bearing interest based on the Base Rate. “Benchmark” means, initially, with respect to any Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 8.3. “Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date: (1) Daily Simple SOFR or (2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Lead Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar- denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment. If the Benchmark Replacement as determined pursuant to (1) or (2) the above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then- current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Lead

US-LEGAL-14090429/1 181214-0015 10 Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Revolving Loan, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides after consultation with the Lead Borrower may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non- representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the

US-LEGAL-14090429/1 181214-0015 11 applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clause (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then- current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 8.3 and (y) ending at the time that a Benchmark Replacement has replaced such then- current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 8.3. “Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

US-LEGAL-14090429/1 181214-0015 12 “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “Borrower Materials” has the meaning assigned to such term in Section 10.25(a). “Borrowers” means the Lead Borrower and any Additional Borrower that becomes a Borrower hereunder pursuant to Section 10.27. “Borrowing” means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Lenders under the Revolving Facility on a single date and, in the case of Term Benchmark Loans, for a single Interest Period. Borrowings of Loans are made and maintained ratably from each of the Lenders under the Revolving Facility according to their Revolver Percentages of the Revolving Facility. A Borrowing of Loans is “advanced” on the day Lenders advance funds comprising such Borrowing to a Borrower, is “continued” on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is “converted” when such Borrowing is changed from one type of Loan to the other, all as requested by a Borrower pursuant to Section 2.4(a) hereof. Base Rate Loans and Term Benchmark Loans are each a “type” of Loan. “Business Day” means, any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in the State of New York. “Capital Lease” means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee; provided that, notwithstanding the foregoing, only those leases and obligations that would constitute Capital Leases prior to the implementation of Accounting Standards Codification 842, Leases, will be considered to be Capital Leases for purposes of this Agreement. “Capitalized Lease Obligation” means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP. “Captive Insurance Subsidiary” means any Restricted Subsidiary of the Lead Borrower that is subject to regulation as an insurance company (or any Restricted Subsidiary thereof). “Cash Equivalents” means, as to any Person: (a) investments in direct obligations of the United States of America or any member of the European Union or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America or any member of the European Union or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof; provided that any such obligations shall mature within one year of the date of issuance thereof; (b) investments in commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized rating service) maturing within 90 days from the date of issuance thereof; (c) investments in certificates of deposit or bankers’ acceptances issued by any Lender or by any

US-LEGAL-14090429/1 181214-0015 13 domestic or foreign bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million in the case of non-U.S. banks which have a maturity of one (1) year or less; (d) investments in repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (c) above; provided that all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System; (e) marketable short-term money market or similar securities having a rating of at least P-2 by Moody’s or A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized rating service), (f) (i) Dollars, Canadian dollars, Pounds Sterling, Euros or any national currency of any participating member state of the EMU; or (ii) in the case of any Foreign Subsidiary that is a Restricted Subsidiary or any jurisdiction in which the Lead Borrower and the Restricted Subsidiaries conduct business, such local currencies held by it from time to time in the ordinary course of business and (g) investments in money market funds that invest at least 90.0% of their assets in investments of the type described in the immediately preceding clauses (a) through (f) above. In the case of investments by any Foreign Subsidiary that is a Restricted Subsidiary or investments made in a country outside the United States of America, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (a) through (g) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (a) through (g) and in this sentence. “Cash Management Services” means treasury, depository, overdraft, credit or debit card, including noncard payables services, purchase card, electronic funds transfer, automated clearing house fund transfer services and other cash management services. “CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code. “CFC Holdco” means any Domestic Subsidiary with no material assets other than equity interests of one or more Foreign Subsidiaries that are CFCs. A “Change of Control” shall be deemed to have occurred if any “person” or “group” (as such terms (and each other reference thereto in this clause) are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Act”), but excluding any employee benefit plan of such Person and its subsidiaries and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), shall become the beneficial owner (as defined in Rules 13(d)-3 and 13(d)-5 under such Act) (a “beneficial owner”), directly or indirectly, of more than 40.00% of outstanding Voting Stock of the Lead Borrower; provided that no holder or beneficial owner of any Permitted Convertible Debt of the Borrower shall be deemed to be a beneficial owner (as defined in Rules 13(d)-3 and 13(d)-5 under such Act) in respect of any Voting Stock underlying such Permitted Convertible Debt unless and to the extent the applicable Permitted Convertible Debt is converted into Voting Stock in accordance with the terms of the indenture governing that Permitted Convertible Debt or otherwise exchanged for Voting Stock pursuant to any agreement between the Company and such holder or beneficial owner. Notwithstanding the foregoing, a

US-LEGAL-14090429/1 181214-0015 14 transaction will not be deemed to involve a Change of Control if (x) the Lead Borrower becomes a direct or indirect wholly-owned Subsidiary of another Person and (y) (i) the shares of the Lead Borrower’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of such Person immediately after giving effect to such transaction or (ii) immediately following that transaction, no Person (other than a Person satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of such Person. “changed date” shall have the meaning assigned to such term in the definition of the term “Fiscal Quarter End Date.” “Charges” means any charge, expense, cost, accrual or reserve of any kind. “Class” means (a) with respect to Lenders, Lenders holding Revolving Credit Commitments, Extended Revolving Credit Commitments and/or Replacement Revolving Credit Commitments and (b) with respect to Loans, Revolving Loans, Extended Revolving Loans and/or Replacement Revolving Loans. “Closing Date” means December 29, 2025. “CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator). “Co-Documentation Agents” means BMO Bank N.A., KeyBank, National Association, and The Bank of Nova Scotia. “Co-Syndication Agents” means, collectively, JPMorgan Chase Bank, N.A. BNP Paribas, Citibank, N.A., Credit Agricole Corporate and Investment Bank, Goldman Sachs Bank USA, HSBC Bank USA, National Association, MUFG Bank, Ltd. and TD Securities (USA) LLC. “Code” means the Internal Revenue Code of 1986, as amended from time to time. “Collateral” means all properties, rights, interests, and privileges of the Loan Parties on which a Lien is required to be granted to the Administrative Agent, or any security trustee therefor, by Section 4.1. “Collateral Account” is defined in Section 7.4(b) hereof. “Collateral Documents” means the Security Agreement (as supplemented by each Security Agreement Supplement), any intellectual property security agreements, and all other security agreements, pledge agreements, assignments, financing statements and other documents pursuant to which Liens are granted to the Administrative Agent or such Liens are perfected, and as shall from time to time secure the Obligations, the Hedging Liability, and the Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations, or any part thereof pursuant to Article 4. “Commitment Fee” is defined in Section 2.11(a) hereof.

US-LEGAL-14090429/1 181214-0015 15 “Commitment Increase” is defined in Section 2.12(a) hereof. “Commitments” means, with respect to any Lender, such Lender’s applicable Revolving Credit Commitment, Extended Revolving Credit Commitment and/or Replacement Revolving Credit Commitment. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. “Compliance Certificate” means the Compliance Certificate to be delivered pursuant to Section 6.1(e) hereof, substantially in the form of Exhibit E hereof. “Consolidated Adjusted EBITDA” means, for any period, the Consolidated Net Income for such period, plus: (a) without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income (other than in the case of clause (ix) below), the sum of the following amounts for such period: (i) interest expense (including, to the extent deducted and not added back in computing Consolidated Net Income, (A) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (B) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (C) non-cash interest payments, (D) the interest component of Capitalized Lease Obligations, (E) net payments, if any, made (less net amounts, if any, received) pursuant to interest rate hedging obligations with respect to Indebtedness, (F) amortization or write-off of deferred financing fees, debt issuance costs, commissions, fees and expenses, including commitment, letter of credit and administrative fees and charges with respect to Indebtedness permitted to be incurred hereunder and (G) any expensing of bridge, commitment and other financing fees), after giving effect to the impact of interest rate risk hedging, and, to the extent not reflected in such interest expense, unused line fees and letter of credit fees payable hereunder, (ii) provision for taxes based on income, profits or capital, including federal, foreign, state, franchise, excise and similar taxes paid or accrued during such period (including in respect of repatriated funds), (iii) depreciation and amortization, including amortization of intangible assets established through purchase accounting and amortization of deferred financing fees or costs, (iv) any Charges (other than depreciation or amortization expense) related to any equity offering, investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness (including a refinancing or amendment, waiver or other modification thereof) (whether or not successful), including in connection with the Transactions.

US-LEGAL-14090429/1 181214-0015 16 (v) Non-Cash Charges, (vi) (A) extraordinary Charges and (B) unusual or nonrecurring Charges, in each case, to the extent not of a type described in clause (vii), (vii) Charges attributable to the undertaking and/or implementation of cost savings initiatives, operating expense reductions and other restructuring, integration or transformational charges (including inventory optimization expenses, business optimization expenses, transaction costs and costs related to the opening, closure, consolidation or separation of facilities and curtailments, costs related to entry into new markets, consulting fees, recruiter fees, signing costs, retention or completion bonuses, transition costs, relocation costs, severance payments, and modifications to pension and post-retirement employee benefit plans); provided that amounts added back pursuant to this clause (vii), together with any amounts added back pursuant to clause (ix) below and the amount of any Pro Forma Adjustment to Consolidated Adjusted EBITDA for such period, shall not exceed the greater of $210 million and 15% of Consolidated Adjusted EBITDA for such period (calculated prior to giving effect to any such add-back), (viii) the amount of any minority interest expense consisting of subsidiary income attributable to minority Equity Interests of third parties in any non-Wholly- owned Subsidiary, (ix) expected cost savings, operating expense reductions, restructuring charges and expenses and cost synergies (net of the amount of actual amounts realized) reasonably identifiable and factually supportable and reasonably anticipated to be realized within 18 months of the date thereof (in the good faith determination of the Lead Borrower) related to permitted asset sales, acquisitions, investments, dispositions, operating improvements, restructurings, cost savings initiatives and other similar initiatives and specified transactions conducted after the Closing Date; provided that amounts added back pursuant to this clause (ix), together with any amounts added back pursuant to clause (vii) above and the amount of any Pro Forma Adjustment to Consolidated Adjusted EBITDA for such period, shall not exceed the greater of $210 million and 15% of Consolidated Adjusted EBITDA for such period (calculated prior to giving effect to any such add-back), (x) transaction fees, costs and expenses incurred to the extent reimbursable by third parties pursuant to indemnification provisions or insurance; provided that the Lead Borrower in good faith expects to receive reimbursement for such fees, costs and expenses within the next four (4) fiscal quarters (it being understood that to the extent not actually received within such fiscal quarters, such reimbursement amounts shall be deducted in calculating Consolidated Adjusted EBITDA at the end of such four fiscal quarter period),

US-LEGAL-14090429/1 181214-0015 17 (xi) earn-out obligations incurred in connection with any Permitted Acquisitions or other investment and paid or accrued during the applicable period, and (xii) casualty or business interruption insurance in an amount representing the losses for the applicable period that such proceeds are intended to replace (whether or not yet received so long as the Lead Borrower in good faith expects to receive the same within the next four (4) fiscal quarters (it being understood that to the extent not actually received within such fiscal quarters, such proceeds shall be deducted in calculating Consolidated Adjusted EBITDA for such fiscal quarters in the future)); less (b) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period: (i) extraordinary gains and unusual or non-recurring gains, and (ii) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Adjusted EBITDA in any prior period); provided, in each case, that, if any non-cash gain represents an accrual or asset for future cash items in any future period, the cash payment in respect thereof shall in such future period be added to Consolidated Adjusted EBITDA for such period to the extent excluded from Consolidated Adjusted EBITDA in any prior period, and (c) increased or decreased by (without duplication): (i) any net gain or loss resulting in such period from Hedging Obligations and the application of Accounting Standards Codification Topic 815 and International Accounting Standards No. 39 and their respective related pronouncements and interpretations; plus or minus, as applicable, (ii) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk), (iii) any effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such person and such Subsidiaries) in amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write- off of any amounts thereof, net of Taxes, and (iv) any adjustments resulting from the application of Accounting Standards Codification Topic 460, Guarantees, or any comparable regulation, in each case, as determined on a consolidated basis for the Lead Borrower and its Restricted Subsidiaries in accordance with GAAP.

US-LEGAL-14090429/1 181214-0015 18 “Consolidated Interest Expense” means, for any period, in each case to the extent treated as interest in accordance with GAAP, the sum of all interest expense paid or payable in cash calculated on a consolidated basis for the Lead Borrower and its Restricted Subsidiaries for such period in accordance with GAAP, minus any interest income of the Lead Borrower and its Restricted Subsidiaries for such period. “Consolidated Net Income” means, for any period, the net income (loss) attributable to the Lead Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication, (a) the cumulative effect of a change in accounting principles during such period to the extent included in net income (loss), (b) accruals and reserves that are established or adjusted as a result of the Transactions in accordance with GAAP or changes as a result of the adoption or modification of accounting policies during such period, (c) the income (or loss) of any Person in which any other Person has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Lead Borrower or any of its Restricted Subsidiaries by such Person during such period, (d) the income of any Restricted Subsidiary of the Lead Borrower (other than any other Loan Party) to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is subject to an absolute prohibition during such period by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary (other than any prohibition that has been waived or otherwise released), except to the extent of the amount of dividends or other distributions actually paid by such Restricted Subsidiary to the Lead Borrower or any other Restricted Subsidiary that is not subject to such prohibitions, (e) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Lead Borrower or is merged into or consolidated with the Lead Borrower or any of its Restricted Subsidiaries or that Person’s assets are acquired by the Lead Borrower or any of its Subsidiaries (except as provided in the definition of “Pro Forma Basis”), (f) after tax gains or Charges (less all fees and expenses chargeable thereto) attributable to any asset dispositions outside the ordinary course of business (including asset retirement costs) or of returned surplus assets of any employee benefit plan, (g) any net gains or Charges with respect to (i) disposed, abandoned, divested and/or discontinued assets, properties or operations (other than assets, properties or operations pending the disposal, abandonment, divestiture and/or termination thereof) and (ii) facilities that have been closed during such period, (h) any net income or loss (less all fees and expenses or charges related thereto) attributable to the early extinguishment of Indebtedness, hedging obligations or other derivative instruments and (i) any write-off or amortization made in such period of deferred financing costs and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness. “Consolidated Total Assets” means, at any time, all assets that would, in conformity with GAAP, be set forth under the caption “total assets” (or any like caption) on a consolidated balance sheet of the Lead Borrower and the Restricted Subsidiaries at such date. “Contingent Obligation” means as to any Person, any obligation of such Person guaranteeing any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or

US-LEGAL-14090429/1 181214-0015 19 equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. “Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) or of an affiliated service group under common control which, together with the Lead Borrower, are treated as a single employer under Section 414 of the Code. “Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Credit Extension” means the advancing of any Loan or the issuance or extension of, or increase in the amount of, any Letter of Credit. “Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Lead Borrower. “Damages” means all damages including, without limitation, punitive damages, liabilities, costs, expenses, losses, judgments, diminutions in value, fines, penalties, demands, claims, cost recovery actions, lawsuits, administrative proceedings, orders, response action, removal and

US-LEGAL-14090429/1 181214-0015 20 remedial costs, compliance costs, investigation expenses, consultant fees, attorneys’ and paralegals’ fees and litigation expenses. “Default” means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default. “Default Excess” has the meaning provided in Section 2.7(c) hereof. “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans or participations in Reimbursement Obligations required to be funded by it hereunder within three (3) Business Days of the date required to be funded by it hereunder unless such failure has been cured, unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute or unless such failure has been cured, (c) has notified the Lead Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or generally under other agreements in which it commits to extend credit unless such Lender notifies the Administrative Agent in writing or such public statement provides that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (d) has failed, within three (3) Business Days after request by the Administrative Agent, to confirm to the Administrative Agent in a reasonably satisfactory manner that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (d) upon receipt by the Administrative Agent of such written confirmation) or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a bankruptcy or insolvency proceeding, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16) upon delivery of written notice of such determination to the Lead Borrower, the Lenders and the L/C Issuer. “Departing Administrative Agent” is defined in Section 6.9 hereof. “Designated Non-Cash Consideration” means the fair market value (as determined by the Lead Borrower in good faith) of non-cash consideration received by the Lead Borrower or a

US-LEGAL-14090429/1 181214-0015 21 Restricted Subsidiary in connection with a disposition pursuant to Section 6.17(II)(o) or (p) that is designated as Designated Non-Cash Consideration pursuant to a certificate of an officer of the Lead Borrower, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash or Cash Equivalents). “Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests or as a result of a Change of Control or asset sale so long as any rights of the holders thereof upon the occurrence of a Change of Control or asset sale shall be subject to the termination of the Revolving Facility), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), in whole or in part, (iii) provides for scheduled payments or dividends in cash, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Final Revolving Termination Date. “Disqualified Institution” means (a) any Person identified in writing by the Lead Borrower to the Administrative Agent prior to November 12, 2025; (b) any Person identified in writing upon three (3) Business Days’ notice by the Lead Borrower to the Administrative Agent that is at the time a competitor of the Lead Borrower or any of its Subsidiaries; or (c) any Affiliate of any Person described in clause (a) or clause (b) to the extent such Affiliate is clearly identifiable solely on the basis of the similarity of such Affiliate’s name to any Person described in clause (a) or clause (b) (but excluding any Affiliate of such Person that is a bona fide debt fund or investment vehicle that is primarily engaged, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which such Person does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity), in each case, solely to the extent the list of Disqualified Institutions described in clause (a) and clause (b) is made available to all Lenders (either by the Lead Borrower or by the Administrative Agent with the Lead Borrower’s express authorization) on the Platform; it being understood that to the extent the Lead Borrower provides such list (or any supplement thereto) to the Administrative Agent, the Administrative Agent is authorized to and shall post such list (and any such supplement thereto) on the Platform; provided that no supplement to the list of Disqualified Institutions described in clause (a) or clause (b) shall apply retroactively to disqualify any Persons that have an assignment or participation interest in the Loans or Commitments as at such date, or have entered into a trade in respect of the Loans or Commitments that is otherwise permitted hereunder. “Distributions” has the meaning provided in Section 6.19 hereof. “Dollars” and “$” each means the lawful currency of the United States of America. “Domestic Subsidiary” means each Subsidiary of the Lead Borrower that is organized under the Applicable Laws of the United States, any state thereof, or the District of Columbia.

US-LEGAL-14090429/1 181214-0015 22 “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. “Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) approved in writing by (i) the Administrative Agent, (ii) in the case of any assignment of a Revolving Credit Commitment, the L/C Issuers, and (iii) unless an Event of Default has occurred and is continuing under Section 7.1(a), (j) or (k) hereof, the Lead Borrower (each such approval not to be unreasonably withheld or delayed); provided that, notwithstanding the foregoing, “Eligible Assignee” shall not include (x) any Disqualified Institutions, (y) any natural person or any holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or (z) the Lead Borrower or any Subsidiary or Affiliate of the Lead Borrower. “EMU” means the economic and monetary union as contemplated in the Treaty on European Union. “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface, sediments, and subsurface strata and natural resources such as wetlands, flora and fauna. “Environmental Claim” means any investigation, written notice, violation, written demand, written allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising pursuant to, or in connection with (a) an actual or alleged violation of, any Environmental Law, (b) from any actual or threatened abatement, removal, remedial, corrective or response action in connection with the Release of Hazardous Material, (c) an order of a Governmental Authority under Environmental Law or (d) from any actual or alleged damage, injury, threat or harm to human health or safety as it relates to exposure to Hazardous Materials or the Environment. “Environmental Law” means any current or future Applicable Law pertaining to (a) the protection of the Environment, or health and safety as it relates to exposure to Hazardous Materials or (b) the management, manufacture, possession, presence, use, generation, transportation,

US-LEGAL-14090429/1 181214-0015 23 treatment, storage, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material. “Environmental Liability” means any liability, claim, action, suit, agreement, judgment or order arising under or relating to any Environmental Law for any damages, injunctive relief, losses, fines, penalties, fees, expenses (including reasonable fees and expenses of attorneys and consultants) or costs, whether contingent or otherwise, including those directly or indirectly resulting from or relating to: (a) any actual or alleged violation of any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threat of Release of any Hazardous Materials or (e) any contract or written agreement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock or in the share capital of a corporation or company, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding (x) any Permitted Convertible Debt or other debt security that is convertible into, or exchangeable for, any of the foregoing or (y) any Permitted Warrant Transaction prior to settlement, conversion or exchange thereof into or for securities that would otherwise constitute Equity Interests under this definition. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto. “ERISA Event” means any one or more of the following: (a) the failure to make a required contribution to any Single Employer Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance; (b) a Reportable Event with respect to any Single Employer Plan; (c) the filing of a notice of intent to terminate any Single Employer Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Single Employer Plan or the termination of any Single Employer Plan under Section 4041(c) of ERISA; (d) the institution by the PBGC of proceedings to terminate a Single Employer Plan pursuant to Section 4042 of ERISA; (e) the failure to meet the minimum funding standard of Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA with respect to any Single Employer Plan, whether or not waived; (f) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Single Employer Plan; (g) a determination that any Single Employer Plan is, or is expected to be, in “at risk” status under Section 430 of the Code or Section 303 of ERISA; (h) a determination that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA or “insolvent” within the meaning of Title IV of ERISA; or (i) the complete or partial withdrawal of the Lead Borrower or its Subsidiaries or any Controlled Group member from a Multiemployer Plan.

US-LEGAL-14090429/1 181214-0015 24 “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. “Euro” or “€” means the official lawful currency of the participating member states of the EMU. “Event of Default” means any event or condition identified as such in Section 7.1 hereof. “Event of Loss” means, with respect to any Property, any of the following: (a) any loss, destruction or damage of such Property or (b) any condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property. “Excess Interest” is defined in Section 10.18 hereof. “Excluded Equity Interests” means (a) any capital stock or other Equity Interests of any Person with respect to which the cost or other consequences (including any adverse tax consequences) of pledging such Equity Interests shall be excessive in view of the benefits to be obtained by the Lenders therefrom as reasonably determined by the Administrative Agent and the Lead Borrower, (b) solely in the case of any pledge of voting Equity Interests of any CFC Holdco or any First-Tier Foreign Subsidiary that is a CFC, any voting Equity Interests in excess of 65.00% of the outstanding voting Equity Interests of such entity, (c) any Equity Interests to the extent the pledge thereof would be prohibited by (i) any applicable law or would require governmental consent, approval, license or authorization (only to the extent such prohibition is applicable and not rendered ineffective by the UCC or other applicable law) or (ii) contractual obligation binding on such Equity Interests on the Closing Date or if later, at the time of the acquisition of such Equity Interests and not incurred in contemplation of such acquisition (only to the extent such prohibition is applicable and not rendered ineffective by the UCC or other applicable law), (d) margin stock or any interest in partnerships or joint ventures which cannot be pledged without the consent of, or a pledge of which is restricted by (including as a result of a right of first refusal, call option or a similar right or a requirement to give notice that will trigger such right of first refusal, call option or a similar right), one or more third parties other than the Lead Borrower or any of its Subsidiaries (after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law), and (e) the Equity Interests of any (i) Immaterial Subsidiary (except to the extent the security interest in such Equity Interest may be perfected by the filing of a Form UCC-1 (or similar) financing statement), (ii) Unrestricted Subsidiary, (iii) Captive Insurance Subsidiary, (iv) not-for- profit subsidiary, and (v) Receivables Financing Subsidiary. “Excluded Property” means (a) any Excluded Equity Interests, (b) any property to the extent that the grant of a Lien thereon (i) is prohibited by applicable law or contractual obligation, binding on such assets (including, without limitation, Capital Leases) on the Closing Date (or if later, at the time of the acquisition of such asset and not incurred in contemplation of such acquisition) (only to the extent such prohibition is applicable and not rendered ineffective by the UCC or other applicable law), (ii) requires the consent, approval, license or authorization of any governmental authority pursuant to such applicable law or any third party pursuant to any contract between the Lead Borrower or any Subsidiary and such third party binding on such assets on the Closing Date (or if later, at the time of the acquisition of such asset and not incurred in contemplation of such acquisition) or (iii) in the case of Equity Interests, other than with respect

US-LEGAL-14090429/1 181214-0015 25 to the Equity Interests of a Borrower or any Subsidiary Guarantor, would trigger a termination event pursuant to any “change of control” or similar provision binding on such assets on the Closing Date (or if later, at the time of the acquisition of such asset and not incurred in contemplation of such acquisition) (in each case of clauses (i), (ii) and (iii) of this clause (b), after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law), (c) United States intent to use trademark applications to the extent that, and solely during the period in which, the grant of a Lien thereon would impair the validity or enforceability of such intent to use trademark applications under applicable United States federal law, (d) Property that is subject to a Lien securing a purchase money obligation or Capitalized Lease Obligation permitted to be incurred pursuant to this Agreement, if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capitalized Lease Obligation) validly prohibits the creation of any other Lien on such Property, (e) commercial tort claims with a value (as reasonably estimated by the Lead Borrower) of less than $30 million, (f) (i) any leasehold real property, (ii) any fee-owned real property and (iii) any real property located outside of the United States, (g) any letter of credit rights that cannot be perfected by a UCC filing, (h) Receivables and Related Assets sold or accepted for sale (and subsequently sold) or otherwise subject to a security interest in connection with a Permitted Receivables Financing and (i) any direct proceeds, substitutions or replacements of any of the foregoing, but only to the extent such proceeds, substitutions or replacements would otherwise constitute Excluded Property. “Excluded Subsidiary” means (a) any Subsidiary that is prohibited by any applicable law, rule or regulation or by any contractual obligation existing on the Closing Date (or, if later, the date of the acquisition of such Restricted Subsidiary and not incurred in contemplation of such acquisition) from guaranteeing the Obligations (only to the extent such prohibition is applicable and not rendered ineffective) or would require a governmental (including regulatory) consent, approval, license or authorization in order to provide such guarantee, (b) any Foreign Subsidiary, (c) any CFC Holdco or any Subsidiary of a Foreign Subsidiary that is a CFC, (d) any Subsidiary that is not a Material Subsidiary, (e) any Receivables Financing Subsidiary, (f) any Captive Insurance Subsidiary, (g) any not-for-profit Subsidiary, (h) any Subsidiary that is not a Wholly- owned Subsidiary, and (i) any other Subsidiary with respect to which the cost or other consequences (including any adverse tax consequences) of providing Collateral or guaranteeing the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom as reasonably determined by the Administrative Agent and the Lead Borrower; provided that any Subsidiary that is a guarantor of Material Indebtedness of a Loan Party may not constitute an Excluded Subsidiary hereunder. “Excluded Swap Obligation” means, with respect to any Loan Party, any obligation (a “Swap Obligation”) to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, if, and to the extent that, and only for so long as, all or a portion of the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee given by such Loan Party or the grant of such security interest, as applicable, becomes effective with respect to such Swap Obligation.

US-LEGAL-14090429/1 181214-0015 26 “Excluded Taxes” means, with respect to the Administrative Agent and each Lender, (i) any Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case imposed as a result of the Administrative Agent or such Lender, as applicable, being organized or having its principal executive office (or, in the case of a Lender, its applicable Lending Office) located in, such jurisdiction (or any political subdivision thereof), or as a result of any other present or former connection between the Administrative Agent or such Lender, as applicable, and such jurisdiction (or any political subdivision thereof), other than a connection arising from executing, delivering, entering into, performing its obligations under, receiving payments under, receiving or perfecting a security interest under, engaging in any other transaction pursuant to, or enforcing any Loan Document, or selling or assigning an interest in any Loan or Loan Document, (ii) any Taxes attributable to a Lender’s failure to comply with Section 10.1(c), (iii) in the case of a Lender (other than a Lender becoming a party hereto pursuant to the Lead Borrower’s request under Section 8.5), any U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect at the time such Lender becomes a party to this Agreement (or designates a new Lending Office), except to the extent such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new Lending Office (or assignment), to receive additional amounts or indemnification under Section 10.1, or (iv) any U.S. federal withholding Taxes imposed under FATCA. “Existing Convertible Notes” means the 2028 Notes, the 2029 Notes and the 2030 Notes. “Extended Revolving Credit Commitment” is defined in Section 2.13(a)(ii) hereof. “Extended Revolving Loans” is defined in Section 2.13(a)(ii) hereof. “Extension” is defined in Section 2.13(a) hereof. “Extension Offer” is defined in Section 2.13(a) hereof. “FATCA” means Sections 1471-1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future Treasury Regulations promulgated thereunder or official guidance or interpretations issued pursuant thereto and any agreement entered into pursuant to Section 1471(b)(1) of the Code as of the Closing Date (or any amended or successor version described above), any intergovernmental agreement implementing such sections of such Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such intergovernmental agreement. “Federal Funds Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.

US-LEGAL-14090429/1 181214-0015 27 “Final Revolving Termination Date” means, as at any date, the latest to occur of (a) the Revolving Credit Termination Date, (b) the latest termination date in respect of any outstanding Extended Revolving Credit Commitments and (c) the latest termination date in respect of any Replacement Revolving Facility. “First-Tier Foreign Subsidiary” means a Foreign Subsidiary the Equity Interests of which are directly owned by the Lead Borrower or a Domestic Subsidiary that is not a Subsidiary of a Foreign Subsidiary. “Fiscal Quarter End Date” means the last day of each fiscal quarter of the Lead Borrower. “Fitch” means Fitch, Inc. “Fixed Amounts” is defined in Section 1.3(a) hereof. “Floor” means the benchmark rate floor, if any, provided in this Agreement (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Rate or Daily Simple SOFR, as applicable. For the avoidance of doubt the initial Floor for each of Term SOFR Rate and Daily Simple SOFR shall be 0%. “Foreign Subsidiary” means each Subsidiary of the Lead Borrower that is not a Domestic Subsidiary. “Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations” means the liability of the Lead Borrower or any of its Restricted Subsidiaries that is (i) owing to any entity that was a Lender, an Agent or a Joint Lead Arranger or an Affiliate of a Lender, an Agent or a Joint Lead Arranger at the time the relevant transaction was entered into or (ii) outstanding on the Closing Date and owing to any entity that is a Lender, an Agent or a Joint Lead Arranger or an Affiliate of a Lender, an Agent or a Joint Lead Arranger on the Closing Date, in each case, arising out of (a) the execution or processing of electronic transfers of funds by automatic clearing house transfer, wire transfer or otherwise to or from the deposit accounts of the Lead Borrower and/or any Restricted Subsidiary now or hereafter maintained, (b) the acceptance for deposit or the honoring for payment of any check, draft or other item with respect to any such deposit accounts and (c) any other deposit, disbursement, and Cash Management Services afforded to the Lead Borrower or any such Restricted Subsidiary. “GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time. “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether federal, state, provincial, territorial, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank). “Grantors” means the Borrowers and the Subsidiary Guarantors.

US-LEGAL-14090429/1 181214-0015 28 “Guarantor” is defined in Section 4.2 hereof. “Guaranty” is defined in Section 4.2 hereof. “Hazardous Material” means any (a) asbestos, asbestos-containing materials, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any substance, waste or material classified or regulated as “hazardous,” “toxic,” “contaminant” or “pollutant” or words of like import pursuant to any Environmental Law. “Hedge Agreement” means any interest rate, currency or commodity swap agreements, cap agreements, collar agreements, floor agreements, exchange agreements, forward contracts, option contracts or similar interest rate or currency or commodity arrangements, but excluding any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction. “Hedging Liability” means Hedging Obligations (other than with respect to any Loan Party’s Hedging Liabilities that constitute Excluded Swap Obligations solely with respect to such Loan Party) owing by the Lead Borrower or any of its Restricted Subsidiaries (a) to any entity that was a Lender, an Agent or a Joint Lead Arranger or an Affiliate of a Lender, an Agent or a Joint Lead Arranger at the time the relevant Hedge Agreement was entered into or (b) with respect to Hedging Obligations outstanding on the Closing Date, to any entity that is a Lender, an Agent or a Joint Lead Arranger or an Affiliate of a Lender, an Agent or a Joint Lead Arranger on the Closing Date. “Hedging Obligations” means, with respect to any Person, the obligations of such Person under Hedge Agreements. “IG Package” means the provisions, requirements, exceptions or baskets described in Section 2.12 and Article 6, other than those which specifically state that they only apply during a Non-IG Period. “IG Trigger Date” means the earlier of any Business Day on or after September 30, 2026 on which (a) the Lead Borrower has achieved a corporate family rating equal to or higher than the following from at least two of the following three ratings agencies: (i) at least Baa3 from Moody’s, (ii) at least BBB- from S&P and (iii) at least BBB- from Fitch, in each case, with a stable or better outlook, and (b) the Administrative Agent shall have received a certificate from a Responsible Officer of the Lead Borrower certifying as to the satisfaction of the foregoing. “IG Period” means any period of time commencing on an IG Trigger Date until a Non-IG Trigger Date. “Immaterial Subsidiary” has the meaning set forth in the definition of “Material Subsidiary.” “Incremental Amendment” is defined in Section 2.12(a) hereof. “Incremental Cap” means $1 billion.

US-LEGAL-14090429/1 181214-0015 29 “Incremental Facility” means (a) Incremental Revolving Credit Facility, and/or (b) the commitments (if any) of Additional Revolving Lenders to make Incremental Revolving Loans in respect of any Revolving Credit Commitment Increase and the Incremental Revolving Loans in respect thereof. “Incremental Revolving Credit Facility” is defined in Section 2.12(a) herein. “Incremental Revolving Loans” means any revolving loans made under any Incremental Revolving Credit Facility or in respect of any Revolving Credit Commitment Increase. “Incur” is defined in Section 6.15(II)(a) hereof. “Indebtedness” means for any Person (without duplication): (a) all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness for the deferred purchase price of Property, (c) all indebtedness secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of Property subject to such mortgage or Lien, (d) all obligations under leases which shall have been or must be, in accordance with GAAP, recorded as Capital Leases in respect of which such Person is liable as lessee, (e) any liability in respect of banker’s acceptances or letters of credit, (f) any indebtedness of another Person, whether or not assumed, of the types described in clauses (a) through (c) above or clause (h) below, secured by Liens on Property owned or acquired by such Person, (g) any Attributed Principal Amount, and (h) all Contingent Obligations in respect of indebtedness of the types described in clauses (a) through (g) above, provided that the term “Indebtedness” shall not include (i) trade payables and accrued expenses arising in the ordinary course of business or consistent with past practice, (ii) any earn-out obligation in connection with an Acquisition except to the extent that the amount payable pursuant to such earnout becomes payable, (iii) prepaid or deferred revenue arising in the ordinary course of business or consistent with past practice, (iv) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warrants or other unperformed obligations of the seller of such asset and (v) any leases or guarantees of leases, in each case that is not a Capital Lease, including of joint ventures. The amount of Indebtedness of any person for purposes of clause (f) above shall (unless such indebtedness has been assumed by such person or is otherwise recourse to such person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such indebtedness and (B) the fair market value of the property encumbered thereby.

US-LEGAL-14090429/1 181214-0015 30 “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes. “Information” has the meaning provided in Section 10.23. “Interest Coverage Ratio” means, as of the date of determination thereof, the ratio of (x) Consolidated Adjusted EBITDA for the period of four fiscal quarters then ended to (y) Consolidated Interest Expense as of such date. “Interest Period” means, with respect to Term Benchmark Loans, the period commencing on the date a Borrowing of Term Benchmark Loans is advanced, continued or created by conversion and ending 1, 3 or 6 months thereafter (as selected by the applicable Borrowers); provided, however, that: (i) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day; and (ii) a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that, if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end. “IRS” means the United States Internal Revenue Service. “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance). “Joint Lead Arrangers” means, collectively, JPMorgan Chase Bank, N.A., BNP Paribas, Citibank, N.A., Credit Agricole Corporate and Investment Bank, Goldman Sachs Bank USA, HSBC Bank USA, National Association, MUFG Bank, Ltd. and TD Securities (USA) LLC. “L/C Backstop” means, in respect of any Letter of Credit, (a) a letter of credit delivered to the L/C Issuer which may be drawn by the L/C Issuer to satisfy any obligations of a Borrower in respect of such Letter of Credit or (b) cash or Cash Equivalents deposited with such L/C Issuer to satisfy any obligation of a Borrower in respect of such Letter of Credit, in each case, in an amount not to exceed 103.00% of the undrawn face amount and any unpaid Reimbursement Obligations with respect to such Letter of Credit and on terms and pursuant to arrangements (including, if applicable, any appropriate reimbursement agreement) reasonably satisfactory to the respective L/C Issuer. “L/C Disbursement” means a payment or disbursement made by an L/C Issuer pursuant to a Letter of Credit.

US-LEGAL-14090429/1 181214-0015 31 “L/C Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all L/C Disbursements that have not yet been reimbursed by or on behalf of a Borrower at such time. The L/C Exposure of any Lender at any time shall be its Revolver Percentage of the total L/C Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.13 or 3.14 of the ISP or Article 36 of the UCP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. “L/C Issuer” means each of (a) JPMorgan Chase Bank, N.A., with respect to up to $25,436,410.00 of Letters of Credit, (b) BNP Paribas, with respect to up to $24,937,660.00 of Letters of Credit, (c) Citibank, N.A., with respect to up to $24,937,655.00 of Letters of Credit, (d) Credit Agricole Corporate and Investment Bank, with respect to up to $24,937,655.00 of Letters of Credit, (e) Goldman Sachs Bank USA, with respect to up to $24,937,655.00 of Letters of Credit, (f) HSBC Bank USA, National Association, with respect to up to $24,937,655.00 of Letters of Credit, (g) MUFG Bank, Ltd., with respect to up to $24,937,655.00 of Letters of Credit, (h) The Toronto-Dominion Bank, New York Branch, with respect to up to $24,937,655.00 of Letters of Credit, and (i) and any other L/C Issuer designated pursuant to Section 2.2(e) in each case in its capacity as an L/C Issuer, and its successors in such capacity as provided in Section 2.2(i). An L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such L/C Issuer, in which case the term L/C Issuer shall include any such Affiliates with respect to Letters of Credit issued by such Affiliate. “L/C Obligations” means the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations. “L/C Sublimit” means $200 million, as reduced pursuant to the terms hereof. “Lead Borrower” is defined in the introductory paragraph of this Agreement. “Lender-Related Person” is defined in Section 10.13(b) hereof. “Lenders” means the several banks and other financial institutions and other lenders from time to time party to this Agreement (excluding Disqualified Institutions), including each assignee Lender pursuant to Section 10.10 hereof. “Lending Office” is defined in Section 8.6 hereof. “Letter of Credit” is defined in Section 2.2(a) hereof. “Letter of Credit Commitment” is defined in Section 2.2(a) hereof.

US-LEGAL-14090429/1 181214-0015 32 “Letter of Credit Usage” means, as at any date of determination, the sum of (i) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding, and (ii) the aggregate amount of all drawings under Letters of Credit honored by the L/C Issuers and not theretofore reimbursed by or on behalf of a Borrower. “Leverage Ratio” means, as of the date of determination thereof, the ratio of (x) Total Funded Net Debt of the Lead Borrower and its Restricted Subsidiaries as of such date to (y) Consolidated Adjusted EBITDA for the period of four fiscal quarters then ended. “Lien” means, with respect to any Property, any deed of trust, mortgage, lien, security interest, pledge, charge or encumbrance in the nature of security in respect of such Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement; provided that in no event shall a lease that is not a Capital Lease be deemed to constitute a Lien. “Loan” means any Revolving Loan, any loan issued under any Incremental Facility, any Extended Revolving Loan, any loan issued pursuant to the final paragraph of Section 10.11(a) hereof Loans under any Replacement Revolving Facility. “Loan Documents” means this Agreement, the Guaranty (solely during a Non-IG Period), the Collateral Documents (solely during a Non-IG Period) and, other than for purposes of, Section 10.11 the Notes (if any), the Letters of Credit, and any other agreement designated as a Loan Document by the Administrative Agent and the Lead Borrower. “Loan Parties” means (i) the Borrowers and (ii) each Subsidiary Guarantor (solely during a Non-IG Period). “Material Adverse Effect” means (a) a material adverse effect upon the business, assets, financial condition or results of operations, in each case, of the Lead Borrower and its Restricted Subsidiaries taken as a whole, or (b) a material adverse effect upon the rights and remedies, taken as a whole, of the Administrative Agent and the Lenders under any Loan Document. “Material Indebtedness” means Indebtedness (other than the Obligations) of the Lead Borrower or any Restricted Subsidiary in an aggregate principal amount exceeding $350 million. “Material Intellectual Property” mean intellectual property of the Lead Borrower or any Subsidiary that is material to the business of the Lead Borrower and its Subsidiaries, taken as a whole (as determined in good faith by the Borrower). “Material Subsidiary” means and includes (i) each Subsidiary that is a Restricted Subsidiary (other than an Excluded Subsidiary pursuant to any provisions of the definition thereof other than clause (d)), except any Restricted Subsidiary that does not have (together with its Subsidiaries) at any time, (x) Consolidated Adjusted EBITDA representing more than 5.00% of the Consolidated Adjusted EBITDA of the Lead Borrower and its Restricted Subsidiaries at such time or (y) Consolidated Total Assets representing more than 5.00% of the book value of the Consolidated Total Assets of the Lead Borrower and its Restricted Subsidiaries at such time (any such Subsidiary, an “Immaterial Subsidiary” and all such Subsidiaries, the “Immaterial

US-LEGAL-14090429/1 181214-0015 33 Subsidiaries”); provided that at no time shall (a) the Consolidated Adjusted EBITDA of all Immaterial Subsidiaries equal or exceed 10.00% of the Consolidated Adjusted EBITDA of the Lead Borrower and its Restricted Subsidiaries or (b) the Consolidated Total Assets of all Immaterial Subsidiaries equal or exceed 10.00% of the book value of the Consolidated Total Assets of the Lead Borrower and its Restricted Subsidiaries and (ii) each Restricted Subsidiary that the Lead Borrower has designated to the Administrative Agent in writing as a Material Subsidiary. “Maximum Rate” is defined in Section 10.18 hereof. “Minimum Extension Condition” is defined in Section 2.13(b) hereof. “Moody’s” means Moody’s Investors Service, Inc. “Multiemployer Plan” means any “employee pension benefit plan” covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group (including the Lead Borrower) is then making or accruing an obligation to make contributions or has within the preceding six (6) plan years made or been obligated to make contributions. “Non-Cash Charges” means (a) any impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities pursuant to GAAP, (b) all non-cash losses from investments recorded using the equity method, (c) all Non-Cash Compensation Expenses, (d) the non-cash impact of purchase or recapitalization accounting and (e) all other non-cash charges (provided that, in each case, if any non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Adjusted EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period). “Non-Cash Compensation Expense” means any non-cash expenses and costs that result from the issuance of stock-based awards, limited liability company or partnership interest-based awards and similar incentive-based compensation awards or arrangements. “Non-Consenting Lender” is defined in Section 8.5 hereof. “Non-IG Package” means the provisions, requirements, exceptions or baskets described in Section 2.12 and Article 6, other than those that specifically state that they only apply during an IG Period. “Non-IG Period” means (i) the period from and including the Closing Date until the occurrence of an IG Trigger Date and (ii) any period of time following a Non-IG Trigger Date until the occurrence of an IG Trigger Date. “Non-IG Trigger Date” means any day following an IG Trigger Date on which (i) the Borrower’s corporate family rating shall be less than the following from at least two of the following ratings agencies: (x) Baa3 from Moody’s, (y) BBB- from S&P or (z) BBB- from Fitch

US-LEGAL-14090429/1 181214-0015 34 or (ii) the Borrower notifies the Administrative Agent in writing that it has elected to terminate an IG Period. “Note” and “Notes” is defined in Section 2.10(d) hereof. “NYFRB” means the Federal Reserve Bank of New York. “NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source. “Obligations” means all obligations of the Borrowers to pay principal and interest on the Loans, all Reimbursement Obligations, all fees and charges payable hereunder, and all other payment obligations of the Lead Borrower or any of its Restricted Subsidiaries arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, including all interest, fees and other amounts which, but for the filing of any insolvency or bankruptcy proceeding with respect to any Loan Party, would have accrued on any Obligations, whether or not a claim is allowed against such Loan Party for such interest, fees or other amounts in such proceeding; provided that, notwithstanding anything to the contrary, the Obligations shall exclude any Excluded Swap Obligation. “Other Applicable Indebtedness” is defined in Section 2.7(c)(ii) hereof. “Other Taxes” is defined in Section 10.4 hereof. “Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation, as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq. “Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate. “Participant” is defined in Section 10.10(d) hereof. “Participant Register” is defined in Section 10.10(d) hereof.

US-LEGAL-14090429/1 181214-0015 35 “Participating Interest” is defined in Section 2.2(d) hereof. “Participating Lender” is defined in Section 2.2(d) hereof. “Patriot Act” is defined in Section 5.21(b) hereof. “Payment” is defined in Section 9.13(a)(x) hereof. “Payment Notice” is defined in Section 9.13(b)(x) hereof. “PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA. “Permitted Acquisition” means any Acquisition by the Lead Borrower or a Restricted Subsidiary with respect to which all of the following conditions shall have been satisfied: (a) after giving effect to the Acquisition, the Lead Borrower is in compliance with Section 6.13 hereof; (b) solely during any Non-IG Period, the Total Consideration for any acquired business that does not become a Subsidiary Guarantor (or the assets of which are not acquired by a Borrower or a Subsidiary Guarantor), when taken together with the Total Consideration for all such acquired businesses acquired after the Closing Date, does not exceed the sum of (i) the greater of $350 million and 25% of Consolidated Adjusted EBITDA plus (ii) the Available Amount at such time plus (iii) amounts available under Section 6.18(d), (e) and (f) (which amounts, if so utilized pursuant to this clause (b), shall reduce the corresponding amounts available under such Sections); provided that this clause (b) shall not apply to the extent (x) the relevant Acquisition is made with proceeds of sales of, or contributions to, the common equity of the Lead Borrower or (y)(1) the Person so acquired (or the Persons owning such assets so acquired) (A) has its primary headquarters in the United States, (B) is organized under the Applicable Laws of the United States, any state thereof, or the District of Columbia and (C) becomes a Subsidiary Guarantor even though such Person owns Equity Interests in Persons that are not otherwise required to become Subsidiary Guarantors and (2) the assets owned by subsidiaries of such Person that do not become Subsidiary Guarantors do not comprise more than 40% of the assets of the consolidated target (determined by reference to the book value of such assets); (c) if a new Subsidiary (other than an Excluded Subsidiary) is formed or acquired as a result of or in connection with the Acquisition, such new Subsidiary shall be a Domestic Subsidiary and the Lead Borrower shall have complied with the requirements of Article 4 hereof in connection therewith (as and when required by Article 4); and (d) (i) no Event of Default (or in the case of Permitted Acquisitions whose consummation is not conditioned on the availability of, or on obtaining, third party financing and for which third party financing is committed or otherwise obtained, no Event of Default under Section 7.1, (j) or (k)) shall exist and (ii) the Leverage Ratio does not exceed 3.00:1.00, in the case of each of clauses (i) and (ii), on the date the relevant Acquisition is consummated and after giving effect thereto, or, at the Lead Borrower’s

US-LEGAL-14090429/1 181214-0015 36 election, the date of the signing of the acquisition agreement with respect thereto; provided that if the Lead Borrower has made such an election, in connection with the calculation of any ratio with respect to the incurrence of Indebtedness or Liens, or the making of investments, Distributions, Restricted Debt Payments, asset sales, fundamental changes or the designation of an Unrestricted Subsidiary on or following such date and until the earlier of the date on which such Acquisition is consummated or the definitive agreement for such Acquisition is terminated or expires, such ratio shall be calculated on a Pro Forma Basis assuming such Acquisition and any other Specified Transactions in connection therewith (including the incurrence of Indebtedness) have been consummated, except to the extent such calculation would result in a lower Leverage Ratio than would apply if such calculation was made without giving Pro Forma Effect to such Acquisition, other Specified Transactions and Indebtedness. “Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Lead Borrower’s common stock purchased by the Lead Borrower in connection with the pricing, issuance or amendment of any Permitted Convertible Debt; provided that the purchase price for any Permitted Bond Hedge Transaction, less the proceeds received by the Lead Borrower from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Lead Borrower from the sale of Permitted Convertible Debt issued in connection with the related Permitted Bond Hedge Transaction. “Permitted Convertible Debt” means (i) the Existing Convertible Notes and (ii) other unsecured Indebtedness of a Loan Party permitted to be incurred pursuant to the terms of this Agreement that (a) as of the date of issuance thereof contains customary conversion or exchange rights and redemption and/or customary offer to repurchase rights for transactions of such type (in each case, as determined by the Lead Borrower in good faith) and (b) is convertible or exchangeable into shares of common stock of the Lead Borrower, cash or a combination thereof (such amount of cash determined by reference to the price of the Lead Borrower’s common stock), and cash in lieu of fractional shares of common stock of the Lead Borrower. “Permitted Liens” is defined in Section 6.16(I) hereof. “Permitted Period” is defined in Section 6.18 hereof. “Permitted Receivables Financing” means any transaction or series of transactions that may be entered into by the Lead Borrower or any Restricted Subsidiary (including any Receivables Financing Subsidiary) pursuant to which it (x) sells, conveys, pledges or contributes to capital or otherwise transfers (which sale, conveyance, contribution to capital or transfer may include or be supported by the grant of a security interest in) Receivables or interests therein and all collateral securing such Receivables, all contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such Receivables, any guarantees, indemnities, warranties or other obligations in respect of such Receivables, any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to such Receivables and any collections or proceeds of any of the foregoing (collectively, the “Related Assets”), all of which such sales, conveyances, contributions to capital or transfers shall be made by the transferor

US-LEGAL-14090429/1 181214-0015 37 for fair value as reasonably determined by the Lead Borrower (calculated in a manner typical for such transactions including a fair market discount from the face value of such Receivables) (a) to a trust, partnership, corporation or other Person (other than the Lead Borrower or any Subsidiary other than any Receivables Financing Subsidiary), which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of Indebtedness, fractional undivided interests or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such Receivables and Related Assets or interests in such Receivables and Related Assets, or (b) directly to one or more investors or other purchasers (other than the Lead Borrower or any Subsidiary) (each of the Persons described in the these clauses (a) and (b), a “Receivables Financier”), it being understood that a Permitted Receivables Financing may involve (i) one or more sequential transfers or pledges of the same Receivables and Related Assets, or interests therein (such as a sale, conveyance or other transfer to any Receivables Financing Subsidiary followed by a pledge of the transferred Receivables and Related Assets to secure Indebtedness incurred by the Receivables Financing Subsidiary), and all such transfers, pledges and Indebtedness incurrences shall be part of and constitute a single Permitted Receivables Financing, and (ii) periodic transfers or pledges of Receivables and/or revolving transactions in which new Receivables and Related Assets, or interests therein, are transferred or pledged upon collection of previously transferred or pledged Receivables and Related Assets, or interests therein or (y) incurs Indebtedness provided by one or more Receivables Financiers and which Indebtedness is secured solely by Receivables and/or Related Assets; provided that any such transactions shall provide for recourse to any relevant Receivables Financing Subsidiary and for any other Restricted Subsidiary or the Lead Borrower (as applicable) only in respect of the cash flows in respect of such Receivables and Related Assets and to the extent of breaches of representations and warranties relating to the Receivables, dilution of the Receivables, customary indemnities and other customary securitization undertakings in the jurisdiction relevant to such transactions; provided that the Outstanding Purchase Amount (as defined in the 2025 RPA) with respect to the 2025 RPA shall not exceed $2,000,000,000 at any time; provided, further that the Attributed Principal Amount of all Permitted Receivables Financings shall not exceed the aggregate at any time outstanding of: (x) with respect to Indebtedness arising pursuant to 2025 RPA, taken together with amounts incurred under the following clause (y), the greater of $2,000,000,000 and 100% of Consolidated Adjusted EBITDA (and any Refinancing Indebtedness in respect thereof), (y) with respect to Indebtedness incurred by a Receivables Financing Subsidiary, taken together with amounts incurred under the preceding clause (x), the greater of $2,000,000,000 and 100% of Consolidated Adjusted EBITDA in the and (z) with respect to Indebtedness otherwise incurred by the Lead Borrower or any Restricted Subsidiary (other than any Receivables Financing Subsidiary) the greater of $500 million and 35% of Consolidated Adjusted EBITDA. “Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Lead Borrower’s common stock sold by the Lead Borrower substantially concurrently with any purchase by a Loan Party of a Permitted Bond Hedge Transaction and settled in common stock of the Lead Borrower, cash or a combination thereof (such amount of cash determined by reference to the price of the Lead Borrower’s common stock), and cash in lieu of fractional shares of common stock of the Lead Borrower; provided that the terms, conditions and covenants of each such transaction shall be such as are customary for transactions of such type (as determined by the Lead Borrower in good faith).

US-LEGAL-14090429/1 181214-0015 38 “Person” means any natural person, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof. “Plan” means any Single Employer Plan or Multiemployer Plan. “Platform” has the meaning assigned to such term in Section 10.25. “Post-Transaction Period” means, with respect to any Specified Transaction, the period beginning on the date such Specified Transaction is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such Specified Transaction is consummated. “Primary Obligations” has the meaning provided in the definition of “Contingent Obligation”. “Primary Obligor” has the meaning provided in the definition of “Contingent Obligation”. “Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as reasonably determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective. “Pro Forma Adjustment” means, for any period that includes all or any part of a fiscal quarter included in any Post-Transaction Period, the pro forma increase or decrease in Consolidated Adjusted EBITDA projected by the Lead Borrower in good faith based on the Lead Borrower’s reasonable assumptions as a result of (a) actions taken, prior to or during such Post- Transaction Period, for the purposes of realizing reasonably identifiable and factually supportable cost savings within 18 months of the date thereof, or (b) any additional costs incurred prior to or during such Post-Transaction Period to effect operating expense reductions and other operating improvements or cost synergies reasonably expected to result from a Specified Transaction; provided that, (A) so long as such actions are taken prior to or during such Post-Transaction Period or such costs are incurred prior to or during such Post-Transaction Period it may be assumed, for purposes of projecting such pro forma increase or decrease to Consolidated Adjusted EBITDA, that such cost savings will be realizable during the entirety of such period, or such additional costs will be incurred during the entirety of such period, and (B) any such pro forma increase or decrease to Consolidated Adjusted EBITDA shall be without duplication for cost savings or additional costs already included in Consolidated Adjusted EBITDA for such period. Notwithstanding the foregoing, any Pro Forma Adjustment to Consolidated Adjusted EBITDA for any period, together with any amounts added back pursuant to clauses (a)(vii) and (a)(ix) of the definition of “Consolidated Adjusted EBITDA” for such period, shall not exceed the greater of $210 million and 15 % of Consolidated Adjusted EBITDA for such period (calculated prior to such add-back).

US-LEGAL-14090429/1 181214-0015 39 “Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” means, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a sale, transfer or other disposition of all or substantially all capital stock in any Subsidiary of the Lead Borrower or any division or product line of the Lead Borrower or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or investment described in the definition of the term “Specified Transaction,” shall be included, (b) any retirement or repayment of Indebtedness, (c) any Indebtedness incurred by the Lead Borrower or any of its Subsidiaries in connection therewith and if such indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination and (d) the acquisition of any property or assets, whether pursuant to any Specified Transaction or any Person becoming a Subsidiary or merging, amalgamating or consolidating with or into the Lead Borrower or any of its Subsidiaries or the Lead Borrower or any of its Subsidiaries; provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (A) above (but without duplication thereof or in addition thereto), the foregoing pro forma adjustments described in clause (a) above may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of “Consolidated Adjusted EBITDA” and give effect to events (including operating expense reductions) that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Lead Borrower and its Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of the term “Pro Forma Adjustment.” “Property” means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its Subsidiaries under GAAP. “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Public Lender” is defined in Section 10.25(a) hereof. “Purchase” is defined in Section 2.7(a)(ii) hereof. “Qualified Public Offering” means the issuance by the Lead Borrower of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). “QFC Credit Support” is defined in Section 10.28 hereof.

US-LEGAL-14090429/1 181214-0015 40 “RCRA” means the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq., and any future amendments. “Receivables” means accounts receivable (including all rights to payment created by or arising from the sale of goods, leases of goods or the rendition of services, no matter how evidenced (including in the form of a chattel paper)). “Receivables Financing Subsidiary” means any Wholly-owned Subsidiary of the Lead Borrower formed solely for the purpose of, and that engages only in, one or more Permitted Receivables Financings. “Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two Business Days preceding the date of such setting or (2) if such Benchmark is not the Term SOFR Rate, the time determined by the Administrative Agent in its reasonable discretion. “Refinancing Amendment” is defined in Section 2.14(c) hereof. “Refinancing Effective Date” is defined in Section 2.14(a) hereof. “Refinancing Indebtedness” means any incurrence by the Lead Borrower or any Restricted Subsidiary of Indebtedness which serves to refund or refinance other Indebtedness or any Indebtedness issued to so refund, replace or refinance (herein, “refinance”) such Indebtedness, including, in each case, additional Indebtedness incurred to pay accrued but unpaid interest, premiums (including tender or conversion or exchange premiums), defeasance costs and fees and expenses in connection therewith; provided that such Refinancing Indebtedness: (i) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced and does not have a scheduled maturity date earlier than that of the Indebtedness being refunded or refinanced; (ii) to the extent such Refinancing Indebtedness refinances Indebtedness that was originally subordinated or pari passu to the Obligations, such Refinancing Indebtedness is subordinated or pari passu to the Obligations at least to the same extent as the Indebtedness being refinanced or refunded; (iii) shall not include Indebtedness of a non-Loan Party that refinances Indebtedness of a Loan Party; and (iv) is only secured if and to the extent and with the priority the Indebtedness being refinanced or refunded is secured, and if such Indebtedness is subject to an intercreditor agreement, the holders of such Refinancing Indebtedness or their representative on their behalf shall become party to such intercreditor agreement.

US-LEGAL-14090429/1 181214-0015 41 “Refunding Capital Stock” is defined in Section 6.19(f) hereof. “Register” is defined in Section 10.10(c)(i) hereof. “Reimbursement Obligations” is defined in Section 2.2(c) hereof. “Related Assets” has the meaning specified in the definition of “Permitted Receivables Financing”. “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, trustees, officers, administrators, employees and agents of such Person and of such Person’s Affiliates. “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration on, at, under, into or through the Environment. “Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto. “Replacement Revolving Credit Commitments” is defined in Section 2.14(a) hereof. “Replacement Revolving Facility” is defined in Section 2.14(a) hereof. “Replacement Revolving Facility Effective Date” is defined in Section 2.14(a) hereof. “Replacement Revolving Loans” is defined in Section 2.14(a) hereof. “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections 27, 28, 29, 30, 31, 32, 34 or 35 of PBGC Regulation Section 4043. “Required Lenders” means, as of the date of determination thereof, Lenders whose outstanding Loans and interests in Letters of Credit and Unused Revolving Credit Commitments constitute more than 50.00% of the sum of the total outstanding Loans, interests in Letters of Credit and Unused Revolving Credit Commitments; provided that the Revolving Credit Commitment of, and the portion of the outstanding Loans, interests in Letters of Credit and Unused Revolving Credit Commitments held or deemed held by, any Defaulting Lender (so long as such Lender is a Defaulting Lender) shall be excluded for purposes of making a determination of Required Lenders. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer” of any Person means any executive officer (including, without limitation, the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, director, controller, any vice president, secretary and assistant secretary), any authorized Person or financial officer of such Person, any other officer or similar official or authorized Person

US-LEGAL-14090429/1 181214-0015 42 thereof with responsibility for the administration of the obligations of such Person in respect of this Agreement, and with respect to any Loan Party that is a limited liability company, any manager thereof appointed pursuant to the organizational documents of such Loan Party. “Restricted Debt Payment” is defined in Section 6.21(a) hereof. “Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary. As of the Closing Date, all of the Subsidiaries of the Lead Borrower will be Restricted Subsidiaries. “Revolver Percentage” means, for each Revolving Lender, the percentage of the aggregate Revolving Credit Commitments represented by such Revolving Lender’s Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated, the percentage held by such Revolving Lender (including through participation interests in Reimbursement Obligations) of the aggregate principal amount of all Revolving Loans and L/C Obligations then outstanding. “Revolving Credit Commitment” means, as to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Letters of Credit issued for the account of a Borrower hereunder in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Lender’s name on Schedule 1 and made a part hereof, as the same may be reduced, increased or otherwise modified at any time or from time to time pursuant to the terms hereof. The aggregate amount of the Revolving Lenders’ Revolving Credit Commitments on the Closing Date is $2,000,000,000. “Revolving Credit Commitment Increase” is defined in Section 2.12(a) hereof. “Revolving Credit Termination Date” means the earliest of (a) December 29, 2030 and (b) such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to Section 2.9, Section 7.2 or Section 7.3 hereof. “Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Credit Commitments, that Lender’s Revolving Credit Commitment; and (ii) after the termination of the Revolving Credit Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (b) in the case of an L/C Issuer, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit) and (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit. “Revolving Facility” means the credit facility for making Revolving Loans and issuing Letters of Credit described in Sections 2.2 and 2.3 hereof. “Revolving Lender” means any Lender holding all or a portion of the Revolving Facility. “Revolving Loan” is defined in Section 2.1 hereof and, as so defined, includes a Base Rate Loan or a Term Benchmark Loan, each of which is a “type” of Revolving Loan hereunder. “Revolving Note” is defined in Section 2.10(d) hereof.

US-LEGAL-14090429/1 181214-0015 43 “S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business. “Sale/Leaseback Transaction” means an arrangement relating to property owned by the Lead Borrower or a Restricted Subsidiary of the Lead Borrower on the Closing Date or thereafter acquired by the Lead Borrower or a Restricted Subsidiary of the Lead Borrower whereby the Lead Borrower or such Borrower’s Restricted Subsidiary transfers such property to a Person and the Lead Borrower or the Lead Borrower’s Restricted Subsidiary leases it from such Person. “Sanctioned Country” means, at any time, any country or territory that is, or whose government is, the subject or target of any Sanctions that broadly restrict or prohibit trade and investment or other dealings with that country, territory or government. As of the Closing Date, the following countries or territories are “Sanctioned Countries”: Cuba, Iran, North Korea, the Crimea region of Ukraine, and the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic of Ukraine; and Syria, prior to June 30, 2025. “Sanctioned Person” means, at any time, any Person with whom dealings are restricted or prohibited under Sanctions, including, without limitation, (a) any Person listed in any Sanctions- related list of designated Persons maintained and published by the U.S. government (including, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, and the U.S. Department of Commerce), the United Nations Security Council, the European Union, any Member State of the European Union, the Hong Kong Monetary Authority or the United Kingdom, (b) the Government of Venezuela or any Governmental Authority or governmental instrumentality of a Sanctioned Country, (c) any Person owned or controlled 50% or more by, or acting for the benefit of or on behalf of, any Person or Persons described in clauses (a) or (b), or (d) any Person located, operating, organized or resident in a Sanctioned Country. “Sanctions” means any economic or trade sanctions enacted, imposed, administered or enforced by the U.S. government (including the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the U.S. Department of Commerce), the United Nations Security Council, the European Union, any European Union Member State, the Hong Kong Monetary Authority or the United Kingdom. “Secured Parties” has the meaning assigned to that term in the Security Agreement. “Security Agreement” means that certain Security Agreement, substantially in the form of Exhibit I, dated as of the Closing Date by and between the Loan Parties party thereto and the Administrative Agent. “Security Agreement Supplement” means an Assumption and Supplemental Security Agreement in the form attached to the Security Agreement as Schedule F. “Significant Subsidiary” means any Subsidiary of the Lead Borrower that would be a “significant subsidiary” of the Lead Borrower within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC. “Single Employer Plan” means any “employee pension benefit plan” covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either

US-LEGAL-14090429/1 181214-0015 44 is, or was within the preceding six (6) years, maintained by a member of the Controlled Group (including the Lead Borrower) for current or former employees of a member of the Controlled Group (including the Lead Borrower). “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”. “Solvency Certificate” means a Solvency Certificate substantially in the form of Exhibit D to this Agreement. “specified date” has the meaning assigned to such term in the definition of the term “Fiscal Quarter End Date.” “Specified Transaction” means, with respect to any period, (a) the Transactions, (b) any Acquisition or the making of other investments pursuant to which all or substantially all of the assets or stock of a Person (or any line of business or division thereof) are acquired, (c) the disposition of all or substantially all of the assets or stock of a Subsidiary (or any line of business or division of the Lead Borrower or such Subsidiary), (d) any retirement or repayment of Indebtedness or (e) any other event that by the terms of the Loan Documents requires Pro Forma Compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis or after giving Pro Forma Effect thereto. “Subsidiary” means, as to any particular parent corporation or organization, any other corporation or organization more than 50.00% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization. Unless otherwise expressly noted herein, the term “Subsidiary” means a Subsidiary of the Lead Borrower or of any of its direct or indirect Subsidiaries. “Subsidiary Guarantor” is defined in Section 4.2hereof. “Swap Obligation” has the meaning assigned to that term in the definition of “Excluded Swap Obligation.” “Taxes” means all present or future taxes, levies, imposts, duties, deduction, withholdings (including backup withholding), value added taxes, sales and use taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

US-LEGAL-14090429/1 181214-0015 45 “Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Term SOFR Rate. “Term SOFR Determination Day” has the meaning assigned to it under the definition of “Term SOFR Reference Rate”. “Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator. “Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day. “Termination Date” is defined in the lead-in of Article 6 hereof. “Total Consideration” means the total amount (but without duplication) of (a) cash paid in connection with any Acquisition, plus (b) Indebtedness for borrowed money payable to the seller in connection with such Acquisition, plus (c) the fair market value of any equity securities, including any warrants or options therefor, delivered to the seller in connection with any Acquisition, plus (d) the amount of Indebtedness assumed in connection with any Acquisition. “Total Funded Net Debt” means, at any time the same is to be determined, the aggregate amount of all Indebtedness under clauses (a), (c), (d) and (e) of such definition (to the extent, in the case of clause (e), that such obligations are funded obligations that have not been reimbursed within two Business Days following the funding thereof) of the Lead Borrower and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP, less Unrestricted Cash. “Transactions” means the establishment of the Revolving Credit Commitments on the Closing Date and the payment of fees and expenses in connection therewith. “Trade Date” has the is defined in Section 10.10(b)(ii)(A) hereof. “Tranche” is defined in Section 2.13(a) hereof.

US-LEGAL-14090429/1 181214-0015 46 “Treasury Capital Stock” is defined in Section 6.19(f) hereof. “Treasury Regulations” means the regulations issued by the Internal Revenue Service under the Code, as such regulations may be amended from time to time. “UCC” means the Uniform Commercial Code or any successor provision thereof as in effect from time to time (except as otherwise specified) in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral. “UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “Unrestricted Cash” shall mean, on any date of determination, the cash or cash equivalents of the Lead Borrower and the Restricted Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Lead Borrower and the Restricted Subsidiaries. “Unrestricted Subsidiary” means (a) any Subsidiary designated by the Lead Borrower as an Unrestricted Subsidiary pursuant to Section 6.9 subsequent to the Closing Date and (b) any Subsidiary of an Unrestricted Subsidiary. “Unused Revolving Credit Commitments” means, at any time, the difference between the Revolving Credit Commitments then in effect and the aggregate outstanding principal amount of Revolving Loans and L/C Obligations. “U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code. “U.S. Tax Compliance Certificate” is defined in Section 10.1(c)(ii)(B)(iii) hereof. “Voting Stock” of any Person means capital stock, shares or other Equity Interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person (including, without limitation, general partners of a

US-LEGAL-14090429/1 181214-0015 47 partnership), other than stock, shares or other Equity Interests having such power only by reason of the happening of a contingency. “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the quotient obtained by dividing: (a) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such payment; by (b) the sum of all such payments. “Welfare Plan” means a “welfare plan” as defined in Section 3(1) of ERISA. “Wholly-owned Subsidiary” means, at any time, any Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors’ qualifying shares and shares held by a resident of the jurisdiction, in each case, as required by law) or other Equity Interests are owned by any one or more of the Lead Borrower and the Lead Borrower’s other Wholly-owned Subsidiaries at such time. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. Section 1.2 Interpretation. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) Terms Generally. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof. Unless otherwise specified therein, references in a particular agreement to an Exhibit, Schedule, Article, Section, clause or sub-clause refer to the appropriate Exhibit or Schedule to, or Article, Section, clause or sub-clause in, such agreement. The term “including” is by way of example and not limitation. The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form. Any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.” The words “asset”

US-LEGAL-14090429/1 181214-0015 48 and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Unless the context requires otherwise, any definition of or reference to any agreement, instrument or other document herein or in any Loan Document shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified, extended, refinanced or replaced (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications, extensions, refinancings or replacements set forth herein or in any other Loan Document). All terms that are used in this Agreement or any other Loan Document which are defined in the UCC of the State of New York shall have the same meanings herein as such terms are defined in the New York UCC, unless this Agreement or such other Loan Document shall otherwise specifically provide. (b) Times of Day. All references to time of day herein are references to New York City, New York time unless otherwise specifically provided. (c) Accounting Terms; GAAP. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP, (a) except as otherwise provided herein in the definition of “Capital Lease” and (b) without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities by the Lead Borrower or any Subsidiary at “fair value,” as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20, Accounting Standards Update 2020-06 or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. Section 1.3 Certain Determinations. (a) In calculating the Leverage Ratio for purposes of determining the permissibility of any incurrence of Indebtedness hereunder with respect to the amount of any Indebtedness incurred in reliance on a provision of this Agreement that does not require compliance with a Leverage Ratio test (any such amounts, the “Fixed Amounts”) which is incurred substantially concurrently with any Indebtedness incurred in reliance on a provision of this Agreement that requires compliance with a Leverage Ratio test, it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of Indebtedness for purposes of such Leverage Ratio test; provided that notwithstanding the foregoing, any provision of this Agreement requiring Pro Forma Compliance with Section 6.23 (or any part thereof), including in connection with a transaction, such as a Permitted Acquisition, must be satisfied on a Pro Forma Basis, including for the incurrence of Indebtedness, regardless of the provision under which such Indebtedness is or will be incurred.

US-LEGAL-14090429/1 181214-0015 49 (b) Notwithstanding anything to the contrary herein, financial ratios and tests (including the Leverage Ratio (and the components thereof)) contained in this Agreement that are calculated with respect to any test period shall be calculated on a Pro Forma Basis. Section 1.4 Change in Accounting Principles. If, after the Closing Date, there shall occur any change in GAAP (except as otherwise provided herein in the definition of “Capital Lease”) from those used in the preparation of the financial statements referred to in Section 6.1 hereof and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Lead Borrower or the Required Lenders may by notice to the Lenders and the Lead Borrower, respectively, require that the Lenders and the Lead Borrower negotiate in good faith to amend such covenants, standards, and term so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Lead Borrower and its Restricted Subsidiaries shall be the same as if such change had not been made. No delay by the Lead Borrower or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, standard, or term is amended in accordance with this Section 1.4, financial covenants (and all related defined terms) shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles. Without limiting the generality of the foregoing, the Lead Borrower shall neither be deemed to be in compliance with any covenant hereunder nor out of compliance with any covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the Closing Date. Section 1.5 Currency Generally. Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Lead Borrower’s consent to appropriately reflect a change in currency of any country, the adoption of the Euro by any member state of the European Union and any relevant market convention or practice relating to such change in currency or relating to the Euro. Section 1.6 Interest Rates; Benchmark Notifications. The interest rate on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 8.3(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in

US-LEGAL-14090429/1 181214-0015 50 the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. Section 1.7 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time. Section 1.8 Additional Currencies. (a) The Lead Borrower may from time to time request that Revolving Loans be made and/or Letters of Credit be issued in a currency other than Dollars; provided that each such currency is a lawful currency that is readily available, freely transferable and not restricted and able to be converted into Dollars. In the case of any such request with respect to the making of Revolving Loans, such request shall be subject to the approval of the Administrative Agent and each Revolving Lender; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent, each Revolving Lender and the applicable L/C Issuer. (b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., twenty (20) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Revolving Loans, the Administrative Agent shall promptly notify each Revolving Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the Revolving Lenders and the applicable L/C Issuers thereof. Each Revolving Lender (in the case of any such request pertaining to Revolving Loans) or the Revolving Lenders and the applicable L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent not later than 11:00 a.m. ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Revolving Loans or the issuance of Letters of Credit, as the case may be, in such requested currency. (c) Any failure by a Revolving Lender or L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding clause (c) shall be deemed to be a refusal by such Revolving Lender or L/C Issuer, as the case may be, to permit Revolving Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Revolving Lenders consent to making Revolving Loans in such requested currency and the Administrative Agent and such Revolving Lenders reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Administrative Agent shall so

US-LEGAL-14090429/1 181214-0015 51 notify the Lead Borrower and, upon the Lead Borrower’s consent to the appropriate interest rate, (i) the Administrative Agent, such Revolving Lenders and the Lead Borrower may amend this Agreement to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate (and any other administrative changes in the Administrative Agent’s reasonable discretion in consultation with the Lead Borrower) and (ii) to the extent this Agreement has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an available currency for purposes of any Borrowings of Revolving Loans. If the Administrative Agent, the Revolving Lenders and the applicable L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Lead Borrower and (i) the Administrative Agent, the Revolving Lenders, the L/C Issuer and the Lead Borrower may amend this Agreement to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate (and any other administrative changes in the Administrative Agent’s reasonable discretion in consultation with the Lead Borrower) and (ii) to the extent this Agreement has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an available currency for purposes of any Letter of Credit issuances by such consenting L/C Issuer. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.8, the Administrative Agent shall promptly so notify the Lead Borrower. ARTICLE 2. THE LOAN FACILITY. Section 2.1 Revolving Credit Commitments. Prior to the Revolving Credit Termination Date, each Revolving Lender severally and not jointly agrees, subject to the terms and conditions hereof, to make revolving loans (each individually, a “Revolving Loan” and, collectively, the “Revolving Loans”) in Dollars to the Borrowers from time to time during the period from the Closing Date to the Revolving Credit Termination Date up to the amount of such Lender’s Revolving Credit Commitment in effect at such time; provided, however, that the sum of the aggregate principal amount of Revolving Loans and L/C Obligations at any time outstanding shall not exceed the sum of the total Revolving Credit Commitments in effect at such time. Each Borrowing of Revolving Loans shall be made ratably by the Lenders in proportion to their respective Revolver Percentages. As provided in Section 2.4(a), and subject to the terms hereof, the Borrowers may elect that each Borrowing of Revolving Loans be Base Rate Loans or Term Benchmark Loans. Revolving Loans may be repaid and reborrowed before the Revolving Credit Termination Date, subject to the terms and conditions hereof. Section 2.2 Letters of Credit. (a) General Terms. Subject to the terms and conditions hereof, as part of the Revolving Facility the L/C Issuers shall issue standby and documentary letters of credit (each, a “Letter of Credit”) for any Borrower’s account and/or its Restricted Subsidiaries’ account (provided that each shall be jointly and severally liable) in an aggregate undrawn face amount up to the L/C Sublimit; provided, however, that the sum of the Revolving Loans and L/C Obligations at any time outstanding shall not exceed the sum of all Revolving Credit Commitments in effect at such time; provided further that no L/C Issuer shall be under any obligation to issue a Letter of Credit that would result in more than a total of 20 Letters of Credit outstanding; and provided further that (i) no L/C Issuer shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, the aggregate L/C Obligations in respect of Letters of Credit issued by such L/C Issuer

US-LEGAL-14090429/1 181214-0015 52 would exceed the amount stipulated for it in the definition of “L/C Issuer” (such amount, such L/C Issuer’s “Letter of Credit Commitment”), (ii) no L/C Issuer shall be obligated to issue any Letters of Credit that are not standby Letters of Credit and (iii) no L/C Issuer shall be required to issue any Letter of Credit if doing so would result in the aggregate Revolving Loans and Letters of Credit extended by such L/C Issuer to exceed its Revolving Credit Commitment. Each Revolving Lender shall be obligated to reimburse the L/C Issuers for such Revolving Lender’s Revolver Percentage of the amount of each drawing under a Letter of Credit and, accordingly, each Letter of Credit shall constitute usage of the Revolving Credit Commitment of each Revolving Lender pro rata in an amount equal to its Revolver Percentage of the L/C Obligations then outstanding. The Lead Borrower may, at any time and from time to time, reduce the Letter of Credit Commitment of any L/C Issuer with the consent of such L/C Issuer; provided that the Lead Borrower shall not reduce the Letter of Credit Commitment of any L/C Issuer if, after giving effect of such reduction, the conditions set forth in clauses (i) and (iii) above shall not be satisfied. (b) Applications. At any time before the fifth Business Day prior to the Revolving Credit Termination Date, the L/C Issuers shall, at the request of a Borrower, issue one (1) or more Letters of Credit in Dollars, in form and substance acceptable to the applicable L/C Issuer, with expiration dates no later than the earlier of (i) 12 months from the date of issuance (or which are cancelable not later than 12 months from the date of issuance and each renewal) and (ii) five (5) Business Days prior to the Revolving Credit Termination Date, in an aggregate face amount as requested by such Borrower subject to the limitations set forth in clause (a) of this Section 2.2, upon the receipt of a duly executed application for the relevant Letter of Credit in the form then customarily prescribed by the applicable L/C Issuer for the Letter of Credit requested (each, an “Application”); provided that any Letter of Credit with a 12-month tenor may provide for the renewal thereof for additional 12-month periods (which shall in no event extend beyond the date referred to in clause (ii) above, unless an L/C Backstop has been provided to the L/C Issuers thereof). Notwithstanding anything contained in any Application to the contrary: (i) the Borrowers shall pay fees in connection with each Letter of Credit as set forth in Section 2.11(b) hereof, and (ii) if the applicable L/C Issuer is not timely reimbursed for the amount of any drawing under a Letter of Credit as required pursuant to clause (c) of this Section 2.2, the Borrowers’ obligation to reimburse such L/C Issuer for the amount of such drawing shall bear interest (which the Borrowers hereby promise to pay) from and after the date such drawing is paid to but excluding the date of reimbursement by the Borrowers at a rate per annum equal to the sum of 2.00% plus the Applicable Margin plus the Base Rate from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed). Without limiting the foregoing, each L/C Issuer’s obligation to issue a Letter of Credit or increase the amount of a Letter of Credit is subject to the terms or conditions of this Agreement (including the conditions set forth in Section 3.1 and the other terms of this Section 2.2). (c) The Reimbursement Obligations. Subject to Section 2.2(b) hereof, the Borrowers shall reimburse the applicable L/C Issuer for all drawings under a Letter of Credit (a “Reimbursement Obligation”) on the same date of such payment by such L/C Issuer under a Letter of Credit, if the applicable Borrower has been informed of such drawing by the applicable L/C Issuer on or before 10:00 a.m. (New York time) on the date of the payment of such drawing, or (y) if notice of such drawing is given to the applicable Borrower after 10:00 a.m. (New York time) on the date of the payment of such drawing, reimbursement shall be made within two Business Days following the date of the payment of such drawing, by the end of such day, in all instances in

US-LEGAL-14090429/1 181214-0015 53 immediately available funds at the Administrative Agent’s principal office in New York, New York or such other office as the Administrative Agent may designate in writing to such Borrower, and the Administrative Agent shall thereafter cause to be distributed to the applicable L/C Issuer such amount(s) in like funds. If the applicable Borrower does not make any such reimbursement payment on the date due and the Participating Lenders fund their participations in the manner set forth in Section 2.2(d) below, then all payments thereafter received by the Administrative Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 2.2(d) below. In addition, for the benefit of the Administrative Agent, the L/C Issuers and each Lender, the Borrowers agree that, notwithstanding any provision of any Application, its obligations under this Section 2.2(c) and each Application shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the Applications, under all circumstances whatsoever, and irrespective of any claim or defense that the Borrowers may otherwise have against the Administrative Agent, the L/C Issuers or any Lender, including without limitation (i) any lack of validity or enforceability of any Loan Document; (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Loan Document; (iii) the existence of any claim of setoff the Borrowers may have at any time against a beneficiary of a Letter of Credit (or any Person for whom a beneficiary may be acting), the Administrative Agent, the L/C Issuers, any Lender or any other Person, whether in connection with this Agreement, another Loan Document, the transaction related to the Loan Document or any unrelated transaction; (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (v) payment by the Administrative Agent or an L/C Issuer under a Letter of Credit against presentation to the Administrative Agent or an L/C Issuer of a draft or certificate that does not comply with the terms of the Letter of Credit; provided that the Administrative Agent’s or an L/C Issuer’s determination that documents presented under the Letter of Credit complied with the terms thereof did not constitute gross negligence, bad faith or willful misconduct of the Administrative Agent or an L/C Issuer (as determined by the final, non-appealable judgment of a court of competent jurisdiction); or (vi) any other act or omission to act or delay of any kind by the Administrative Agent or an L/C Issuer, any Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this Section 2.2(c), constitute a legal or equitable discharge of any Borrower’s obligations hereunder or under an Application. (d) The Participating Interests. Each Revolving Lender (other than the Lender acting as L/C Issuer) severally and not jointly agrees to purchase from the L/C Issuers, and each L/C Issuer hereby agrees to sell to each such Revolving Lender (a “Participating Lender”), an undivided participating interest (a “Participating Interest”) to the extent of its Revolver Percentage in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the L/C Issuers. Upon a Borrower’s failure to pay any Reimbursement Obligation on the date and at the time required, or if an L/C Issuer is required at any time to return to a Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Lender shall, not later than the Business Day it receives a certificate in the form of Exhibit A hereto from such L/C Issuer (with a copy to the Administrative Agent) to such effect, if such certificate is received before 12:00 noon, or not later than 12:00 noon the following Business Day, if such certificate is received after such time, pay to the Administrative Agent for the account of such L/C Issuer an amount equal to such Participating Lender’s Revolver Percentage of such unpaid Reimbursement Obligation together with interest on such amount

US-LEGAL-14090429/1 181214-0015 54 accrued from the date such L/C Issuer made the related payment to the date of such payment by such Participating Lender at a rate per annum equal to: (i) from the date such L/C Issuer made the related payment to the date two (2) Business Days after payment by such Participating Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Participating Lender to the date such payment is made by such Participating Lender, the Base Rate in effect for each such day. Each such Participating Lender shall, after making its appropriate payment, be entitled to receive its Revolver Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with each L/C Issuer retaining its Revolver Percentage thereof as a Revolving Lender hereunder. The several obligations of the Participating Lenders to the L/C Issuers under this Section 2.2 shall be absolute, irrevocable and unconditional under any and all circumstances and shall not be subject to any setoff, counterclaim or defense to payment which any Participating Lender may have or has had against a Borrower, the L/C Issuers, the Administrative Agent, any Lender or any other Person. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of the Revolving Credit Commitment of any Revolving Lender (other than by way of assumption pursuant to the terms hereof), and each payment by a Participating Lender under this Section 2.2 shall be made without any offset, abatement, withholding or reduction whatsoever. (e) Indemnification. The Participating Lenders shall, to the extent of their respective Revolver Percentages, indemnify the L/C Issuers (to the extent not reimbursed by the applicable Borrower and without relieving such Borrower of its obligation to do so) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except as a result of the applicable L/C Issuer’s gross negligence or willful misconduct as determined by the final, non-appealable judgment of a court of competent jurisdiction) that such L/C Issuer may suffer or incur in connection with any Letter of Credit issued by it. The obligations of the Participating Lenders under this Section 2.2(e) and all other parts of this Section 2.2 shall survive termination of this Agreement and of all Applications, Letters of Credit, and all drafts and other documents presented in connection with drawings thereunder. (f) Manner of Requesting a Letter of Credit. The applicable Borrower shall hand deliver, telecopy or electronic mail (or transmit by other electronic communication, including an Approved Borrower Portal, if arrangements for doing so have been approved by the respective L/C Issuer) at least three (3) Business Days’ advance written notice to the Administrative Agent and the applicable L/C Issuer (or such lesser notice as the Administrative Agent and the L/C Issuers may agree in their sole discretion) of each request for the issuance of a Letter of Credit, each such notice to be accompanied by a properly completed and executed Application for the requested Letter of Credit and, in the case of an extension or amendment or an increase in the amount of a Letter of Credit, a written request therefor, in a form acceptable to the Administrative Agent and the applicable L/C Issuer, in each case, together with the fees called for by this Agreement. The L/C Issuers shall promptly notify the Administrative Agent and the Lenders of the issuance, extension or amendment of a Letter of Credit. (g) Conflict with Application. In the event of any conflict or inconsistency between this Agreement and the terms of any Application, the terms of this Agreement shall control.

US-LEGAL-14090429/1 181214-0015 55 (h) Resignation or Replacement of L/C Issuer. An L/C Issuer may resign as an L/C Issuer hereunder at any time upon at least thirty (30) days’ prior written notice to the Lenders, the Administrative Agent and the Lead Borrower. An L/C Issuer may be replaced at any time by written agreement among the Lead Borrower, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. The Administrative Agent shall notify the Lenders of any such replacement of an L/C Issuer. At the time any such resignation or replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced L/C Issuer pursuant to Section 2.11(b). From and after the effective date of any such resignation or replacement, (i) the successor L/C Issuer shall have all the rights and obligations of the replaced L/C Issuer under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor and all previous L/C Issuers, as the context shall require. After the resignation or replacement of an L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of such L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement but shall not be required to issue additional Letters of Credit. (i) Additional L/C Issuers. From time to time, the Lead Borrower may by notice to the Administrative Agent designate as an L/C Issuer any additional Revolving Lender that agrees to act in such capacity (in its sole discretion) that are reasonably satisfactory to the Administrative Agent. Each such additional L/C Issuer shall execute a counterpart of this Agreement upon the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and shall thereafter be an L/C Issuer hereunder for all purposes. (j) Provisions Related to Extended Revolving Credit Commitments. If the maturity date in respect of any tranche of Revolving Credit Commitments occurs prior to the expiration of any Letter of Credit issued under such tranche, then (i) if one or more other tranches of Revolving Credit Commitments in respect of which the maturity date shall not have occurred are then in effect, (x) the outstanding Revolving Loans shall be repaid pursuant to Section 2.6 on such maturity date to the extent and in an amount sufficient to permit the reallocation of the Letter of Credit Usage relating to the outstanding Letters of Credit contemplated by clause (y) below and (y) such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Lenders to purchase participations therein and to make payments in respect thereof pursuant to Section 2.2(d)) under (and ratably participated in by Revolving Lenders pursuant to) the Revolving Credit Commitments in respect of such non- terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the Revolving Credit Commitments in respect of such non-terminating tranches at such time (it being understood that (1) the participations therein of Revolving Lenders under the maturing tranche shall be correspondingly released and (2) no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to the immediately preceding clause (i), but without limiting the obligations with respect thereto, the Borrowers shall provide an L/C Backstop with respect to any such Letter of Credit in a manner reasonably satisfactory to the applicable L/C Issuer. If, for any reason, such L/C Backstop is not provided or the reallocation does not occur, the Revolving Lenders under the maturing tranche shall continue to be responsible for their participating interests in the Letters of Credit; provided that, notwithstanding anything to the contrary contained herein, upon any subsequent repayment of the Revolving Loans, the reallocation set forth in clause (i) shall automatically and concurrently occur to the extent of such

US-LEGAL-14090429/1 181214-0015 56 repayment (it being understood that no partial face amount of any Letter of Credit may be so reallocated). Except to the extent of reallocations of participations pursuant to clause (i) of the second preceding sentence, the occurrence of a maturity date with respect to a given tranche of Revolving Credit Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Lenders in any Letter of Credit issued before such maturity date. Commencing with the maturity date of any tranche of Revolving Credit Commitments, the L/C Sublimit under any tranche of Revolving Credit Commitments that has not so then matured shall be as agreed with such Revolving Lenders; provided that in no event shall such sublimit be less than the sum of (x) the Letter of Credit Usage with respect to the Revolving Lenders under such extended tranche immediately prior to such maturity date and (y) the face amount of the Letters of Credit reallocated to such tranche of Revolving Credit Commitments pursuant to clause (i) of the first sentence of this clause (k) (assuming Revolving Loans are repaid in accordance with clause (i)(x)). (k) Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrowers when a Letter of Credit is issued, the rules of the ISP shall apply to each standby Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Borrowers for, and no L/C Issuer’s rights and remedies against the Borrowers shall be impaired by, any action or inaction of an L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the law or any order of a jurisdiction where L/C Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice. Section 2.3 Applicable Interest Rates. (a) Revolving Base Rate Loans. Each Revolving Loan that is a Base Rate Loan made or maintained by a Lender shall bear interest (computed on the basis of a year of 360 days (or, at times when the Base Rate is based on the Prime Rate, 365 or 366 days, as the case may be) and the actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced or created by conversion from a Term Benchmark Loan until, but excluding, the date of repayment thereof at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect, payable in arrears on each Fiscal Quarter End Date and at maturity (whether by acceleration or otherwise). (b) Revolving Term Benchmark Loans. Each Revolving Loan that is a Term Benchmark Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued or created by conversion from a Base Rate Loan until, but excluding, the date of repayment thereof at a rate per annum equal to the sum of the Applicable Margin plus the Term SOFR Rate applicable for such Interest Period, payable in arrears on the last day of the Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three (3) months, on each day occurring every three (3) months after the commencement of such Interest Period.

US-LEGAL-14090429/1 181214-0015 57 (c) Default Rate. While any Event of Default under Section 7.1(a) (with respect to the late payment of principal, interest, Reimbursement Obligations or fees), or, with respect to any Borrower, Section 7.1(j) or (k) exists or after acceleration, such Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the overdue amounts of all Loans, Reimbursement Obligations, interest or fees owing hereunder by it at a rate equal to 2.00% per annum plus (i) in the case of Loans, the interest rate otherwise applicable thereto and (ii) otherwise, the rate applicable to Revolving Loans that are Base Rate Loans. Such interest shall be paid on demand subject, except in the case of any Event of Default under Section 7.1(j) or (k), to the request of the Administrative Agent at the request or with the consent of the Required Lenders. (d) Rate Determinations. The Administrative Agent shall determine each interest rate applicable to the Revolving Loans and the Reimbursement Obligations hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error. Section 2.4 Manner of Borrowing Loans and Designating Applicable Interest Rates. (a) Notice to the Administrative Agent. The applicable Borrower shall give notice to the Administrative Agent by no later than: (i) 1:00 p.m. (New York time) at least three (3) Business Days before the date on which such Borrower requests the Lenders to advance a Borrowing of Loans that are Term Benchmark Loans denominated in Dollars and (ii) 1:00 p.m. (New York time) at least one (1) Business Day before the date such Borrower requests the Lenders to advance a Borrowing of Loans that are Base Rate Loans denominated in Dollars, provided that any such notice to the Administrative Agent to advance a Borrowing of Base Rate Loans denominated in Dollars in an aggregate amount not greater than $150,000,000 may be given by no later than 1:00 p.m. (New York time) on the date of the proposed Borrowing; provided that, if such request for Borrowing is submitted through an Approved Borrower Portal, any signature requirement may be waived at the sole discretion of the Administrative Agent. The Loans included in each Borrowing of Loans shall bear interest initially at the type of rate specified in such notice. Thereafter, with respect to Base Rate Loans and Term Benchmark Loans that are denominated in Dollars, the Borrowers may from time to time elect to change or continue the type of interest rate borne by each Borrowing of Loans or, subject to Section 2.5 hereof, a portion thereof, as follows: (i) if such Borrowing of Loans is of Term Benchmark Loans, on the last day of the Interest Period applicable thereto, the Borrowers may continue part or all of such Borrowing as Term Benchmark Loans or convert part or all of such Borrowing into Base Rate Loans or (ii) if such Borrowing of Loans is of Base Rate Loans, on any Business Day, the Borrowers may convert all or part of such Borrowing into Term Benchmark Loans for an Interest Period or Interest Periods specified by the applicable Borrower. The Borrowers shall give all such notices requesting the advance of a Borrowing in the form delivered by the Administrative Agent to the Borrower (a “Notice of Borrowing”) or continuation or conversion of a Borrowing of Loans to the Administrative Agent by telephone or telecopy (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing), substantially in the form attached hereto as Exhibit B (Notice of Continuation/Conversion), as applicable, or in such other form acceptable to the Administrative Agent. Notice of the continuation of a Borrowing of Loans that are Term Benchmark Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Loans that are Base Rate Loans into Term Benchmark Loans must be given by no later than 1:00 p.m. (New York time) at least three (3) Business Days before the date of the requested continuation or conversion

US-LEGAL-14090429/1 181214-0015 58 of a Borrowing of Loans that are denominated in Dollars. All notices concerning the advance, continuation or conversion of a Borrowing of Loans shall specify the date of the requested advance, continuation or conversion of a Borrowing of Loans (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Term Benchmark Loans, the Interest Period applicable thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Borrowing of Term Benchmark Loans, the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Borrowers agree that the Administrative Agent may rely on any such telephonic or telecopy notice given by any person the Administrative Agent in good faith believes is an Authorized Representative without the necessity of independent investigation (the Borrowers hereby indemnify the Administrative Agent from any liability or loss ensuing from such reliance) and, in the event any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon. (b) Notice to the Lenders. The Administrative Agent shall give prompt telephonic or telecopy notice to each Lender of any notice from a Borrower received pursuant to Section 2.4(a) and, if such notice requests the Lenders to make Term Benchmark Loans, the Administrative Agent shall give notice to the applicable Borrower and each Lender of the interest rate applicable thereto promptly after the Administrative Agent has made such determination. (c) A Borrower’s Failure to Notify; Automatic Continuations and Conversions. If a Borrower fails to give proper notice of the continuation or conversion of any outstanding Borrowing of Loans that are Term Benchmark Loans before the last day of its then current Interest Period within the period required by Section 2.4(a) and such Borrowing is not prepaid in accordance with Section 2.7(a) or (b), such Borrowing shall, at the end of the Interest Period applicable thereto, automatically be converted into a Borrowing of Base Rate Loans. In the event a Borrower fails to give notice pursuant to Section 2.4(a) of a Borrowing of Loans equal to the amount of a Reimbursement Obligation and has not notified the Administrative Agent by 1:00 p.m. (New York time) on the day such Reimbursement Obligation becomes due that it intends to repay such Reimbursement Obligation through funds not borrowed under this Agreement, such Borrower shall be deemed to have requested a Borrowing of Loans that are Base Rate Loans on such day in the amount of the Reimbursement Obligation then due, which Borrowing, if otherwise available hereunder, shall be applied to pay the Reimbursement Obligation then due. (d) Disbursement of Loans. Not later than 1:00 p.m. on the date of any requested advance of a new Borrowing of Loans, subject to Article 3 hereof, each Lender shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Administrative Agent in New York, New York. The Administrative Agent shall promptly wire transfer the proceeds of each new Borrowing of Loans to an account designated by the applicable Borrower in the applicable notice of borrowing. (e) Administrative Agent Reliance on Lender Funding. Unless the Administrative Agent shall have been notified by a Lender prior to the date (or, in the case of a Borrowing of Base Rate Loans, by 1:00 p.m. on such date) on which such Lender is scheduled to make payment to the Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Administrative Agent may assume

US-LEGAL-14090429/1 181214-0015 59 that such Lender has made such payment when due and the Administrative Agent, in reliance upon such assumption may (but shall not be required to) make available to a Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, pay to the Administrative Agent the amount made available to such Borrower attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to such Borrower and ending on (but excluding) the date such Lender pays such amount to the Administrative Agent at a rate per annum equal to: (i) from the date the related advance was made by the Administrative Agent to the date two (2) Business Days after payment by such Lender is due hereunder, the greater of, for each such day, (x) the Federal Funds Rate and (y) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any standard administrative or processing fees charged by the Administrative Agent in connection with such Lender’s non-payment and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day. If such amount is not received from such Lender by the Administrative Agent immediately upon demand, the Borrowers will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under Section 8.1 hereof so that the Borrowers will have no liability under such Section with respect to such payment. Section 2.5 Minimum Borrowing Amounts; Maximum Term Benchmark Loans. Each Borrowing of Base Rate Loans advanced under the Revolving Facility shall be in an amount not less than $1.0 million or such greater amount that is an integral multiple of $1.0 million. Each Borrowing of Term Benchmark Loans advanced, continued or converted under the Revolving Facility shall be in an amount equal to $1.0 million or such greater amount that is an integral multiple of $1.0 million. Without the Administrative Agent’s consent, there shall not be more than ten (10) Borrowings of Term Benchmark Loans outstanding at any one time. Section 2.6 Maturity of Loans. Each Revolving Loan, both for principal and interest, shall mature and become due and payable by the Borrowers on the Revolving Credit Termination Date. Section 2.7 Prepayments. (a) Voluntary Prepayments of Revolving Loans. The Borrowers may prepay without premium or penalty (except as set forth in Section 8.1 below) and in whole or in part any Borrowing of (i) Revolving Loans that are Term Benchmark Loans at any time upon at least two (2) Business Days’ prior notice by the applicable Borrower to the Administrative Agent or (ii) Revolving Loans that are Base Rate Loans at any time upon at least one (1) Business Day’s prior notice by the applicable Borrower to the Administrative Agent (in the case of each of clauses (i) and (ii), such notice must be in writing (or telephone notice promptly confirmed by written notice) and received by the Administrative Agent prior to 2:00 p.m. (New York time) on such date), in each case, such prepayment to be made by the payment of the principal amount to be prepaid and, in the case of any Term Benchmark Loans, accrued interest thereon to the date fixed for prepayment plus any amounts due the Lenders under Section 8.1; provided, however, that no Borrower may partially repay a Borrowing (i) if such Borrowing is of Base Rate Loans, in a

US-LEGAL-14090429/1 181214-0015 60 principal amount less than $0.5 million, and (ii) if such Borrowing is of Term Benchmark Loans, in a principal amount less than $1.0 million, except, in each case, in such lesser amount of the entire principal amount thereof then outstanding. Any such notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by a Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. (b) Mandatory Prepayments. (i) The Borrowers shall, on each date the Revolving Credit Commitments are reduced pursuant to Section 2.9, prepay the Revolving Loans and, if necessary after such Revolving Loans have been repaid in full, replace or cause to be cancelled (or provide an L/C Backstop or make other arrangements reasonably satisfactory to the L/C Issuers) outstanding Letters of Credit by the amount, if any, necessary to reduce the sum of the aggregate principal amount of Revolving Loans and L/C Obligations then outstanding to the amount to which the Revolving Credit Commitments have been so reduced. Each prefunding of L/C Obligations that the Borrowers choose to make to the Administrative Agent as a result of the application of this clause (i) by the deposit of cash or Cash Equivalents with the Administrative Agent shall be made in accordance with Section 7.4. (ii) Unless the applicable Borrower otherwise directs, prepayments of Revolving Loans under this Section 2.7(c) shall be applied first to Borrowings of Base Rate Loans until payment in full thereof with any balance applied to Borrowings of Term Benchmark Loans in the order in which their Interest Periods expire. Each prepayment of Loans under this Section 2.7(c) shall be made by the payment of the principal amount to be prepaid together with any amounts due the Lenders under Section 8.1. (c) Defaulting Lenders. Until such time as the Default Excess (as defined below) with respect to any Defaulting Lender has been reduced to zero, (i) any voluntary prepayment of the Revolving Loans pursuant to Section 2.7(b) shall, if the applicable Borrower so directs at the time of making such voluntary prepayment, be applied to the Revolving Loans of other Lenders as if such Defaulting Lender had no loans outstanding and the Revolving Credit Commitments of such Defaulting Lender were zero and (ii) any mandatory prepayment of the Loans pursuant to Section 2.7(c) shall, if the applicable Borrower so directs at the time of making such mandatory prepayment, be applied to the Loans of other Lenders (but not to the Loans of such Defaulting Lender) as if such Defaulting Lender has funded all defaulted Loans of such Defaulting Lender, it being understood and agreed that the Borrowers shall be entitled to retain any portion of any mandatory prepayment of the Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (c). “Default Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Revolver Percentage of the aggregate outstanding principal amount of the applicable Loans of all the applicable Lenders (calculated as if all Defaulting Lenders (including such Defaulting Lender) had funded all of their respective defaulted Loans) over the aggregate outstanding principal amount of the applicable Loans of such Defaulting Lender.

US-LEGAL-14090429/1 181214-0015 61 Section 2.8 Place and Application of Payments. All payments of principal of and interest on the Loans and the Reimbursement Obligations, and of all other Obligations payable by the Borrowers under this Agreement and the other Loan Documents, shall be made by the Borrowers to the Administrative Agent by no later than 2:00 p.m. on the due date thereof at the office of the Administrative Agent in New York, New York (or such other location as the Administrative Agent may designate to the Borrowers in writing) for the benefit of the Lender or Lenders entitled thereto. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All such payments shall be made in Dollars, in immediately available funds at the place of payment, in each case without setoff or counterclaim, except as provided in Section 10.7. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans and on Reimbursement Obligations in which the Lenders have purchased Participating Interests ratably to the applicable Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. Anything contained herein to the contrary notwithstanding, (x) pursuant to the exercise of remedies under Sections 7.2 and 7.3 hereof or (y) after written instruction by the Required Lenders, after the occurrence and during the continuation of an Event of Default, all payments and collections received in respect of the Obligations by the Administrative Agent or any of the Lenders shall be remitted to the Administrative Agent and distributed as follows: (a) first, to the payment of any outstanding costs and expenses incurred by the Administrative Agent in protecting, preserving or enforcing rights under the Loan Documents, and in any event all costs and expenses of a character which the Borrowers have agreed to pay the Administrative Agent under Section 10.13 hereof (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Administrative Agent); (b) second, to the payment of any outstanding interest and fees due under the Loan Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; (c) third, to the payment of principal on the Revolving Loans and unpaid Reimbursement Obligations (together with amounts to be held by the Administrative Agent as collateral security for any outstanding L/C Obligations pursuant to Section 7.4 hereof (until the Administrative Agent is holding an amount of cash equal to 103% of the then outstanding amount of all Letters of Credit, to the extent the same have not been replaced or cancelled or otherwise provided for to the reasonable satisfaction of the L/C Issuers)), the aggregate amount paid to (or held as collateral security for) the applicable Secured Parties, to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; (d) fourth, to the payment of all other unpaid Obligations to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; and (e) fifth, to the Borrowers or whoever else may be lawfully entitled thereto.

US-LEGAL-14090429/1 181214-0015 62 Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor. Section 2.9 Commitment Terminations. The Borrower shall have the right at any time and from time to time, upon three (3) Business Days’ prior written notice to the Administrative Agent (which notice may conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied), to terminate the Revolving Credit Commitments in whole or in part, any partial termination to be (i) in an amount not less than $1.0 million or any greater amount that is an integral multiple of $0.1 million and (ii) allocated ratably among the Lenders in proportion to their respective Revolver Percentages; provided that the Revolving Credit Commitments may not be reduced to an amount less than the sum of the aggregate principal amount of Revolving Loans and of L/C Obligations then outstanding; provided further that all Revolving Credit Commitments shall terminate automatically on the Revolving Credit Termination Date. Any termination of the Revolving Credit Commitments below the L/C Sublimit then in effect shall reduce the L/C Sublimit by a like amount. The Administrative Agent shall give prompt notice to each Lender of any such termination (in whole or in part) of the Revolving Credit Commitments. Any termination of the Revolving Credit Commitments pursuant to this Section 2.9 may not be reinstated. Section 2.10 Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. (b) The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, with respect to Revolving Loans, the type thereof and, with respect to Term Benchmark Loans, the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender’s share thereof. (c) The entries maintained in the accounts maintained pursuant to clauses (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with their terms. (d) Any Lender may request that its Loans be evidenced by a promissory note or notes in the form of Exhibit C (a “Revolving Note”). In such event, the Borrowers shall prepare, execute and deliver to such Lender a Revolving Note payable to such Lender in the amount of such Lender’s Revolver Percentage of the applicable Revolving Credit Commitment. Thereafter, the Loans evidenced by such Revolving Note or Revolving Notes and interest thereon shall at all times (including after any assignment pursuant to Section 10.10) be represented by one or more Revolving Notes, except to the extent that any such Lender or assignee subsequently returns any

US-LEGAL-14090429/1 181214-0015 63 such Revolving Note for cancellation and requests that such Loans once again be evidenced as described in subsections (a) and (b) above. Section 2.11 Fees. (a) Revolving Credit Commitment Fee. The Borrowers shall pay to the Administrative Agent for the ratable account of the Lenders according to their Revolver Percentages a commitment fee at a rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) on the average daily Unused Revolving Credit Commitments (the “Commitment Fee”); provided, however, that no Commitment Fee shall accrue to the Unused Revolving Credit Commitment of a Defaulting Lender, or be payable for the benefit of such Lender, so long as such Lender shall be a Defaulting Lender. Such Commitment Fee shall be payable on or prior to the fifteenth (15) day after the last Business Day of each fiscal quarter (commencing on the first such date occurring after the Closing Date) and on the Revolving Credit Termination Date. (b) Letter of Credit Fees. On or prior to the fifteenth (15) day after the last Business Day of each fiscal quarter (commencing on the first such date occurring after the Closing Date) and on the Revolving Credit Termination Date, the Borrowers shall pay to the L/C Issuer for its own account a fronting fee equal to 0.125% of the face amount of (including of the increase in the face amount of) each outstanding Letter of Credit. On or prior to the fifteenth (15) day after the last Business Day of each fiscal quarter (commencing on the first such date occurring after the Closing Date) and on the Revolving Credit Termination Date, the Borrowers shall pay to the Administrative Agent, for the ratable benefit of the Lenders according to their Revolver Percentages, a letter of credit fee at a rate per annum equal to the Applicable Margin then in effect with respect to Term Benchmark Loans under the Revolving Facility (computed on the basis of a year of 360 days and the actual number of days elapsed) during each day of such quarter applied to the daily average face amount of Letters of Credit outstanding during such quarter; provided that while any Event of Default under Section 7.1(a) (with respect to the late payment of principal, interest, Reimbursement Obligations or fees) or Section 7.1(j) or Section 7.1(k) exists or after acceleration (but without duplication of the rate set forth in Section 2.3(d)), such rate with respect to overdue fees shall increase by 2.00% over the rate otherwise payable and such fee shall be paid, except in the case of any Event of Default under Section 7.1(j) or (k), on demand subject to the request of the Administrative Agent at the request or with the consent of the Required Lenders; provided further that no letter of credit fee shall accrue to the Revolver Percentage of a Defaulting Lender, or be payable for the benefit of such Lender, so long as such Lender shall be a Defaulting Lender. In addition, the Borrowers shall pay to the L/C Issuers for their own account the L/C Issuers’ standard drawing, negotiation, amendment, transfer and other administrative fees for each Letter of Credit. Such standard fees referred to in the preceding sentence may be established by the L/C Issuers from time to time. (c) Administrative Agent Fees. The Lead Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees payable in the amounts and at the times separately agreed upon between the Lead Borrower and the Administrative Agent. (d) Fees Generally. All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the applicable

US-LEGAL-14090429/1 181214-0015 64 Lenders, except that the Borrowers shall pay the fronting fees directly to the applicable L/C Issuer. Once paid when due and payable, none of the fees shall be refundable under any circumstances. Section 2.12 Incremental Credit Extensions. (a) At any time and from time to time after the Closing Date, subject to the terms and conditions set forth herein, the Lead Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly make such notice available to each of the Lenders), pursuant to an incremental amendment (an “Incremental Amendment”) request to increase the aggregate amount of the Revolving Credit Commitments (each such increase, a “Revolving Credit Commitment Increase”) from Additional Revolving Lenders; provided that, unless otherwise provided below, upon the effectiveness of each Incremental Amendment: (i) except as otherwise agreed by the Additional Revolving Lenders providing a Revolving Credit Commitment Increase to finance an Acquisition or other investment permitted under this Agreement, no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto; (ii) solely during a Non-IG Period, on the date of the incurrence or effectiveness of such Incremental Facility (assuming such Revolving Credit Commitment Increase has been drawn in full), the Lead Borrower shall be in compliance, on a Pro Forma Basis, with the financial covenants set forth in Section 6.23(a) recomputed as of the last day of the most recently ended fiscal quarter for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b); provided that, to the extent incurred in connection with an Acquisition, at the Lead Borrower’s election, the Lead Borrower’s compliance on a Pro Forma Basis with the financial covenants set forth in Section 6.23(a) may be determined at the time of the signing of any acquisition agreement with respect thereto or at the time of the closing of such acquisition; provided, further that if the Lead Borrower has made the election to measure such compliance on the date of the signing of an acquisition agreement, in connection with the calculation of any ratio with respect to the incurrence of Indebtedness or Liens, or the making of investments, Distributions, Restricted Debt Payments, asset sales, fundamental changes or the designation of an Unrestricted Subsidiary on or following such date and until the earlier of the date on which such Acquisition is consummated or the definitive agreement for such Acquisition is terminated or expired (but not for the purposes of calculating any financial covenant), such ratio shall be calculated on a Pro Forma Basis assuming such Acquisition and any other Specified Transactions in connection therewith (including the incurrence of Indebtedness) have been consummated; (iii) the aggregate principal amount of all Revolving Credit Commitment Increases shall not exceed the Incremental Cap; (iv) the terms of any Revolving Credit Commitment Increase shall be identical to the then-existing Revolving Facility and shall have the same Borrowers and Guarantors as the then-existing Revolving Facility;

US-LEGAL-14090429/1 181214-0015 65 (v) the Lead Borrower shall have delivered to the Administrative Agent a certificate of a financial officer certifying to the effect set forth in subclauses (A) and (B) above, together with reasonably detailed calculations demonstrating compliance with subclause (B) above (which calculations shall, if made as of the last day of any fiscal quarter of the Lead Borrower for which the Lead Borrower has not delivered to the Administrative Agent the financial statements and Compliance Certificate required to be delivered by Section 6.1(e), be accompanied by a reasonably detailed calculation of Consolidated Adjusted EBITDA for the relevant period); (vi) all fees or other payments owing pursuant to Section 10.13 or as otherwise agreed in writing in respect of such Commitment Increase to the Administrative Agent and the Additional Revolving Lenders shall have been paid; (vii) each Revolving Credit Commitment Increase shall be in a minimum principal amount of $50.0 million and integral multiples of $1.0 million in excess thereof; provided that such amount may be less than $50.0 million if such amount represents all of the remaining availability under the aggregate principal amount of Revolving Credit Commitment Increases set forth above; and (viii) no Lender shall be obligated to provide any Revolving Credit Commitment Increase unless it so agrees. (b) Each notice from the Lead Borrower pursuant to this Section 2.12 shall set forth the requested amount of the relevant Commitment Increase. (c) Upon the implementation of any Revolving Credit Commitment Increase pursuant to this Section 2.12, (A) each Revolving Lender of the applicable Class of Revolving Credit Commitments being so increased immediately prior to such increase will automatically and without further act be deemed to have assigned to each relevant Additional Revolving Lender, and each relevant Additional Revolving Lender will automatically and without further act be deemed to have assumed a portion of such Revolving Lender’s Participating Interests such that, after giving effect to each deemed assignment and assumption of participations, all of the Revolving Lenders’ (including each Additional Revolving Lender’s) Participating Interests shall be held on a pro rata basis on the basis of their Revolver Percentage of the applicable Class of Revolving Credit Commitments being so increased (after giving effect to any Revolving Credit Commitment Increase) and (B) the existing Revolving Lenders of the applicable Class shall assign Revolving Loans to certain other Revolving Lenders of such Class (including the Additional Revolving Lenders providing the relevant Revolving Credit Commitment Increase), and such other Revolving Lenders (including the Additional Revolving Lenders providing the relevant Revolving Credit Commitment Increase) shall purchase such Revolving Loans, in each case to the extent necessary so that all of the Revolving Lenders of such Class participate in each outstanding Borrowing of Revolving Loans of such Class pro rata on the basis of their Revolver Percentage (after giving effect to any Revolving Credit Commitment Increase); it being understood and agreed that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

US-LEGAL-14090429/1 181214-0015 66 (d) Effective on the date of each Revolving Credit Commitment Increase the maximum amount of Letter of Credit Usage permitted hereunder shall increase by an amount, if any, agreed upon by the Administrative Agent, the L/C Issuers and the Lead Borrower; provided that the Letter of Credit Usage shall not exceed the Revolving Credit Commitment after giving effect to the Revolving Credit Commitment Increase. (e) An Incremental Amendment may, subject to Section 2.12(a), without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary, in the reasonable opinion of the Administrative Agent and the Lead Borrower, to effect the provisions of this Section 2.12 (including, in connection with a Revolving Credit Commitment Increase, to reallocate Revolving Exposure on a pro rata basis among the relevant Revolving Lenders). Section 2.13 Extensions of Revolving Credit Commitments. (a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Lead Borrower after the Closing Date to all Lenders holding Revolving Credit Commitments with a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the applicable Revolving Credit Commitments with a like maturity date) and on the same terms to each such Lender, the Lead Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of all or a portion of each such Lender’s Revolving Credit Commitments and otherwise modify the terms of such Revolving Credit Commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Revolving Credit Commitments (and related outstandings)) (each, an “Extension,” and each group of Revolving Credit Commitments, as applicable, in each case as so extended, as well as the original Revolving Credit Commitments (not so extended), being a “tranche”; any Extended Revolving Credit Commitments shall constitute a separate tranche of Revolving Credit Commitments from the tranche of Revolving Credit Commitments from which they were converted), so long as the following terms are satisfied: (i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders; (ii) except as to interest rates, fees and final maturity (which shall be determined by the Lead Borrower and set forth in the relevant Extension Offer, but which final maturity shall not be earlier than the final maturity date of any other existing tranche of Revolving Credit Commitments), the Revolving Credit Commitment of any Lender that agrees to an extension with respect to such Revolving Credit Commitment extended pursuant to an Extension (an “Extended Revolving Credit Commitment”; and the Loans thereunder, “Extended Revolving Loans”), and the related outstandings, shall be a Revolving Credit Commitment (or related outstandings, as the case may be) with the same terms (or terms not less favorable to existing Lenders) as the original Revolving Credit Commitments (and related outstandings); provided that (x) subject to the provisions of Section 2.2(k) to the extent dealing with Letters of Credit which mature or expire after a maturity date when there exist Extended Revolving Credit Commitments with a longer maturity date, all

US-LEGAL-14090429/1 181214-0015 67 Letters of Credit shall be participated in on a pro rata basis by all Lenders with Extended Revolving Credit Commitments in accordance with their Revolver Percentages (and except as provided in Section 2.2(k), without giving effect to changes thereto on an earlier maturity date with respect to Letters of Credit theretofore incurred or issued), (y) all borrowings and repayments (except for (A) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings), (B) repayments required upon the maturity date of the non-extending Revolving Credit Commitments and (C) repayments made in connection with a permanent repayment and reduction or termination of commitments) of Extended Revolving Loans after the applicable Extension date shall be made on a pro rata basis with all other Revolving Credit Commitments and (z) at no time shall there be Revolving Credit Commitments hereunder (including Extended Revolving Credit Commitments, any commitments with respect to any Incremental Revolving Credit Facility and any original Revolving Credit Commitments) that have more than three (3) different maturity dates; (iii) if the aggregate principal amount of Revolving Credit Commitments in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Revolving Credit Commitments offered to be extended by the Lead Borrower pursuant to such Extension Offer, then the Revolving Credit Commitments of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer; (iv) the Extensions shall be in a minimum amount of $50.0 million; (v) any applicable Minimum Extension Condition shall be satisfied or waived by the Lead Borrower; and (vi) all documentation in respect of such Extension shall be consistent with the foregoing. (b) With respect to all Extensions consummated by the Lead Borrower pursuant to this Section 2.13, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments or commitment reductions for purposes of Section 2.7, 2.8, 2.9 or 2.10, and (ii) except as required by clause (a)(iv) above, no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Lead Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Lead Borrower’s sole discretion and which may be waived by the Lead Borrower) of Revolving Credit Commitments of any or all applicable tranches to be tendered. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.13 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Section 2.7, 2.8, 2.9 or 2.10) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.13.

US-LEGAL-14090429/1 181214-0015 68 (c) No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Revolving Credit Commitments (or a portion thereof) and (B) the consent of each L/C Issuer to the extent such L/C Issuer’s obligations to issue Letters of Credit is extended (or any outstanding Letter of Credit issued by such L/C Issuer is affected) as a result of such Extension. All Extended Revolving Credit Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis and guaranteed on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents pursuant to the Guaranty. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Lead Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of Revolving Credit Commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Lead Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.13. In addition, if so provided in such amendment and with the consent of the L/C Issuers, participants in Letters of Credit expiring on or after the latest maturity date (but in no event later than the date that is five (5) Business Days prior to the Final Revolving Termination Date) in respect of the Revolving Credit Commitments shall be re-allocated from Lenders holding non- extended Revolving Credit Commitments to Lenders holding Extended Revolving Credit Commitments in accordance with the terms of such amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Credit Commitments, be deemed to be participation interests in respect of such Revolving Credit Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly. (d) In connection with any Extension, the Lead Borrower shall provide the Administrative Agent at least ten (10) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.13. Section 2.14 Refinancing Facilities. (a) Notwithstanding anything to the contrary in this Agreement, the Lead Borrower may by written notice to the Administrative Agent establish one or more additional Classes of Revolving Credit Commitments (“Replacement Revolving Facility”) providing for revolving commitments (each, a “Replacement Revolving Credit Commitments” and the revolving loans thereunder, “Replacement Revolving Loans”), which replace in whole or in part any Class of Revolving Credit Commitments under this Agreement. Each such notice shall specify the date (each, a “Replacement Revolving Facility Effective Date”) on which the Lead Borrower proposes that the Replacement Revolving Credit Commitments shall become effective, which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion); provided that:

US-LEGAL-14090429/1 181214-0015 69 (i) before and after giving effect to the establishment of such Replacement Revolving Credit Commitments on the Replacement Revolving Facility Effective Date, each of the conditions set forth in Section 3.1 shall be satisfied; (ii) after giving effect to the establishment of any Replacement Revolving Credit Commitments and any concurrent reduction in the aggregate amount of any other Revolving Credit Commitments, the aggregate amount of Revolving Credit Commitments shall not exceed the aggregate amount of the Revolving Credit Commitments outstanding immediately prior to the applicable Replacement Revolving Facility Effective Date plus amounts used to pay fees, premiums, costs and expenses (including original issue discount) and accrued interest associated therewith; (iii) no Replacement Revolving Credit Commitments shall have a final maturity date (or require commitment reductions or amortizations) prior to the Final Revolving Termination Date for the Revolving Credit Commitments being replaced; (iv) all other terms applicable to such Replacement Revolving Facility (other than provisions relating to (x) fees, interest rates and other pricing terms which shall be as agreed between the Lead Borrower and the Lenders providing such Replacement Revolving Credit Commitments and (y) the amount of any letter of credit sublimit and swingline commitment under such Replacement Revolving Facility, which shall be as agreed between the Lead Borrower, the Lenders providing such Replacement Revolving Credit Commitments, the Administrative Agent and the replacement issuing bank and replacement swingline lender, if any, under such Replacement Revolving Credit Commitments), when taken as a whole, shall be substantially similar to, or no less favorable to the Lead Borrower and its Subsidiaries than (as reasonably determined by the Lead Borrower), those, taken as a whole, applicable to the Revolving Credit Commitments so replaced (except to the extent such covenants and other terms apply solely to any period after the Final Revolving Termination Date in effect at the time of incurrence or added for the benefit of the existing Lenders); provided that a certificate of a Responsible Officer of the Lead Borrower delivered to the Administrative Agent for posting to the Lenders at least five (5) Business Days prior to the incurrence of such Replacement Revolving Credit Commitments, together with a reasonably detailed description of the material terms and conditions of such Replacement Revolving Credit Commitments or drafts of the documentation relating thereto, stating that the Lead Borrower has determined in good faith that such terms and conditions satisfy the requirements in this clause (iv) shall be conclusive evidence that such terms and conditions satisfy the requirements in this clause (iv) unless the Required Lenders through the Administrative Agent notify the Lead Borrower within such five (5) Business Day period that they disagree with such determination (including a reasonable description of the basis upon which they disagree); (v) there shall be no borrower (other than the Borrowers) and no guarantors (other than the Guarantors) in respect of such Replacement Revolving Facility; and (vi) Replacement Revolving Credit Commitments and extensions of credit thereunder shall not be secured by any asset of the Borrowers and their Subsidiaries other than the Collateral.

US-LEGAL-14090429/1 181214-0015 70 (b) The Lead Borrower may approach any Lender or any other person that would be an Eligible Assignee of a Revolving Credit Commitment to provide all or a portion of the Replacement Revolving Credit Commitments; provided that any Lender offered or approached to provide all or a portion of the Replacement Revolving Credit Commitments may elect or decline, in its sole discretion, to provide a Replacement Revolving Credit Commitment. Any Replacement Revolving Credit Commitment made on any Replacement Revolving Facility Effective Date shall be designated an additional Class of Revolving Credit Commitments for all purposes of this Agreement; provided that any Replacement Revolving Credit Commitments may, to the extent provided in the applicable Refinancing Amendment, be designated as an increase in any previously established Class of Revolving Credit Commitments. (c) The Lead Borrower and each Lender providing the Replacement Revolving Credit Commitments shall execute and deliver to the Administrative Agent an amendment to this Agreement (a “Refinancing Amendment”) and such other documentation as the Administrative Agent shall reasonably specify to evidence such Replacement Revolving Credit Commitments. For purposes of this Agreement and the other Loan Documents if a Lender is providing a Replacement Revolving Credit Commitment, such Lender will be deemed to have a Revolving Credit Commitment having the terms of such Replacement Revolving Credit Commitment. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.14), (i) no Replacement Revolving Credit Commitment is required to be in any minimum amount or any minimum increment, (ii) there shall be no condition to any incurrence of any Replacement Revolving Credit Commitment at any time or from time to time other than those set forth in clause (a) above and (iii) all Replacement Revolving Credit Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that rank equally and ratably with the other Obligations. Section 2.15 Lead Borrower. (a) Each Additional Borrower hereby designates the Lead Borrower as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with the Administrative Agent, any L/C Issuer or any Lender. The Lead Borrower hereby accepts such appointment. The Administrative Agent and the Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any Notice of Borrowing) delivered by the Lead Borrower on behalf of any Additional Borrower. The Administrative Agent and the Lenders may give any notice or communication with a Borrower hereunder to the Lead Borrower on behalf of such Borrower. Each of the Administrative Agent, the L/C Issuers and the Lenders shall have the right, in its discretion, to deal exclusively with the Lead Borrower for any or all purposes under the Loan Documents. Each Additional Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by the Lead Borrower shall be binding upon and enforceable against it.

US-LEGAL-14090429/1 181214-0015 71 (b) Each Borrower hereby accepts joint and several liability hereunder and under the other Loan Documents in consideration of the Credit Extensions to be provided by the Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each of the Borrowers. Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with each other Borrower, with respect to the payment and performance of all of the Obligations of such other Borrower. If and to the extent that a Borrower shall fail to make any payment with respect to any of such Borrower’s Obligations as and when due or to perform any of such Borrower’s Obligations in accordance with the terms thereof, then in each such event, each other Borrower will be obligated to make such payment with respect to, or perform, such Borrower’s Obligation. (c) Subject to the terms and conditions hereof, the Obligations of each Borrower under the provisions of this Section 2.15 constitute the absolute and unconditional, full recourse Obligations of such Borrower, enforceable against such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement, the other Loan Documents or any other circumstances whatsoever. The provisions of this Section 2.15 are made for the benefit of the Agents, the Lenders and their successors and assigns, and may be enforced by them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Agents, the Lenders or such successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any other Borrower or to exhaust any remedies available to it or them against any other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. (d) The provisions of this Section 2.15 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied; provided that each Additional Borrower shall be released from these provisions to the extent it is released as an Additional Borrower pursuant to Section 10.27. Section 2.16 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender: (a) Fees shall cease to accrue for such Defaulting Lender pursuant to Section 2.11. (b) The Commitments, Loans and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.11); provided that this Section 2.16(b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification effecting (i) an increase or extension of such Defaulting Lender’s Revolving Credit Commitment or (ii) the reduction or excuse of principal amount of, or interest or fees payable on, such Defaulting Lender’s Loans or the postponement of the scheduled date of payment of such principal amount, interest or fees to such Defaulting Lender.

US-LEGAL-14090429/1 181214-0015 72 (c) If any Letters of Credit exist at the time such Lender becomes a Defaulting Lender then: (i) Such Defaulting Lender’s L/C Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Revolver Percentages (but excluding the Revolving Credit Commitments of all the Defaulting Lenders from both the numerator and the denominator) but only to the extent (x) the sum of all the Revolving Exposure owed to all non-Defaulting Lenders does not exceed the total of all non- Defaulting Lenders’ unused Revolving Credit Commitments, (y) the representations and warranties of each Loan Party set forth in the Loan Documents to which it is a party are true and correct at such time, except to the extent that any such representation and warranty relates to an earlier date (in which case such representation and warranty shall be true and correct as of such earlier date), and (z) no Default or Event of Default shall have occurred and be continuing at such time; (ii) If the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall, within two Business Days following notice by the Administrative Agent, cash collateralize for the benefit of the relevant L/C Issuers such Defaulting Lender’s L/C Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) for so long as any Letters of Credit are outstanding; (iii) If the Borrowers cash collateralize any portion of such Defaulting Lender’s L/C Exposure pursuant clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender’s L/C Exposure during the period such Defaulting Lender’s L/C Exposure is cash collateralized by the Borrowers; (iv) If L/C Exposures of the non-Defaulting Lenders are reallocated pursuant to clause (i) above, then the fees payable to the Revolving Lenders pursuant to Section 2.11(a) and Section 2.11(b) shall be adjusted to reflect such non-Defaulting Lenders’ L/C Exposure as reallocated; and (v) If any Defaulting Lender’s L/C Exposure is neither cash collateralized nor reallocated pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the L/C Issuers or any Revolving Lender hereunder, all letter of credit fees payable under Section 2.11(b) with respect to such Defaulting Lender’s L/C Exposure shall be payable to each applicable L/C Issuer until such L/C Exposure is cash collateralized and/or reallocated. (d) So long as such Defaulting Lender is a Defaulting Lender, the L/C Issuers shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related L/C Exposure will be 100% covered by the unused Revolving Credit Commitments of the non- Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.16(c)(ii), and the participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.16(c)(i) (and such Defaulting Lender shall not participate therein).

US-LEGAL-14090429/1 181214-0015 73 The rights and remedies against a Defaulting Lender under this Agreement are in addition to other rights and remedies that the Borrowers may have against such Defaulting Lender with respect to any funding default and that the Administrative Agent or any Lender may have against such Defaulting Lender with respect to any funding default. In the event that the Administrative Agent, the Borrowers and each applicable L/C Issuer each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Revolving Exposure shall be readjusted to reflect the inclusion of such Lender’s unused Revolving Credit Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause such outstanding Revolving Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Revolving Lenders (including such Lender) in accordance with their applicable percentages, whereupon such Lender will cease to be a Defaulting Lender and will be a non-Defaulting Lender and any applicable cash collateral shall be promptly returned to the Borrowers and any L/C Exposure of such Lender reallocated pursuant to the requirements above shall be reallocated back to such Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; provided that, subject to Section 10.26 and except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender. ARTICLE 3. CONDITIONS PRECEDENT. Section 3.1 All Credit Extensions. At the time of each Credit Extension made on or after the Closing Date: (a) each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct in all material respects (or in all respects, if qualified by a materiality threshold) as of said time, except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (or in all respects, if qualified by a materiality threshold) as of such earlier date; (b) no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Extension; (c) after giving effect to any requested Credit Extension, the aggregate principal amount of all Revolving Loans and L/C Obligations under this Agreement shall not exceed the aggregate Revolving Credit Commitments; and (d) (i) in the case of a Borrowing, the Administrative Agent shall have received the notice required by Section 2.4 hereof, (ii) in the case of the issuance of any Letter of Credit the applicable L/C Issuer shall have received a duly completed Application, and/or (iii) in the case of an extension or increase in the amount of a Letter of Credit the applicable L/C Issuer shall have received, a written request therefor in a form reasonably acceptable to the applicable L/C Issuer. Each request for a Borrowing covered under this Section 3.1 and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit

US-LEGAL-14090429/1 181214-0015 74 covered under this Section 3.1 shall be deemed to be a representation and warranty by the applicable Borrower on the date of such Credit Extension as to the facts specified in subsections (a) through (d) of this Section 3.1. Section 3.2 Effectiveness on Closing Date. The effectiveness of the Revolving Credit Commitments on the Closing Date are subject solely to the satisfaction or waiver of the following conditions precedent: (a) the Administrative Agent shall have received each of the following: (i) counterparts of this Agreement signed on behalf of the each Borrower, the Administrative Agent, the L/C Issuers and the Revolving Lenders; (ii) copies of the certificate of formation, certificate of incorporation, certificate of organization, operating agreement, articles of incorporation, memorandum and articles of association and bylaws, as applicable (or comparable organizational documents) of each Loan Party and any amendments thereto, certified in each instance by its Secretary, Assistant Secretary or Chief Financial Officer and, with respect to organizational documents filed with a Governmental Authority, by the applicable Governmental Authority; (iii) a Revolving Note executed by each Borrower in favor of each Lender that has requested such a Note at least five (5) Business Days in advance of the Closing Date; (iv) copies of resolutions of the board of directors, manager or similar governing body of each Loan Party approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, together with specimen signatures of the persons authorized to execute such documents on such Loan Party’s behalf, all certified as of the Closing Date in each instance by its Secretary, Assistant Secretary or Chief Financial Officer as being in full force and effect without modification or amendment; (v) copies of the certificates of good standing for each Loan Party from the office of the secretary of state or other appropriate governmental department or agency of the state of its formation, incorporation or organization; (vi) a Guaranty, duly executed by each Guarantor; (vii) a favorable written opinion (addressed to the Administrative Agent and the Lenders) of Freshfields US LLP, counsel to the Lead Borrower and Guarantors; (viii) a duly executed solvency certificate substantially in the form of Exhibit D hereto; and (ix) a duly executed officer’s certificate confirming the satisfaction of the conditions set forth in Section 3.1(a) and (b) hereto.

US-LEGAL-14090429/1 181214-0015 75 (b) the Administrative Agent shall have received, no later than 3 Business Days in advance of the Closing Date, all documentation and other information about the Lead Borrower as shall have been reasonably requested in writing at least ten (10) Business Days prior to the Closing Date by the Lenders through the Administrative Agent that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act and Beneficial Ownership Regulation; (c) the Lead Borrower shall have paid all fees and expenses required to be paid hereunder or under any separate written agreement among the Lead Borrower and the Joint Lead Arrangers to the extent invoiced at least three (3) Business Days prior to the Closing Date (or such later date as the Lead Borrower may reasonably agree); and For purposes of determining compliance with the conditions specified in this Section 3.2, each Lender that has signed this Agreement shall be deemed to have consented to, approved or to be satisfied with each document or other matter required to be consented to or approved by or be acceptable or satisfactory to a Lender unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto in reasonable detail. ARTICLE 4. THE COLLATERAL AND THE GUARANTY. Section 4.1 Collateral. As of the Closing Date (other than during any IG Period), subject to Section 4.4 below, the Obligations, Hedging Liability and, at the Lead Borrower’s option, Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations shall be secured by (a) valid, perfected and enforceable Liens in favor of the Administrative Agent for the benefit of the Secured Parties on all right, title and interest of each Grantor in all capital stock and other Equity Interests (other than Excluded Equity Interests) held by such Person in each of its Subsidiaries, whether now owned or hereafter formed or acquired, and all proceeds thereof, and (b) valid, perfected and enforceable Liens in favor of the Administrative Agent for the benefit of the Secured Parties on all right, title and interest of each Grantor in all personal property, whether now owned or hereafter acquired or arising, and all proceeds thereof (other than Excluded Property). For the avoidance of doubt, the Obligations, the Hedging Liabilities and any Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations shall be secured (other than during any IG Period) on a pari passu basis in accordance with the Security Agreement (including the waterfall provisions set forth in Section 10 thereof). Section 4.2 Guaranty. As of the Closing Date (other than during any IG Period), the payment and performance of the Obligations, Hedging Liability, and, at the Lead Borrower’s option, Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations shall at all times be guaranteed by each Borrower (other than with respect to its own Obligations) and each Restricted Subsidiary (other than an Excluded Subsidiary), including any Immaterial Subsidiary which becomes a Material Subsidiary and any other Restricted Subsidiary that is no longer an Excluded Subsidiary (each such Restricted Subsidiary, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors” and the Subsidiary Guarantors together with the Borrowers, the “Guarantors”) pursuant to a guaranty agreement in substantially the form attached as Exhibit H, as the same may be amended, restated, amended and restated, modified or supplemented from time to time (the “Guaranty”). For the avoidance of doubt, the Obligations,

US-LEGAL-14090429/1 181214-0015 76 the Hedging Liabilities and any Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations shall be guaranteed (other than during any IG Period) on a pari passu basis in accordance with the Guaranty. Section 4.3 Further Assurances. On and after the Closing Date (other than during an IG Period), each Borrower agrees that it shall, and shall cause each Grantor to, from time to time at the request of the Administrative Agent or the Required Lenders, execute and deliver such documents, and do such acts and things as the Administrative Agent or the Required Lenders may reasonably request in order to provide for or perfect or protect such Liens on the Collateral, and cause its Restricted Subsidiaries that are Guarantors to execute and deliver, such documents and do, and cause its Restricted Subsidiaries that are Guarantors to do, such acts and things as the Administrative Agent or the Required Lenders may reasonably request in order to provide for or perfect or protect such Liens on the Collateral and to further effectuate the Guaranty. In the event any Borrower or any Restricted Subsidiary (other than an Excluded Subsidiary) forms or acquires any other Restricted Subsidiary (other than an Excluded Subsidiary), any Immaterial Subsidiary becomes a Material Subsidiary (other than an Excluded Subsidiary) or any Restricted Subsidiary that is an Excluded Subsidiary ceases to be an Excluded Subsidiary, in each case after the Closing Date (other than during an IG Period), on or prior to the later to occur of (a) 60 days following the date of such acquisition or formation or event and (b) the date of the required delivery of the Compliance Certificate following the date of such acquisition, formation or event (or such longer period as to which the Administrative Agent may consent), the Lead Borrower shall cause such Restricted Subsidiary to execute such guaranties and Collateral Documents (or supplements, assumptions or amendments to existing guaranty and Collateral Documents) as the Administrative Agent may then require, and the Lead Borrower shall also deliver to the Administrative Agent, or cause such Restricted Subsidiary to deliver to the Administrative Agent, at the Lead Borrower’s cost and expense, such other instruments, documents, certificates, and opinions reasonably required by the Administrative Agent in connection therewith. Section 4.4 Limitation on Collateral and Perfection. Notwithstanding anything to the contrary in Sections 4.1 through 4.3 above, any other provision of this Agreement and any provision of the Collateral Documents, (a) no Grantor shall be required to grant a security interest in any asset or perfect a security interest in any Collateral to the extent the cost, burden, difficulty or consequence of granting or perfecting a Lien (including any mortgage, stamp, intangible or other tax or expenses relating to such Lien) outweighs the benefit to the Lenders of the security afforded thereby as reasonably determined by the Lead Borrower and the Administrative Agent, (b) no Grantor shall be required to make any filing with respect to any intellectual property rights other than filing intellectual property security agreements with the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable, and filing UCC-1 financing statements, (c) no Grantor shall be required to complete any filings or take any other action (including the execution of a foreign law security or pledge agreement or any filing or search in any foreign jurisdiction or the notification of any third party) with respect to the grant or perfection of a security interest on any Collateral in any jurisdiction other than the United States, (d) Liens required to be granted pursuant to Section 4.3 above shall be subject to exceptions and limitations consistent with those set forth in the Collateral Documents as in effect on the Closing Date, (e) no Grantor shall be required to seek any landlord lien waiver, estoppel, warehouseman waiver or other collateral access or similar letter or agreement, and (f) the security interests in the following Collateral shall not be required to be perfected other than by UCC filing: (i) assets requiring perfection through

US-LEGAL-14090429/1 181214-0015 77 control agreements or other control arrangements (other than control of pledged Equity Interests to the extent otherwise required by any Loan Document and promissory notes in a principal amount in excess of $30 million); (ii) vehicles and any other assets subject to certificates of title; and (iii) letter of credit rights to the extent not perfected by the filing of a Form UCC-1 financing statement. ARTICLE 5. REPRESENTATIONS AND WARRANTIES. On the Closing Date and on the dates to the extent required pursuant to Section 3.1 hereof, (i) the Lead Borrower, on behalf of itself, and (ii) solely with respect to Sections 5.2, 5.3, 5.4, 5.5, 5.7, 5.8, 5.9, 5.10, 5.11, 5.12, 5.13, 5.14, 5.15, 5.16, 5.17, 5.18, 5.19, 5.21 and 5.22, the Lead Borrower on behalf of each Additional Borrower and each Additional Borrower, severally and jointly in the case of the Lead Borrower and severally but not jointly in the case of any Additional Borrower, represent and warrant to each Lender and the Administrative Agent that: Section 5.1 Financial Statements. (a) The Lead Borrower’s audited consolidated balance sheet and related audited consolidated statements of income, comprehensive income, cash flows and shareholders’ equity as of and for the fiscal year ended December 31, 2024, (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present in all material respects in accordance with GAAP the financial condition of the Lead Borrower and its Subsidiaries as of such dates and for such periods and their results of operations for the periods covered thereby. (b) The unaudited consolidated balance sheet and related unaudited statements of income, comprehensive income and cash flows of the Lead Borrower as of and for the fiscal quarter ended September 30, 2025, (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects in accordance with GAAP the financial condition of the Lead Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Section 5.2 Organization and Qualification. Such Borrower and each of its Restricted Subsidiaries (i) is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation, except to the extent the failure of any Restricted Subsidiary (other than a Borrower) to be in existence and good standing would not reasonably be expected to have a Material Adverse Effect, (ii) has the power and authority to own its property and to transact the business in which it is engaged and proposes to engage, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and (iii) is duly qualified and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except, in each case, under this clause (iii) where the same would not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect. Section 5.3 Authority and Enforceability. Such Borrower has the power and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings

US-LEGAL-14090429/1 181214-0015 78 herein provided for, to issue its Notes (if any), (solely during a Non-IG Period) to grant to the Administrative Agent the Liens described in the Collateral Documents executed by such Borrower, and to perform all of its obligations hereunder and under the other Loan Documents executed by it. Each other Loan Party has the power and authority to enter into the Loan Documents executed by it, to grant to the Administrative Agent the liens described in the Collateral Documents executed by such Person, and to perform all of its obligations under the Loan Documents executed by it. The Loan Documents delivered by the Loan Parties have been duly authorized by proper corporate and/or other organizational proceedings, executed and delivered by such Person and constitute valid and binding obligations of such Person enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by any Loan Party, if any, of any of the matters and things herein or therein provided for, (a) violate any provision of law or any judgment, injunction, order or decree binding upon any Loan Party, (b) contravene or constitute a default under any provision of the organizational documents (e.g., charter, articles of incorporation, by-laws, articles of association, operating agreement, partnership agreement or other similar document) of any Loan Party, (c) contravene or constitute a default under any covenant, indenture or agreement of or affecting any Loan Party or any of its Property, or (d) result in the creation or imposition of any Lien on any Property of any Loan Party other than the Liens granted in favor of the Administrative Agent pursuant to the Collateral Documents (if applicable) and Permitted Liens, except with respect to clauses (a), (c) or (d), to the extent, individually or in the aggregate, that such violation, contravention, breach, conflict, default or creation or imposition of any Lien would not reasonably be expected to result in a Material Adverse Effect. Section 5.4 No Material Adverse Change. Since December 31, 2024, there has been no event or circumstance which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. Section 5.5 Litigation and Other Controversies. Except as set forth on Schedule 5.5, there is no litigation, arbitration or governmental proceeding is pending or, to the knowledge of the Borrowers and their Restricted Subsidiaries, threatened in writing against a Borrower or any of its Restricted Subsidiaries that would reasonably be expected to have a Material Adverse Effect. Section 5.6 True and Complete Disclosure. (a) As of the Closing Date, all written information (other than projections and any other forward-looking information of a general economic or industry nature) furnished by or on behalf of the Lead Borrower or any of its Restricted Subsidiaries to the Administrative Agent, any L/C Issuer or any Lender for purposes of or in connection with this Agreement, or any transaction contemplated herein, is complete and correct when taken as a whole, in all material respects, and does not, taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not materially misleading (after giving effect to all supplements and updates with respect thereto); provided that, with respect to projected financial information furnished by or on behalf of the Lead Borrower or any of its Restricted Subsidiaries, the Lead

US-LEGAL-14090429/1 181214-0015 79 Borrower only represents and warrants that such information has been prepared in good faith based upon assumptions believed to be reasonable at the time furnished (it being understood that such projections are as to future events and are not viewed as facts or a guarantee of financial performance or achievement and that such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Lead Borrower, that actual results may differ significantly from the projections and such differences may be material). (b) As of the Closing Date, the information included in the Beneficial Ownership Certification provided on or prior to the Closing Date to any Lender in connection with this Agreement is true and correct in all respects. Section 5.7 Margin Stock. Neither the making of any Loan or other extension of credit hereunder nor the use of the proceeds thereof will violate the provisions of Regulations U or X of the Board of Governors of the Federal Reserve System and any successor to all or any portion of such regulations. None of the Loan Parties is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), or extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System). Section 5.8 Taxes. Such Borrower and each of its Restricted Subsidiaries has filed or caused to be filed all Tax returns required to be filed by such Borrower and/or any of its Restricted Subsidiaries, except where failure to so file would not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect. Such Borrower and each of its Restricted Subsidiaries has paid all Taxes payable by them (whether or not shown on any Tax returns, and including in its capacity as withholding agent), except those (a) not overdue by more than thirty (30) days or (b) if more than 30 days overdue, (i) those that are being contested in good faith and by proper legal proceedings and as to which appropriate reserves have been provided for in accordance with GAAP or (ii) those the non-payment of which would not be reasonably expected to result, either individually or in the aggregate, in a Material Adverse Effect. Section 5.9 ERISA. Such Borrower and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of, and is in compliance in all material respects with, ERISA and the Code to the extent applicable to it and, other than a liability for premiums under Section 4007 of ERISA, has not incurred any liability to the PBGC, the IRS, or a Plan or any trust established under Title IV of ERISA, and no ERISA Event has occurred or is reasonably expected to occur, except where the failure, noncompliance or incurrence or occurrence of such would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect. Such Borrower and its Restricted Subsidiaries have no contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title 1 of ERISA, and except as would not be reasonably expected to have a Material Adverse Effect. Section 5.10 Subsidiaries. Schedule 5.10 correctly sets forth, as of the Closing Date, each Subsidiary of the Lead Borrower, its respective jurisdiction of organization or incorporation and the percentage ownership (whether directly or indirectly) of the Lead Borrower in each class

US-LEGAL-14090429/1 181214-0015 80 of capital stock or other Equity Interests of each of its Subsidiaries. As of the Closing Date, all of the Subsidiaries of the Lead Borrower are Restricted Subsidiaries. Section 5.11 Compliance with Laws. Such Borrower and each of its Restricted Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authority in respect of the conduct of their businesses and the ownership of their property, except such noncompliance as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Section 5.12 Environmental Matters. Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) such Borrower and each of its Restricted Subsidiaries is in compliance with all Environmental Laws and has obtained and is in compliance with all permits issued under such Environmental Laws; (b) there are no pending or, to the knowledge of such Borrower or any of its Restricted Subsidiaries, threatened Environmental Claims against the Borrowers or any of their respective Restricted Subsidiaries or any real property, including leaseholds, currently or, to the knowledge of the Borrowers, formerly owned or operated by the Borrowers or any of their respective Restricted Subsidiaries; (c) to the knowledge of the Borrowers or any of their respective Restricted Subsidiaries, there are no facts, circumstances, conditions or occurrences that could reasonably be expected to (i) form the basis of an Environmental Claim against or result in an Environmental Liability of a Borrower or any Restricted Subsidiary, or (ii) cause any real property of a Borrower or any Restricted Subsidiary to be subject to any restrictions on the ownership, occupancy, use or transferability of such real property by a Borrower or any of its Restricted Subsidiaries under any Environmental Law; and (d) Hazardous Materials have not been Released on, at, under or from any facility currently or, to the knowledge of the Borrowers, formerly owned or operated by any Borrower or any of its Restricted Subsidiaries that would reasonably be expected to result in any liability of a Borrower or any of its Restricted Subsidiaries. Section 5.13 Investment Company. No Borrower is required to register as an “investment company” under the Investment Company Act of 1940, as amended. Section 5.14 Intellectual Property. Such Borrower and each of its Restricted Subsidiaries own all the patents, trademarks, service marks, trade names, copyrights, trade secrets, know-how or other intellectual property rights, or each has obtained licenses or other rights of whatever nature necessary for the present conduct of its businesses, in each case without any known conflict with the rights of others which, or the failure of which to obtain, as the case may be, would reasonably be expected to result in a Material Adverse Effect. Section 5.15 Good Title. Such Borrower and its Restricted Subsidiaries have good and indefeasible title to, or valid leasehold interests in, their material properties and assets as reflected on the Lead Borrower’s most recent consolidated balance sheet provided to the Administrative

US-LEGAL-14090429/1 181214-0015 81 Agent (except for sales of assets permitted hereunder, and such defects in title or the validity of leasehold interests that would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect) and is subject to no Liens, other than Permitted Liens. Section 5.16 Labor Relations. Neither any Borrower nor any of its Restricted Subsidiaries is engaged in any unfair labor practice that would reasonably be expected to have a Material Adverse Effect. There is (i) no strike, labor dispute, slowdown or stoppage pending against any Borrower or any of its Restricted Subsidiaries or, to the knowledge of such Borrower and its Restricted Subsidiaries, threatened in writing against a Borrower or any of its Restricted Subsidiaries and (ii) to the knowledge of such Borrower and its Restricted Subsidiaries, no union representation proceeding pending with respect to the employees of a Borrower or any of its Restricted Subsidiaries and no union organizing activities are taking place, except (with respect to any matter specified in clause (i) or (ii) above, either individually or in the aggregate) such as would not reasonably be expected to have a Material Adverse Effect. Section 5.17 Capitalization. Except as set forth on Schedule 5.17, all outstanding Equity Interests of the Lead Borrower and its Restricted Subsidiaries have been duly authorized and validly issued, and, to the extent applicable, are fully paid and nonassessable, and as of the Closing Date there are no outstanding commitments or other obligations of any Restricted Subsidiary to issue, and no rights of any Person to acquire, any Equity Interests in any Restricted Subsidiary. Section 5.18 Governmental Authority and Licensing. Such Borrower and its Restricted Subsidiaries have received all licenses, permits, and approvals of each Governmental Authority necessary to conduct their businesses, in each case where the failure to obtain or maintain the same would reasonably be expected to have a Material Adverse Effect. No investigation or proceeding that could reasonably be expected to result in revocation or denial of any license, permit or approval is pending or, to the knowledge of the Borrowers, threatened in writing, except where such revocation or denial would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Section 5.19 Approvals. No authorization, consent, license or exemption from, or filing or registration with, any Governmental Authority, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery or performance by the Borrowers of any Loan Document, except (a) for such approvals which have been obtained prior to the Closing Date and remain in full force and effect, (b) filings necessary to perfect Liens created by the Loan Documents and (c) consents, approvals, registrations, filings, permits or actions the failure of which to obtain or perform would not be reasonably expected to have a Material Adverse Effect. Section 5.20 Solvency. As of the Closing Date and after giving effect to the Transactions and the incurrence of the indebtedness and obligations being incurred in connection with this Agreement and the Transactions, (a) the fair value of assets of the Lead Borrower and its Subsidiaries is more than the existing debts of the Lead Borrower and its Subsidiaries as they become absolute and matured, (b) the present fair saleable value of the assets of the Lead Borrower and its Subsidiaries is greater than the amount that will be required to pay the probable liability on existing debts of the Lead Borrower and its Subsidiaries as they become absolute and matured, (c) the capital of the Lead Borrower and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Lead Borrower or its Subsidiaries, taken as a whole, contemplated

US-LEGAL-14090429/1 181214-0015 82 as of the Closing Date and as proposed to be conducted following the Closing Date; and (d) the Lead Borrower and its Subsidiaries are able to meet their debts as they generally become due. For the purposes of this Section 5.20, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability. Section 5.21 Anti-Corruption Laws, Sanctions and Anti-Money Laundering. (a) Anti-Corruption and Sanctions. (i) The Lead Borrower has implemented and maintains in effect policies and procedures reasonably designed to promote compliance by the Lead Borrower and its Subsidiaries and their respective directors, officers, employees, agents, or any other Person acting on behalf of the Lead Borrower or any of its Subsidiaries with Anti-Corruption Laws and applicable Sanctions. (ii) In the past five years, neither the Lead Borrower nor its Subsidiaries, nor any of their respective directors, officers, and employees nor, to the knowledge of the Lead Borrower, any other Person acting on behalf of the Lead Borrower or any of its Subsidiaries, has directly or indirectly violated any Anti-Corruption Laws and applicable Sanctions, nor has the Lead Borrower, any Subsidiary, or any of their respective directors, officers, employees or, to the knowledge of the Lead Borrower, its agents and or any other Person acting on behalf of the Lead Borrower or any of its Subsidiaries, offered, paid, promised to pay, authorized, solicited, or received the payment of money or anything of value, directly or indirectly, to or from any Person, including any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in material violation of Anti-Corruption Laws. (iii) Neither the Lead Borrower nor its Subsidiaries, nor any of their respective directors, officers, employees and, to the knowledge of the Lead Borrower, its agents or any other Person acting on behalf of the Lead Borrower or any of its subsidiaries has been the subject of any allegations, investigations, litigation, voluntary or directed disclosures to any Governmental Authority, or whistleblower reports in connection to the Anti- Corruption Laws. (iv) None of the Lead Borrower or its Subsidiaries or any of their respective directors, officers or employees, or to the knowledge of the Lead Borrower or its Subsidiaries, any of the respective agents or any other Person acting on behalf of the Lead Borrower or any of its Subsidiaries is a Sanctioned Person or located, organized or resident in a Sanctioned Country. (b) Patriot Act. The Lead Borrower and its Restricted Subsidiaries are in compliance with the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and any other applicable anti-money-laundering laws. (c) Use of Proceeds. The proceeds of any Loans or Letter of Credit will not (x) be made available to any Person, directly or indirectly, or loaned, contributed or otherwise made

US-LEGAL-14090429/1 181214-0015 83 available to any Person (I) for the purpose of financing or facilitating any activity or business in any Sanctioned Country, or any activity or business with any Sanctioned Person or (II) in any other manner which would result in violation of Sanctions by any Person (including any Person participating in the Loans or Letter of Credit, whether as administrative agent, arranger, issuing bank, lender, underwriter, advisor, investor or otherwise) or (y) be used in furtherance of any offer, payment, promise to pay, or authorization of the payment of money or anything else of value to any Person, including any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of Anti-Corruption Laws. Section 5.22 Security Interest in Collateral. (a) Other than during a IG Period, the provisions of the Collateral Documents create legal, valid and enforceable Liens on all of the Collateral in favor of the Administrative Agent (or any designee or trustee on its behalf), for the benefit of itself and the other Secured Parties, subject, as to enforceability, to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and dealing, and upon the making of such filings and taking of such other actions required to be taken by the applicable Collateral Documents (including the filing of appropriate financing statements with the office of the Secretary of State of the state of organization of each Grantor or the filing of appropriate assignments or notices with the U.S. Patent and Trademark Office and the U.S. Copyright Office, as applicable, in each case in favor of the Administrative Agent (or any designee or trustee on its behalf) for the benefit of itself and the other Secured Parties and the delivery to the Administrative Agent of any certificates representing Equity Interests or promissory notes required to be delivered pursuant to the applicable Collateral Documents), such Liens constitute perfected Liens on the Collateral (to the extent such Liens are required to be perfected under the terms of the Loan Documents), securing the Obligations, Hedging Liability, and, at the Lead Borrower’s option, Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations, in each case as and to the extent set forth therein. Section 5.23 Outbound Investment Rules. No Loan Party is a “covered foreign person” as that term is used in the Outbound Investment Rules. ARTICLE 6. COVENANTS. The Lead Borrower covenants and agrees that, from and after the Closing Date until the Loans or other Obligations hereunder shall have been paid in full and all Letters of Credit have terminated (other than with respect to contingent indemnification obligations for which no claim has been made and Letters of Credit that have been cash collateralized or otherwise backstopped (including by “grandfathering” into future credit agreements)) and the Commitments shall have been terminated (the “Termination Date”): Section 6.1 Information Covenants. The Lead Borrower will furnish to the Administrative Agent (for delivery to the Lenders): (a) Quarterly Reports. Within 45 days after the end of each fiscal quarter of the Lead Borrower not corresponding with the fiscal year end, commencing with the fiscal quarter ending

US-LEGAL-14090429/1 181214-0015 84 March 31, 2026, the Lead Borrower’s consolidated balance sheet as at the end of such fiscal quarter and the related consolidated statements of income, comprehensive income and cash flows for such fiscal quarter and for the elapsed portion of the fiscal year-to-date period then ended, each in reasonable detail, prepared by the Lead Borrower in accordance with GAAP, and setting forth comparative figures for the corresponding fiscal quarter in the prior fiscal year, all of which shall be certified by the chief financial officer or other financial or accounting officer of the Lead Borrower that they fairly present in all material respects in accordance with GAAP the financial condition of the Lead Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year- end audit adjustments and the absence of footnotes. (b) Annual Statements. Within 90 days after the close of each fiscal year of the Lead Borrower (commencing with the fiscal year ending December 31, 2025), a copy of the Lead Borrower’s consolidated balance sheet as of the last day of the fiscal year then ended and the Lead Borrower’s consolidated statements of income, comprehensive income, cash flows and shareholders’ equity for the fiscal year then ended, and accompanying notes thereto, each in reasonable detail and showing in comparative form the figures for the previous fiscal year, accompanied by a report thereon of BDO USA, P.C. or another firm of independent public accountants of recognized national standing, selected by the Lead Borrower, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Lead Borrower and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards (which report shall be unqualified as to scope of such audit and shall not contain any “going concern” or like qualification or explanatory paragraph; provided that such report may contain a “going concern” qualification, explanatory paragraph or emphasis solely as a result of (A) an impending maturity date of any Indebtedness occurring within one year from the time such opinion is delivered or (B) any potential inability to satisfy a financial maintenance covenant (including the financial covenants described herein) on a future date or in a future period. (c) Management Discussion. Following the delivery of the financial statements provided for in Section 6.1(a) and (b), upon the reasonable request of the Administrative Agent, to host a single call with senior management of the Lead Borrower, the Administrative Agent and the Lenders to discuss the financial statements with respect to such reporting period. (d) Compliance Certificate. At the time of the delivery of the financial statements provided for in Section 6.1(a) and (b), a certificate of the chief financial officer or other financial or accounting officer of the Lead Borrower substantially in the form of Exhibit E (w) stating no Default or Event of Default has occurred and is then continuing or, if a Default or Event of Default exists, a detailed description of the Default or Event of Default and all actions the Lead Borrower is taking with respect to such Default or Event of Default, (x) during a Non-IG Period, designating any applicable Domestic Subsidiary as a Material Subsidiary and (y) showing the Lead Borrower’s compliance with the covenants set forth in Section 6.23. (e) Notice of Default or Litigation. Promptly after any senior executive officer of the Lead Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which

US-LEGAL-14090429/1 181214-0015 85 constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Lead Borrower proposes to take with respect thereto and (ii) the commencement of, or threat in writing of, or any significant development in, any litigation, labor controversy, arbitration or governmental proceeding pending against the Lead Borrower or any of its Restricted Subsidiaries which would reasonably be expected to result in a Material Adverse Effect. (f) Other Reports and Filings. To the extent not required by any other clause in this Section 6.1, promptly, copies of all financial information, proxy materials and other material information which the Lead Borrower or any of its Restricted Subsidiaries has delivered to holders of, or to any agent or trustee with respect to, Indebtedness of the Lead Borrower or any of its Subsidiaries in their capacity as such a holder, agent or trustee to the extent that the aggregate principal amount of such Indebtedness exceeds (or upon the utilization of any unused commitments may exceed) $250.0 million. (g) Environmental Matters. Promptly after the Lead Borrower obtains knowledge thereof, notice of one (1) or more of the following environmental matters which individually, or in the aggregate, may reasonably be expected to have a Material Adverse Effect: (i) any notice of an Environmental Claim against the Lead Borrower or any of its Subsidiaries or any real property owned or operated by the Lead Borrower or any of its Subsidiaries; (ii) any condition or occurrence on or arising from any real property owned or operated by the Lead Borrower or any of its Subsidiaries that (a) results in noncompliance by the Lead Borrower or any of its Subsidiaries with any Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against the Lead Borrower or any of its Subsidiaries or any such real property; (iii) any condition or occurrence on any real property owned or operated by the Lead Borrower or any of its Subsidiaries that could reasonably be expected to cause such real property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Lead Borrower or any of its Subsidiaries of such real property under any Environmental Law; and (iv) any removal or remedial actions to be taken in response to the actual or alleged presence of any Hazardous Material on any real property owned or operated by the Lead Borrower or any of its Subsidiaries as required by any Environmental Law or any Governmental Authority. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Lead Borrower’s or such Subsidiary’s response thereto. In addition, the Lead Borrower agrees to provide the Lenders with copies of all material non-privileged written communications by the Lead Borrower or any of its Subsidiaries with any Person or Governmental Authority relating to any of the matters set forth in clauses (i) through (iv) above, and such detailed reports relating to any of the matters set forth in clauses (i) through (iv) above as may reasonably be requested by, and solely to the extent the Lead Borrower has not otherwise produced such notice or report, at the expense of, the Administrative Agent or the Required Lenders. (h) Other Information. From time to time, such other information or documents (financial or otherwise) as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request; provided that the Administrative Agent and any Lender (through the Administrative Agent) may request such information in their respective capacities as Administrative Agent and Lender only and may not use such information for any purpose other than a purpose reasonably related to its capacity as Administrative Agent or Lender, as applicable.

US-LEGAL-14090429/1 181214-0015 86 Information and documents required to be delivered pursuant to this Section 6.1 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Lead Borrower posts such documents, or provides a link thereto on the Lead Borrower’s website on the Internet at the website address provided to the Administrative Agent or on an Intralinks or similar site to which the Lenders have been granted access; or (ii) on which such documents are transmitted by electronic mail to the Administrative Agent. Notwithstanding the foregoing, the obligations in clauses (a) and (b) of this Section 6.1 may be satisfied by furnishing the Lead Borrower’s Form 10-K or 10-Q, as applicable, filed with the Securities and Exchange Commission. The Lead Borrower acknowledges and agrees that all financial statements furnished pursuant to clauses (a) and (b) above are hereby deemed to be Borrower Materials suitable for distribution, and to be made available, to Public Lenders as contemplated by Section 10.25 and may be treated by the Administrative Agent and the Lenders as if the same had been marked “PUBLIC” in accordance with such paragraph (unless the Lead Borrower otherwise notifies the Administrative Agent in writing on or prior to delivery thereof). Section 6.2 Inspections. The Lead Borrower will, and will cause each Restricted Subsidiary to, permit officers, designated representatives and agents of the Administrative Agent (or any Lender solely if accompanying the Administrative Agent), to visit and inspect any tangible Property of the Lead Borrower or such Restricted Subsidiary, and to examine the books of account of the Lead Borrower or such Restricted Subsidiary and discuss the affairs, finances and accounts of the Lead Borrower or such Restricted Subsidiary with its and their officers and independent accountants, all at such reasonable times during normal business hours as the Administrative Agent may request, in each case, subject to Section 10.23; provided that (i) reasonable prior written notice of any such visit, inspection or examination shall be provided to the Lead Borrower and such visit, inspection or examination shall be performed at reasonable times to be agreed to by the Lead Borrower, which agreement will not be unreasonably withheld, (ii) other than any such visits and inspections during the continuation of an Event of Default, the Administrative Agent shall not exercise its rights under this Section 6.2 more often than one time during any such fiscal year, the Lead Borrower is not obligated to compensate the Administrative Agent for more than one inspection and examination by the Administrative Agent during any fiscal year and any such compensation shall be subject to the limitations of Section 10.13, and (iii) the Administrative Agent may conduct inspections pursuant to this Section 6.2 in its capacity as Administrative Agent only and may not conduct inspections or utilize information from such inspections for any purpose other than a purpose reasonably related to its capacity as Administrative Agent. The Administrative Agent shall give the Lead Borrower a reasonable opportunity to participate in any discussions with the Lead Borrower’s independent public accountants. Section 6.3 Maintenance of Property, Insurance, Environmental Matters, etc. (a) The Lead Borrower will, and will cause each of its Subsidiaries to, (i) keep its tangible property, plant and equipment in good repair, working order and condition, (ii) prosecute, maintain and renew its intellectual property, except to the extent permitted herein, except (A) in the case of clause (i) with respect to normal wear and tear and casualty and condemnation and (B) in the case of clauses (i) and (ii) to the extent that failure to do so would not reasonably be expected

US-LEGAL-14090429/1 181214-0015 87 to result in a Material Adverse Effect and (iii) maintain in full force and effect with insurance companies that the Lead Borrower believes are financially sound and reputable insurance against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business of the Lead Borrower of such types and in such amounts (after giving effect to any self- insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Lead Borrower and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons and shall furnish to the Administrative Agent upon its reasonable request (but not more than once per fiscal year in the absence of an Event of Default) reasonably detailed information as to the insurance so carried. (b) Without limiting the generality of Section 6.3(a), the Lead Borrower and its Subsidiaries: (i) shall comply with, and maintain all real property in compliance with, any Environmental Laws; (ii) shall obtain and maintain in full force and effect all permits issued under Environmental Law required for its operations at or on its facilities; (iii) shall cure as soon as reasonably practicable any material violation of applicable Environmental Laws with respect to any of its real properties; (iv) shall not, and shall not permit any other Person to, own or operate on any of its real properties any landfill or dump or hazardous waste treatment, storage or disposal facility as defined pursuant to the RCRA, or any comparable state law; and (v) shall not use, generate, treat, store, release or dispose of Hazardous Materials at, under, from or on any of the real property except in the ordinary course of its business and in compliance with all Environmental Laws; except, with respect to clauses (i), (ii), (iv) and (v), to the extent, either individually or in the aggregate, all of the same would not be reasonably expected to have a Material Adverse Effect. With respect to any Release of Hazardous Materials, the Lead Borrower and its Restricted Subsidiaries shall conduct any necessary or required investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other response action necessary to remove, cleanup or abate any material quantity of Hazardous Materials released as required by any applicable Environmental Law. Section 6.4 Books and Records. The Lead Borrower will, and will cause each Restricted Subsidiary to, maintain proper books of record and account in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Lead Borrower or its Restricted Subsidiary, as the case may be. Section 6.5 Preservation of Existence. The Lead Borrower will, and will cause each of its Restricted Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect (a) its existence under the laws of its jurisdiction of organization and (b) its franchises, authority to do business and governmental licenses, except, (i) in the case of clause (a) with respect to each Restricted Subsidiary and (ii) in the case of clause (b), in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that nothing in this Section 6.5 shall prevent the Lead Borrower or any Restricted Subsidiary from consummating any transaction permitted by Section 6.17. Section 6.6 Compliance with Laws. The Lead Borrower shall, and shall cause each Restricted Subsidiary to, comply in all respects with the requirements of all laws, rules, regulations, ordinances and orders applicable to its property or business operations of any Governmental Authority, where any such non-compliance, individually or in the aggregate, would

US-LEGAL-14090429/1 181214-0015 88 reasonably be expected to have a Material Adverse Effect or result in a Lien upon any of its Property (other than a Permitted Lien). The Lead Borrower will maintain in effect and enforce policies and procedures designed to promote compliance by the Lead Borrower, its Subsidiaries and their respective directors, officers and employees in connection with the Lead Borrower or its Subsidiaries with Anti-Corruption Laws, applicable Sanctions and the Patriot Act and other applicable anti-money laundering laws. Section 6.7 ERISA. The Lead Borrower shall, and shall cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed would reasonably be expected to have a Material Adverse Effect. The Lead Borrower shall, and shall cause each Subsidiary to, promptly notify the Administrative Agent of: (a) the occurrence of any ERISA Event or Reportable Event with respect to a Plan, (b) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor and (c) its intention to terminate or withdraw from any Plan, in each case, except as could not reasonably be expected to have a Material Adverse Effect. Section 6.8 Payment of Taxes. The Lead Borrower will, and will cause each of its Restricted Subsidiaries to, pay and discharge all material Taxes (whether or not shown on any Tax return, and including in its capacity as withholding agent) imposed upon it or any of its Property, before becoming delinquent and before any material penalties accrue thereon, unless and to the extent that (a) such Taxes are being contested in good faith and by proper proceedings and as to which appropriate reserves are provided in accordance with GAAP or (b) the failure to pay such Taxes could not be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect. Section 6.9 Designation of Subsidiaries. Solely during a Non-IG Period, the Lead Borrower may at any time after the Closing Date designate (or re-designate) any existing or subsequently acquired or organized Restricted Subsidiary of the Lead Borrower as an Unrestricted Subsidiary and designate (or re-designate) any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation or re-designation on a Pro Forma Basis, no Event of Default shall have occurred and be continuing (including after the reclassification of investments in, Indebtedness of, and Liens on, the applicable Subsidiary or its assets) and (ii) immediately after giving effect to such designation or re-designation, the Leverage Ratio does not exceed 2.50:1.00, calculated on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b)). The designation (or re- designation) of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an investment by the Lead Borrower therein at the date of designation (or re-designation) in an amount equal to the fair market value of the Lead Borrower’s or its Restricted Subsidiary’s (as applicable) investment therein. Such designation (or re-designation) will be permitted only if an investment in such amount would be permitted at such time pursuant to Section 6.18. Unrestricted Subsidiaries will not be subject to any of the representations and warranties, covenants or Events of Default set forth in the Loan Documents and shall be excluded from consolidated financial reporting. No Material Intellectual Property may be sold or otherwise transferred (including by exclusive license) to any Unrestricted Subsidiary and no Restricted Subsidiary that owns (or holds an exclusive license with respect to) Material Intellectual Property may be designated as an Unrestricted Subsidiary.

US-LEGAL-14090429/1 181214-0015 89 Section 6.10 Use of Proceeds. The Borrowers shall use the proceeds of the Revolving Loans on or after the Closing Date for working capital needs and for other general corporate purposes of the Borrowers and their respective Restricted Subsidiaries. The proceeds of any Loans or Letter of Credit will not (x) be made available to any Person, directly or indirectly, (I) for the purpose of financing or facilitating any activity in any Sanctioned Country, or any activity with any Sanctioned Person or (II) in any other manner which would result in violation of Sanctions by any Person party to this Agreement or (y) be used in furtherance of any offer, payment, promise to pay, or authorization of the payment of money or anything else of value to any person, including to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of Anti-Corruption Laws. Section 6.11 Transactions with Affiliates. Solely during a Non-IG Period, the Lead Borrower shall not, nor shall it permit any Restricted Subsidiary to, enter into any contract, agreement or business arrangement with any of its Affiliates (other than between or among the Lead Borrower and/or its Restricted Subsidiaries, including any entity that becomes a Restricted Subsidiary as a result of such transaction), except on terms that are not materially less favorable to the Lead Borrower or such Restricted Subsidiary as would have been obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate; provided that the foregoing restrictions shall not apply to: (a) individual transactions with an aggregate value of less than $30 million; (b) transactions permitted by Sections 6.18 and 6.19; (c) the issuance of capital stock or other Equity Interests of the Lead Borrower or other payment to the management of the Borrowers or any of its Restricted Subsidiaries, pursuant to arrangements described in the following clause (e), or otherwise to the extent permitted under this Article 6; (d) employment and severance arrangements and health, disability and similar insurance or benefit plans between the Lead Borrower and the Restricted Subsidiaries and their respective directors, officers, employees (including management and employee benefit plans or agreements, subscription agreements or similar agreements pertaining to the repurchase of capital stock pursuant to put/call rights or similar rights with current or former employees, officers or directors and stock option or incentive plans and other compensation arrangements) in the ordinary course of business or as otherwise approved by the board of directors (or similar governing body) of the Lead Borrower; (e) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers and employees of the Lead Borrower and the Restricted Subsidiaries in the ordinary course of business; (f) transactions with joint ventures for the purchase and sale of goods, equipment or services or use of equipment or services entered into in the ordinary course of business; (g) transactions pursuant to any binding agreement or commitment or executed agreement in existence on the Closing Date as set forth on Schedule 6.11 and any amendment

US-LEGAL-14090429/1 181214-0015 90 thereto to the extent such an amendment is not adverse, taken as a whole, to the Lenders in any material respect as compared to the applicable agreement as in effect on the Closing Date; (h) loans and other transactions among the Borrowers and their Restricted Subsidiaries to the extent permitted under this Article 6; provided that any Indebtedness of any Loan Party owed to a Subsidiary that is not a Loan Party shall be subordinated in right of payment to the Obligations (it being understood that payments shall be permitted thereon unless an Event of Default has occurred and is continuing); (i) payments or loans (or cancellation of loans) to directors, officers, employees, members of management or consultants of the Borrowers or any of their Restricted Subsidiaries which are approved by a majority of the board of directors of the Lead Borrower in good faith; (j) payments to or from, and any transactions (including without limitation, any cash management activities related thereto) with joint ventures or similar entities which would be subject to this Section 6.11 solely because a Borrower or a Restricted Subsidiary owns an equity interest in or otherwise controls such Person; (k) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement, which are fair to the Borrowers and the Restricted Subsidiaries in the reasonable determination of the senior management of Lead Borrower, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and (l) any other transaction with an Affiliate, which is approved by a majority of disinterested members of the board of directors (or equivalent governing body) of the Lead Borrower in good faith. Section 6.12 Sale/Leaseback Transactions. Solely during a Non-IG Period, the Lead Borrower will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction, except the following: (a) the Sale/Leaseback Transaction is solely with a Borrower or another Restricted Subsidiary; (b) the lease is for a period not in excess of 36 months (or which may be terminated by the applicable Borrower or such Subsidiary), including renewals; (c) the Sale/Leaseback Transaction was entered into prior to the Closing Date; (d) a Borrower or a Restricted Subsidiary within 365 days after the sale of such property in connection with such Sale/Leaseback Transaction is completed, applies an amount equal to the net proceeds of the sale of such property to (a) the repayment of Indebtedness hereunder, other Indebtedness ranked on a pari passu basis with the Indebtedness hereunder or Indebtedness of a Restricted Subsidiary, (b) the purchase, construction, development, expansion or improvement of property; or (c) a combination thereof; or

US-LEGAL-14090429/1 181214-0015 91 (e) the Attributable Debt of the Borrowers and Restricted Subsidiaries in respect of such Sale/Leaseback Transaction and all other Sale/Leaseback Transactions entered into after Closing Date (other than any such Sale/Leaseback Transaction as would be permitted as described in clauses (a) through (d) of this Section 6.12) does not exceed the greater of $650.0 million and 45.0% of Consolidated Adjusted EBITDA (calculated on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b)). Section 6.13 Change in the Nature of Business. The Borrower and its Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by the Borrower on the Closing Date and other business activities which are extensions thereof or otherwise incidental or related or ancillary to any of the foregoing. Section 6.14 No Changes in Fiscal Year. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, change its fiscal year for financial reporting purposes from its present basis; provided that the Borrower and its Restricted Subsidiaries may change their fiscal year end one time, subject to any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting (and the parties hereto hereby authorize the Borrower and the Administrative Agent to make any such amendments to this Agreement as they jointly deem necessary to give effect to the foregoing). Section 6.15 Indebtedness. (I) Solely during a Non-IG Period, the Lead Borrower will not, and will not permit any of its Restricted Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except: (a) Indebtedness created under this Agreement (including pursuant to Section 2.12, Section 2.13 and Section 2.14) and under the other Loan Documents, Hedging Liability (other than for speculative purposes) and Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations of the Lead Borrower and its Restricted Subsidiaries, and any Refinancing Indebtedness in respect thereof; (b) Indebtedness owed pursuant to Hedge Agreements entered into in the ordinary course of business and not for speculative purposes with Persons other than Lenders (or their Affiliates); (c) intercompany Indebtedness among the Borrowers and its Restricted Subsidiaries to the extent permitted by Section 6.18; (d) Indebtedness (including Capitalized Lease Obligations and other Indebtedness arising under Capital Leases) the proceeds of which are used to finance the acquisition, lease, construction, repair, replacement, expansion or improvement of fixed or capital assets or otherwise incurred in respect of capital expenditures, whether through the direct purchase of assets or the purchase of capital stock of any Person owning such assets; provided that, the aggregate principal amount of Indebtedness outstanding under this clause (d), together with any Refinancing Indebtedness in respect thereof, shall not exceed $500.0 million;

US-LEGAL-14090429/1 181214-0015 92 (e) Indebtedness of the Lead Borrower and its Restricted Subsidiaries not otherwise permitted by this Section 6.15(I) and any Refinancing Indebtedness in respect thereof; provided that the aggregate amount of Indebtedness outstanding under this clause (e) shall not exceed the greater of $750.0 million and 55% of Consolidated Adjusted EBITDA (calculated on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b)); (f) Contingent Obligations incurred by (i) any Restricted Subsidiary in respect of Indebtedness of a Borrower or any other Restricted Subsidiary that is permitted to be incurred under this Agreement and (ii) the Lead Borrower in respect of Indebtedness of any Restricted Subsidiary that is permitted to be incurred under this Agreement; provided that any such Contingent Obligations incurred by a Borrower or any Loan Party with respect to Indebtedness incurred by any Restricted Subsidiary that is not a Loan Party must be permitted by Section 6.18; (g) Contingent Obligations incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors, licensees or distribution partners; (h) (i) unsecured (other than vendors’ liens arising by operation of law or in connection with trade payables (including purchase money security interests incurred in the ordinary course of business or consistent with past practice)) Indebtedness in respect of obligations of the Lead Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or any Hedge Agreements and (ii) unsecured Indebtedness in respect of intercompany obligations of the Lead Borrower or any Restricted Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money; (i) Indebtedness arising from agreements of the Lead Borrower or any Restricted Subsidiary providing for earn outs, indemnification, adjustment of purchase price or similar obligations, in each case, entered into in connection with the disposition of any business, assets or capital stock permitted hereunder, other than Contingent Obligations incurred by any Person acquiring all or any portion of such business, assets or capital stock for the purpose of financing such acquisition; (j) Indebtedness arising from agreements of the Lead Borrower or any Restricted Subsidiary providing for earn outs, indemnification, adjustment of purchase price or similar obligations, in each case, entered into in connection with any Permitted Acquisitions or other investments permitted under Section 6.18; (k) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations incurred in the ordinary course of business and not in connection with the borrowing of money or Hedge Agreements;

US-LEGAL-14090429/1 181214-0015 93 (l) Indebtedness of the Lead Borrower or any Restricted Subsidiary consisting of (i) obligations to pay insurance premiums or (ii) take-or-pay obligations contained in supply agreements, in each case arising in the ordinary course of business and not in connection with the borrowing of money or Hedge Agreements; (m) Indebtedness representing deferred compensation or similar arrangements to employees, consultants or independent contractors of the Lead Borrower and its Restricted Subsidiaries incurred in the ordinary course of business or otherwise incurred in connection with any Permitted Acquisition or other investment permitted under Section 6.18; (n) Indebtedness consisting of promissory notes issued to current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the purchase or redemption of capital stock of the Lead Borrower permitted by Section 6.20; (o) Indebtedness in respect of Cash Management Services, netting services, automatic clearing house arrangements, employees’ credit or purchase cards, overdraft protections and similar arrangements in each case incurred in the ordinary course of business; (p) Indebtedness in existence on the Closing Date (and any Refinancing Indebtedness in respect thereof) and if such Indebtedness is in excess of $50 million as set forth on Schedule 6.15; (q) Indebtedness incurred by the Lead Borrower or any Restricted Subsidiary constituting reimbursement obligations with respect to bankers’ acceptances and letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation laws, unemployment insurance laws or similar legislation, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation laws, unemployment insurance laws or similar legislation; provided, however, that upon the drawing of such bankers’ acceptances and letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence; (r) [reserved]; (s) Indebtedness of Persons that are acquired by the Lead Borrower or any Restricted Subsidiary or merged into the Lead Borrower or a Restricted Subsidiary in a Permitted Acquisition in accordance with the terms of this Agreement or that is assumed by the Lead Borrower or any Restricted Subsidiary in connection with such Permitted Acquisition; provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition; (t) Indebtedness of the Lead Borrower or any of its Restricted Subsidiaries supported by a letter of credit in a principal amount not to exceed the face amount of such letter of credit; (u) senior unsecured Indebtedness of the Lead Borrower or any of its Restricted Subsidiaries (and Refinancing Indebtedness in respect thereof); provided that (i) such Indebtedness has a final scheduled maturity date no earlier than the Final Revolving Termination Date then in effect, (ii) the maximum aggregate principal amount of such Indebtedness by non-Loan Parties does not exceed the greater of $250.0 million and 17.5% of Consolidated Adjusted EBITDA

US-LEGAL-14090429/1 181214-0015 94 (calculated on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b)), (iii) subject to the preceding clause (iii), such Indebtedness is guaranteed only by the Loan Parties, (iv) after giving effect thereto, the Leverage Ratio does not exceed 3.00:1.00 (calculated on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b)), and (iv) no Default or Event of Default under Section 7.1(a), Section 7.1(j) or Section 7.1(k) hereof shall have occurred and be continuing or would result therefrom; (v) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (w) Permitted Receivables Financings; (x) Indebtedness of the Lead Borrower or any Restricted Subsidiary undertaken in connection with cash management and related activities with respect to any Subsidiary in the ordinary course of business; (y) Indebtedness, including working capital facilities, asset-level financings, Capitalized Lease Obligations and purchase money indebtedness, incurred by any Foreign Subsidiary; provided that the amount of Indebtedness outstanding under this clause (y), together with any Refinancing Indebtedness in respect thereof, shall not exceed the greater of $300.0 million and 20.0% of Consolidated Adjusted EBITDA based upon the financial statements most recently delivered on or prior to such date pursuant to Section 6.1(a) or (b), but giving effect to any Specified Transaction occurring thereafter and on or prior to the date of determination; (z) Indebtedness incurred in connection with any Sale/Leaseback Transaction together with any Refinancing Indebtedness in respect thereof; provided that any Indebtedness incurred in connection with any Sale/Leaseback Transaction shall be permitted under Section 6.12; (aa) Indebtedness represented by the Existing Convertible Notes, together with any Refinancing Indebtedness in respect thereof; (bb) Indebtedness incurred by one or more of the Lead Borrower’s Restricted Subsidiaries organized in Taiwan in an amount to not exceed $2,000,000,000 in the aggregate at any time outstanding and guarantees by the Lead Borrower in respect thereof; (cc) all customary premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in each of Section 6.15(I)(a) through Section 6.15(I)(bb) above. (II) (a) When an IG Period is in effect, the Lead Borrower will not permit any Restricted Subsidiary that is not a Loan Party to create, incur, assume, guarantee or permit to exist (collectively, “incur”) any Indebtedness (including Acquired Debt). (b) The foregoing restriction shall not apply to the following items:

US-LEGAL-14090429/1 181214-0015 95 (i) Indebtedness owed pursuant to Hedge Agreements entered into in the ordinary course of business and not for speculative purposes; (ii) Indebtedness of any Restricted Subsidiary owed to the Lead Borrower or any other Restricted Subsidiary; provided that such Indebtedness shall not have been transferred to any Person other than the Lead Borrower or a Restricted Subsidiary; (iii) Indebtedness (including Capitalized Lease Obligations and other Indebtedness arising under Capital Leases) and any Refinancing Indebtedness in respect thereof, the proceeds of which are used to finance the acquisition, lease, construction, repair, replacement, expansion or improvement of fixed or capital assets or otherwise incurred in respect of capital expenditures, whether through the direct purchase of assets or the purchase of capital stock of any Person owning such assets; provided that, the aggregate principal amount of Indebtedness outstanding under this clause (b)(iii) shall not exceed $500.0 million; (iv) Contingent Obligations incurred by any Restricted Subsidiary in respect of Indebtedness of a Borrower or any other Restricted Subsidiary that is permitted to be incurred under this Agreement. (v) Contingent Obligations incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors, licensees or distribution partners; (vi) (i) unsecured (other than vendors’ liens arising by operation of law or in connection with trade payables (including purchase money security interests incurred in the ordinary course of business or consistent with past practice)) Indebtedness in respect of obligations of any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or any Hedge Agreements and (ii) unsecured Indebtedness in respect of intercompany obligations of any Restricted Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money; (vii) Indebtedness arising from agreements providing for earn outs, indemnification, adjustment of purchase price or similar obligations, in each case, entered into in connection with the disposition of any business, assets or capital stock permitted hereunder, other than Contingent Obligations incurred by any Person acquiring all or any portion of such business, assets or capital stock for the purpose of financing such acquisition; (viii) Indebtedness arising from agreements providing for earn outs, indemnification, adjustment of purchase price or similar obligations, in each case, entered into in connection with any acquisitions or other investments;

US-LEGAL-14090429/1 181214-0015 96 (ix) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations incurred in the ordinary course of business and not in connection with the borrowing of money or Hedge Agreements; (x) Indebtedness consisting of (i) obligations to pay insurance premiums or (ii) take-or-pay obligations contained in supply agreements, in each case arising in the ordinary course of business and not in connection with the borrowing of money or Hedge Agreements; (xi) Indebtedness representing deferred compensation or similar arrangements to employees, consultants or independent contractors of the Lead Borrower and its Restricted Subsidiaries incurred in the ordinary course of business or otherwise incurred in connection with any Acquisition or other investment; (xii) Indebtedness consisting of promissory notes issued to current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the purchase or redemption of capital stock of the Lead Borrower; (xiii) Indebtedness in respect of Cash Management Services, netting services, automatic clearing house arrangements, employees’ credit or purchase cards, overdraft protections and similar arrangements in each case incurred in the ordinary course of business; (xiv) Indebtedness in existence on the Closing Date (and any Refinancing Indebtedness in respect thereof) and if such Indebtedness is in excess of $50 million as set forth in all material respects on Schedule 6.14; (xv) Indebtedness constituting reimbursement obligations with respect to bankers’ acceptances and letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation laws, unemployment insurance laws or similar legislation, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation laws, unemployment insurance laws or similar legislation; provided, however, that upon the drawing of such bankers’ acceptances and letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence; (xvi) Indebtedness of Persons that are acquired or merged into a Restricted Subsidiary in an Acquisition or that is assumed by a Restricted Subsidiary in connection with such Acquisition; provided that such Indebtedness is not incurred in contemplation of such Acquisition; (xvii) Indebtedness incurred by one or more of the Lead Borrower’s Restricted Subsidiaries organized in Taiwan in an amount to not exceed $2,000,000,000 in the aggregate at any time outstanding, and any Refinancing Indebtedness in respect thereof;

US-LEGAL-14090429/1 181214-0015 97 (xviii) other Indebtedness; provided that the aggregate principal amount of Indebtedness outstanding under this clause (b)(xviii) (together with any Refinancing Indebtedness in respect thereof) together with the aggregate principal amount of the outstanding Indebtedness secured by Liens permitted by Section 6.16(II)(t), shall not exceed the greater of $700 million and 50.0% of Consolidated Adjusted EBITDA measured as of the date such Indebtedness is issued or incurred and based upon the financial statements most recently delivered on or prior to such date pursuant to Section 6.1, but giving effect to any Specified Transaction occurring thereafter and on or prior to the date of determination; (xix) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (xx) Permitted Receivables Financings. For purposes of determining compliance with this Section 6.15 or Section 6.16, the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on customary currency exchange rates in effect on the date on which such Indebtedness was incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness); provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being refinanced), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall not be deemed to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums), defeasance costs and other costs and expenses incurred in connection with such refinancing. Further, for purposes of determining compliance with this Section 6.15, (A) Indebtedness need not be permitted solely by reference to one category of permitted Indebtedness (or any portion thereof) described in this Section 6.15 but may be permitted in part under any relevant combination thereof (and subject to compliance, where relevant, with Section 6.16) and (B) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Indebtedness (or any portion thereof) described in this Section 6.15, the Lead Borrower may, in its sole discretion, classify or divide such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.15 and will be entitled to only include the amount and type of such item of Indebtedness (or any portion thereof) in one of the above clauses (or any portion thereof) and such item of Indebtedness (or any portion thereof) shall be treated as having been incurred or existing pursuant only to such clause or clauses (or any portion thereof); provided that all Indebtedness outstanding under this Agreement shall at all times be deemed to have been incurred pursuant to clause (I)(a) or (II)(a), as applicable, of this Section 6.15.

US-LEGAL-14090429/1 181214-0015 98 Section 6.16 Liens. (I) Solely during a Non-IG Period, the Lead Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur or suffer to exist any Lien on any of its Property; provided that the foregoing shall not prevent the following (the Liens described below in this Section 6.16 (including clause (II)), the “Permitted Liens”): (a) Liens for the payment of taxes which are not yet due and payable and Liens (or deposits as security) for taxes which are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been provided for in accordance with GAAP; (b) Liens (i) arising by statute in connection with worker’s compensation, unemployment insurance, old age benefits, social security obligations, statutory obligations or other similar charges, (ii) in connection with bids, tenders, contracts or leases to which the Lead Borrower or any Restricted Subsidiary is a party or (iii) to secure public or statutory obligations of such Person or deposits of cash or Cash Equivalents to secure surety or appeal bonds to which such Person is a party, or deposits as security or for the payment of rent, in each case, incurred in the ordinary course of business; (c) mechanics’, workmen’s, materialmen’s, landlords’, carriers’ or other similar Liens arising in the ordinary course of business with respect to obligations which are not overdue by a period of more than 60 days or if more than 60 days overdue (i) which would not reasonably be expected to have a Material Adverse Effect or (ii) which are being contested in good faith by appropriate proceedings; (d) Liens created by or pursuant to this Agreement and the Collateral Documents; (e) Liens on property of the Lead Borrower or any Restricted Subsidiary created solely for the purpose of securing indebtedness permitted by Section 6.15(I)(d) hereof; provided that no such Lien shall extend to or cover other Property of the Lead Borrower or such Restricted Subsidiary other than the respective Property so acquired or similar Property acquired from the same lender or its Affiliates, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the purchase price of all such Property; (f) Liens assumed in connection with Permitted Acquisitions and not created in contemplation thereof; (g) easements, rights-of-way, restrictions, and other similar encumbrances as to the use of real property of the Lead Borrower or any Restricted Subsidiary incurred in the ordinary course of business which do not impair their use in the operation of the business of such Person; (h) Liens in connection with Sale/Leaseback Transactions permitted by Section 6.15(I)(z); (i) ground leases or subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by the Lead Borrower or any of its Restricted Subsidiaries are located; (j) Liens arising from judgments or decrees for the payment of money in circumstances not constituting an Event of Default under Section 7.1;

US-LEGAL-14090429/1 181214-0015 99 (k) any interest or title of a lessor, sublessor, licensor or sublicensor or Lien securing a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under any lease not prohibited by this Agreement and leases, licenses, subleases or sublicenses granted to others that do not (x) interfere in any material respect with the business of the Lead Borrower and its Restricted Subsidiaries, taken as a whole, or (y) secure any Indebtedness; (l) licenses, sublicenses, covenants not to sue or other grants of rights to intellectual property rights granted (i) in the ordinary course of business or (ii) in the reasonable business judgment of the Lead Borrower or the Restricted Subsidiaries in the conduct of its business (including in the settlement of litigation or entering into cross-licenses); (m) any zoning, building or similar law or right reserved to, or vested in, any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary course of conduct of the business of the Lead Borrower and its Restricted Subsidiaries, taken as a whole; (n) Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right to set off), which are within the general parameters customary in the banking industry; (o) Liens (i) on cash advances in favor of the seller of any property to be acquired in an investment permitted pursuant to Section 6.18 to be applied against the purchase price for such investment or (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under Section 6.17; (p) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents; (q) Liens that are contractual rights of setoff (i) relating to the establishment of depository relations with banks not given in connection with the issuance of indebtedness, (ii) relating to pooled deposit, automatic clearing house or sweep accounts of the Lead Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Lead Borrower and its Restricted Subsidiaries, (iii) relating to purchase orders and other agreements entered into with customers of the Lead Borrower or any Restricted Subsidiary in the ordinary course of business or (iv) relating to the credit cards and credit accounts of the Lead Borrower or any of its Restricted Subsidiaries in the ordinary course of business; (r) Liens solely on any cash earnest money deposits or escrow arrangements made by the Lead Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder; (s) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

US-LEGAL-14090429/1 181214-0015 100 (t) Liens incurred to secure any obligations; provided that the aggregate principal amount of all such obligations secured by such Liens, together with all Refinancing Indebtedness in respect thereof, shall not exceed the greater of $750.0 million and 55% of Consolidated Adjusted EBITDA (calculated on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b)); (u) Liens in favor of the issuer of customs, stay, performance, bid, appeal or surety bonds or completion guarantees and other obligations of a like nature or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; (v) Liens existing on the Closing Date or pursuant to agreements in existence on the Closing Date and to the extent securing Indebtedness in excess of $50 million, as described on Schedule 6.16 and any modifications, replacements, renewals or extensions thereof; provided that such Liens shall secure only those obligations that they secure on the Closing Date (and any Refinancing Indebtedness in respect of such obligations permitted by Section 6.15) and shall not subsequently apply to any other property or assets of the Lead Borrower or any Restricted Subsidiary other than (x) after-acquired property that is affixed or incorporated into the property covered by such Lien and (y) proceeds and products thereof; (w) Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, that such Liens are not created or incurred in connection with, or in contemplation of, such Person becoming such a Restricted Subsidiary or concurrently therewith; provided further that such Liens may not extend to any other property owned by the Lead Borrower or any of its Restricted Subsidiaries; provided further that such Liens secure Indebtedness permitted to be incurred under Section 6.15(I)(s); (x) Liens on property at the time the Lead Borrower or a Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Lead Borrower or any of its Restricted Subsidiaries; provided, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition or concurrently therewith; provided further that the Liens may not extend to any other property owned by the Lead Borrower or any of its Restricted Subsidiaries; provided further that such Liens secure Indebtedness permitted to be incurred under Section 6.15(I)(s); (y) Liens on inventory or other goods and the proceeds thereof (i) constituting vendors’ liens arising by operation of law or in connection with trade payables (including purchase money security interests incurred in the ordinary course of business or consistent with past practice) or (ii) of any Person securing such Person’s obligations under any agreement to facilitate the purchase, shipment or storage of such inventory or other goods; (z) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) in whole, or in part, of any Indebtedness permitted by Section 6.15(I) and secured by any Lien referred to in Section 6.16(I)(e); provided, however, that (i) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the

US-LEGAL-14090429/1 181214-0015 101 sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under Section 6.15(I)(e) at the time the original Lien became a Permitted Lien hereunder, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; (aa) Liens to secure any Indebtedness permitted by Section 6.15(I)(b) to the extent that the Lead Borrower or any other Loan Party is required to post segregated collateral to any clearing agency in respect of any such Indebtedness as required, or as may be required, by the Commodity Exchange Act, any regulations thereto, or any other applicable legislation or regulations in connection therewith; (bb) assignments of the right to receive income effected as a part of the sale of a business unit or for collection purposes; (cc) Liens arising under any Permitted Receivables Financing permitted under Section 6.15(I)(w); (dd) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (ee) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business; (ff) Liens arising from precautionary UCC financing statements or consignments entered into in connection with any transaction otherwise permitted under this Agreement; and (gg) Liens on assets of and the Equity Interests in a Subsidiary that is not a Loan Party securing Indebtedness of such Subsidiaries permitted by Section 6.15(I). (II) When an IG Period is in effect, the Lead Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur or suffer to exist any Lien on any of its Property; provided that the foregoing shall not prevent the following: (a) Liens for the payment of taxes which are not yet due and payable and Liens (or deposits as security) for taxes which are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been provided for in accordance with GAAP; (b) Liens (i) arising by statute in connection with worker’s compensation, unemployment insurance, old age benefits, social security obligations, statutory obligations or other similar charges, (ii) in connection with bids, tenders, contracts or leases to which the Lead Borrower or any Restricted Subsidiary is a party or (iii) to secure public or statutory obligations of such Person or deposits of cash or Cash Equivalents to secure surety or appeal bonds to which such Person is a party, or deposits as security or for the payment of rent, in each case, incurred in the ordinary course of business; (c) mechanics’, workmen’s, materialmen’s, landlords’, carriers’ or other similar Liens arising in the ordinary course of business with respect to obligations which are not overdue by a period of more than 60 days or if more than 60 days overdue (i) which would not reasonably be

US-LEGAL-14090429/1 181214-0015 102 expected to have a Material Adverse Effect or (ii) which are being contested in good faith by appropriate proceedings; (d) Liens created by or pursuant to this Agreement; (e) Liens on property of the Lead Borrower or any Restricted Subsidiary created solely for the purpose of securing indebtedness permitted by Section 6.15(II)(b)(iii) hereof; provided that no such Lien shall extend to or cover other Property of the Lead Borrower or such Restricted Subsidiary other than the respective Property so acquired or similar Property acquired from the same lender or its Affiliates, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the purchase price of all such Property; (f) easements, rights-of-way, restrictions, and other similar encumbrances as to the use of real property of the Lead Borrower or any Restricted Subsidiary incurred in the ordinary course of business which do not impair their use in the operation of the business of such Person; (g) Liens in connection with Sale/Leaseback Transactions permitted hereunder; (h) Liens arising from judgments or decrees for the payment of money in circumstances not constituting an Event of Default under Section 7.1; (i) any interest or title of a lessor, sublessor, licensor or sublicensor or Lien securing a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under any lease not prohibited by this Agreement and leases, licenses, subleases or sublicenses granted to others that do not (x) interfere in any material respect with the business of the Lead Borrower and its Restricted Subsidiaries, taken as a whole, or (y) secure any Indebtedness; (j) licenses, sublicenses, covenants not to sue or other grants of rights to intellectual property rights granted (i) in the ordinary course of business or (ii) in the reasonable business judgment of the Lead Borrower in the conduct of its business (including in the settlement of litigation or entering into cross-licenses); (k) any zoning, building or similar law or right reserved to, or vested in, any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary course of conduct of the business of the Lead Borrower and its Restricted Subsidiaries, taken as a whole; (l) Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right to set off), which are within the general parameters customary in the banking industry; (m) Liens (i) on cash advances in favor of the seller of any property to be acquired in an investment to be applied against the purchase price for such investment or (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property;

US-LEGAL-14090429/1 181214-0015 103 (n) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents; (o) Liens that are contractual rights of setoff (i) relating to the establishment of depository relations with banks not given in connection with the issuance of indebtedness, (ii) relating to pooled deposit, automatic clearing house or sweep accounts of the Lead Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Lead Borrower and its Restricted Subsidiaries, (iii) relating to purchase orders and other agreements entered into with customers of the Lead Borrower or any Restricted Subsidiary in the ordinary course of business or (iv) relating to the credit cards and credit accounts of the Lead Borrower or any of its Restricted Subsidiaries in the ordinary course of business; (p) Liens solely on any cash earnest money deposits or escrow arrangements made by the Lead Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder; (q) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; (r) Liens incurred to secure any obligations; provided that the aggregate principal amount of all such obligations secured by such Liens (together with all Refinancing Indebtedness in respect thereof) shall not exceed the greater of $750 million and 55% of Consolidated Adjusted EBITDA (calculated on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b)); (s) Liens in favor of the issuer of customs, stay, performance, bid, appeal or surety bonds or completion guarantees and other obligations of a like nature or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; (t) Liens existing on the Closing Date or pursuant to agreements in existence on the Closing Date and to the extent securing Indebtedness in excess of $50 million, as described on Schedule 6.16 and any modifications, replacements, renewals or extensions thereof; provided that such Liens shall secure only those obligations that they secure on the Closing Date (and any Refinancing Indebtedness in respect of such obligations permitted by Section 6.15(II)) and shall not subsequently apply to any other property or assets of the Lead Borrower or any Restricted Subsidiary other than (x) after-acquired property that is affixed or incorporated into the property covered by such Lien and (y) proceeds and products thereof; (u) Liens arising under any Permitted Receivables Financing; (v) Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary or concurrently therewith; provided further that such Liens may not extend to any other property owned by the Lead Borrower or any of its Restricted Subsidiaries; provided further that such Liens secure Indebtedness permitted to be incurred under Section 6.15(II)(b)(xvi);

US-LEGAL-14090429/1 181214-0015 104 (w) Liens on property at the time such Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into such Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition or concurrently therewith; provided further that the Liens may not extend to any other property owned by such Restricted Subsidiary; provided further that such Liens secure Indebtedness permitted to be incurred under Section 6.15(II)(b)(xvi); (x) Liens on inventory or other goods and the proceeds thereof (i) constituting vendors’ liens arising by operation of law or in connection with trade payables (including purchase money security interests incurred in the ordinary course of business or consistent with past practice)) or (ii) of any Person securing such Person’s obligations under any agreement to facilitate the purchase, shipment or storage of such inventory or other goods; (y) assignments of the right to receive income effected as a part of the sale of a business unit or for collection purposes; (z) Liens to secure any Indebtedness permitted by Section 6.15(II)(b)(i) to the extent that the Lead Borrower or any other Subsidiary is required to post segregated collateral to any clearing agency in respect of any such Indebtedness as required, or as may be required, by the Commodity Exchange Act, any regulations thereto, or any other applicable legislation or regulations in connection therewith; (aa) Liens arising by virtue of UCC financing statement filings (or similar filings under applicable law) regarding leases that are not Capital Leases entered into by the Lead Borrower and the Restricted Subsidiaries in the ordinary course of business; (bb) deposits of cash with the owner or lessor of premises leased and operated by the Lead Borrower or any Restricted Subsidiary to secure the performance of its obligations under the lease for such premises, in each case in the ordinary course of business; (cc) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (dd) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business; (ee) Liens on cash and cash equivalents deposited with a trustee or a similar Person to defease or to satisfy and discharge any Indebtedness; provided that such defeasance or satisfaction and discharge is permitted hereunder; (ff) Liens arising from precautionary UCC financing statements or consignments entered into in connection with any transaction otherwise permitted under this Agreement; (gg) in the case of (i) any Subsidiary that is not a Wholly-owned Subsidiary or (ii) the Equity Interests in any Person that is not a Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Subsidiary or such other Person set forth in the organizational documents of such Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;

US-LEGAL-14090429/1 181214-0015 105 (hh) Liens on the net cash proceeds of any Acquisition Indebtedness held in escrow by a third party escrow agent prior to the release thereof from escrow; (ii) ground leases or subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by the Lead Borrower or any of its Restricted Subsidiaries are located; and (jj) Liens on assets of and the Equity Interests in Subsidiary that is not a Loan Party securing Indebtedness of such Subsidiaries permitted by Section 6.15(II). For purposes of determining compliance with this Section 6.16, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in this Section 6.16 but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in this Section 6.16, the Lead Borrower may, in its sole discretion, classify or divide such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.16 and will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the above clauses and such Lien securing such item of Indebtedness (or portion thereof) will be treated as being incurred or existing pursuant to only such clause or clauses (or any portion thereof). Notwithstanding the foregoing under this Section 6.16, solely during an IG Period, neither the Lead Borrower nor any Restricted Subsidiary shall incur Indebtedness for borrowed money which is secured by Liens on Material Intellectual Property unless the Obligations are also secured by a Lien on that Material Intellectual Property on a pari passu basis. Section 6.17 Fundamental Changes; Sales of Assets. (I) Solely during an IG Period, (a) the Lead Borrower will not, and will not permit any Subsidiary to, amalgamate with, merge into or consolidate with any other Person, or permit any other Person to amalgamate with, merge into or consolidate with it, or liquidate or dissolve, except that if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing and, in the case of clause (D) below, the Lead Borrower shall be in compliance on a Pro Forma Basis with the covenant set forth in Section 6.23(a), (A) any Person may amalgamate, merge or consolidate with a Borrower in a transaction in which such Borrower is the surviving entity, (B) the Borrowers may amalgamate, merge or consolidate with any Person in a transaction in which such Person is the surviving entity, provided that (1) such Person is a corporation or limited liability company organized under the laws of either the United States, any State thereof, or the District of Columbia or the same jurisdiction as the applicable Borrower, (2) prior to or substantially concurrently with the consummation of such amalgamation, merger or consolidation, (x) such Person shall execute and deliver to the Administrative Agent an assumption agreement (the “Assumption Agreement”), in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which such Person shall assume all of the obligations of the

US-LEGAL-14090429/1 181214-0015 106 applicable Borrower under this Agreement and the other Loan Documents, and (y) such Person shall deliver to the Administrative Agent such documents, certificates and opinions as the Administrative Agent may reasonably request relating to such Person, such amalgamation, merger or consolidation and the Assumption Agreement, and (3) the Lenders shall have received, at least five Business Days prior to the date of the consummation of such amalgamation, merger or consolidation, (x) all documentation and other information regarding such Person required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, that has been reasonably requested by the Administrative Agent or any Lender and (y) to the extent such Person qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Person, it being agreed that upon the execution and delivery to the Administrative Agent of the Assumption Agreement and the satisfaction of the other conditions set forth in this clause (B), such Person shall become a party to this Agreement, shall succeed to and assume all the rights and obligations of the applicable Borrower under this Agreement and the other Loan Documents (including all obligations in respect of outstanding Loans) and shall thenceforth, for all purposes of this Agreement and the other Loan Documents, be “Lead Borrower” or an “Additional Borrower”, as applicable, (C) any Person (other than the Borrowers) may amalgamate, merge or consolidate with any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (D) any Subsidiary (other than an Additional Borrower) may amalgamate with, merge into or consolidate with any Person (other than another Borrower) in a transaction not prohibited under paragraph (b) of this Section in which, after giving effect to such transaction, the surviving entity is not a Restricted Subsidiary and (E) any Subsidiary may liquidate or dissolve if the Lead Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Lead Borrower and its Subsidiaries taken as a whole and is not materially disadvantageous to the Lenders; and (b) the Lead Borrower will not, and will not permit any Subsidiary to, sell, transfer, lease or otherwise dispose of, directly or through any amalgamation, merger or consolidation and whether in one transaction or in a series of transactions, assets (including Equity Interests in Subsidiaries) representing all or substantially all of the assets of the Lead Borrower and its Subsidiaries (whether now owned or hereafter acquired), taken as a whole. (II) Solely during a Non-IG Period, the Lead Borrower will not, and will not permit any of its Restricted Subsidiaries to, wind up, liquidate or dissolve its affairs or merge or consolidate, or convey, sell, lease or otherwise dispose of all or any part of its Property, except that this Section 6.17(II) shall not prevent: (a) the sale and lease of inventory in the ordinary course of business; (b) the sale, transfer or other disposition of any Property (including, but not limited to, the abandonment or allowing to lapse of intellectual property) that, in the reasonable judgment of the Lead Borrower or its Restricted Subsidiaries, has become uneconomic, obsolete or worn out or is no longer useful in its business; (c) the sale, transfer, lease, or other disposition of Property of the Lead Borrower and its Restricted Subsidiaries to one another; provided that the fair market value of any Property in respect of any such sale, transfer, lease, or other disposition made by any Loan Party to any

US-LEGAL-14090429/1 181214-0015 107 Restricted Subsidiary which is not a Loan Party plus the fair market value of any Loan Party that is merged with and into any Restricted Subsidiary that is not a Loan Party pursuant to a merger permitted by Section 6.17(II)(d) hereof shall not exceed $150 million in the aggregate during the term of this Agreement; (d) the merger, consolidation or amalgamation of any Restricted Subsidiary with and into the Lead Borrower or any other Restricted Subsidiary; provided that, in the case of any merger or consolidation involving a Borrower, (i) such Borrower is the legal entity surviving the merger or consolidation and (ii) such surviving entity is organized under the Applicable Laws of the United States, any state thereof, or the District of Columbia; and provided further that the fair market value of any Loan Party that is merged, consolidated or amalgamated with and into any Restricted Subsidiary which is not a Loan Party plus the fair market value of any Property in respect of any sale, transfer, lease, or other disposition by a Loan Party to a Restricted Subsidiary which is not a Loan Party permitted by Section 6.17(II)(c) hereof shall not exceed $150 million in the aggregate during the term of this Agreement; (e) the disposition or sale of Cash Equivalents; (f) any Restricted Subsidiary may dissolve if the Lead Borrower determines in good faith that such dissolution is in the best interests of the Lead Borrower, such dissolution is not disadvantageous to the Lenders and the Lead Borrower or any Restricted Subsidiary receives any assets of such dissolved Subsidiary, subject in the case of a dissolution of a Loan Party that results in a distribution of assets to a non-Loan Party to the limitations set forth in the provisos in each of clauses (c) and (d) above; (g) the sale, transfer, lease, or other disposition of Property of the Lead Borrower or any Restricted Subsidiary aggregating for the Lead Borrower and its Restricted Subsidiaries not more than $200 million during any fiscal year of the Lead Borrower; (h) the lease, sublease, license (or cross-license) or sublicense (or cross-sublicense) of real or personal property in the ordinary course of business; (i) the disposition of intellectual property rights (to the extent constituting discontinuing the use or maintenance of, failing to pursue, or otherwise abandoning, allowing to lapse, terminating or putting into the public domain, any intellectual property), in each case, in the ordinary course of business or if the Lead Borrower or any Restricted Subsidiary determines in its reasonable business judgment that such disposed of intellectual property is no longer economical or of strategic benefit; (j) the sale, transfer or other disposal of property (including like-kind exchanges) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property; (k) the sale, transfer or other disposal of investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements or similar binding arrangements;

US-LEGAL-14090429/1 181214-0015 108 (l) any transaction permitted by Section 6.18; (m) (i) the unwinding of any Hedge Agreement or (ii) the unwinding, early termination or settlement of any Permitted Bond Hedge Transaction or Permitted Warrant Transaction; (n) the disposition of any asset between or among the Lead Borrower and/or its Restricted Subsidiaries as a substantially concurrent interim disposition in connection with a disposition otherwise permitted pursuant to clauses (a) through (r) (other than this clause (n)) of this Section 6.17(II); (o) the sale, transfer or other disposition of Property of the Lead Borrower or any Restricted Subsidiary for fair market value so long as (i) with respect to dispositions in an aggregate amount in excess of the greater of $150 million and 10% of Consolidated Adjusted EBITDA measured as of the date of such sale, transfer or other disposition (calculated on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b)), at least 75.00% of the consideration for such disposition shall consist of cash or Cash Equivalents; provided that for the purposes of the 75.00% cash consideration requirement, (i) (w) the amount of any Indebtedness or other liabilities of the Lead Borrower or any Restricted Subsidiary (as shown on such person’s most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets, (x) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such disposition, (y) any securities received by the Lead Borrower or such Restricted Subsidiary from such transferee that are converted by the Lead Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) following closing of the applicable disposition and (z) any Designated Non-Cash Consideration received in respect of such disposition, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) that is at that time outstanding, does not have an aggregate fair market value exceeding the greater of $250 million and 15% of Consolidated Adjusted EBITDA, shall be deemed to be cash and (ii) no Event of Default has occurred and is continuing or would result therefrom (determined at the time of the relevant agreement); (p) the sale, transfer or other disposition of any assets acquired in connection with any acquisition permitted under this Agreement (including any Permitted Acquisition) so long as (i) such disposition is made or contractually committed to be made within three hundred and sixty- five (365) days of the date such assets were acquired by the Lead Borrower or such Restricted Subsidiary, (ii) the Leverage Ratio does not exceed 3.00 to 1.00, in each case calculated on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b); and (iii) with respect to dispositions in an aggregate amount in excess of the greater of $150 million and 10% of Consolidated Adjusted EBITDA (measured as of the date of such sale, transfer or other disposition and based upon the financial statements most recently delivered on or prior to such date pursuant to Section 6.1(a) or (b), but giving effect to any Specified Transaction occurring thereafter and on or prior to the date of determination), at least 75.00% of the consideration for such disposition shall consist of cash or Cash Equivalents (subject to the exceptions set forth in clauses (w) through (z) of Section 6.17(II)(o) above);

US-LEGAL-14090429/1 181214-0015 109 (q) dispositions of property pursuant to one or more Sale/Leaseback Transactions permitted under Section 6.12; (r) transfers of condemned property as a result of the exercise of “eminent domain” or other similar powers to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of property that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement; and (s) the sale, transfer, lease, or other disposition of Receivables and any Related Assets of the Lead Borrower or any Restricted Subsidiary in connection with a Permitted Receivables Financing. To the extent any Collateral is disposed of as permitted by this Section 6.17 to any Person other than a Loan Party, such Collateral shall automatically be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing. Section 6.18 Advances, Investments and Loans. Solely during a Non-IG Period, the Lead Borrower will not, and will not permit any of its Restricted Subsidiaries to, make loans or advances to (other than advances to customers in the ordinary course of business, consistent with past practice or on customary terms in such Person’s ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender or advances for the purpose of prepaying depreciation costs of joint ventures), guarantee any obligations of, or make, retain or have outstanding any investments (whether through purchase of Equity Interests or debt obligations) in, any Person or enter into any partnerships or joint ventures, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (all of the foregoing, collectively, “investments”), except that this Section 6.18 shall not prevent: (a) investments constituting receivables created in the ordinary course of business; (b) investments in Cash Equivalents; (c) investments (including debt obligations) received in connection with the bankruptcy or reorganization of a Person and in settlement of delinquent obligations of, and other disputes with, a Person arising in the ordinary course of business; (d) (i) the Lead Borrower’s equity investments from time to time in its Restricted Subsidiaries and (ii) investments made from time to time by a Restricted Subsidiary in the Lead Borrower or one or more of its Restricted Subsidiaries; provided that, the aggregate amount of any such investments made by any Loan Party in any Restricted Subsidiary which is not a Loan Party plus any intercompany advances by a Loan Party to any Restricted Subsidiary which is not a Loan Party permitted by Section 6.18(e) hereof (and taken together with any amounts invested pursuant to this clause (d), clause (e) and clause (f) below and any amounts utilized under clause (b)(iii) of the definition of “Permitted Acquisition”) shall not exceed the greater of $350.0 million and 25.0% of Consolidated Adjusted EBITDA (calculated on a Pro Forma Basis as of the last day of the most

US-LEGAL-14090429/1 181214-0015 110 recently ended period of four consecutive fiscal quarters for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b)); (e) intercompany advances (including in the form of a guarantee for the benefit of such Person) made from time to time from (i) the Lead Borrower to any one or more Restricted Subsidiaries, (ii) from one or more Restricted Subsidiaries to the Lead Borrower and (iii) from one or more Restricted Subsidiaries to one or more Restricted Subsidiaries; provided that, the aggregate amount of any such advances made by a Loan Party to a Restricted Subsidiary that is not a Loan Party plus any equity investments by any Loan Party in any Restricted Subsidiary which is not a Loan Party permitted by Section 6.18(d) hereof (and taken together with any amounts invested pursuant to clause (d) above, this clause (e) and clause (f) below and any amounts utilized under clause (b)(iii) of the definition of “Permitted Acquisition”) shall not exceed the greater of $350.0 million and 25.0% of Consolidated Adjusted EBITDA (calculated on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b)); (f) other investments (including investments in joint ventures or similar entities that do not constitute Restricted Subsidiaries), in each case, as valued at the fair market value of such investment at the time each such investment is made, in an aggregate amount for all such investments under this clause (f) that, at the time such investment is made, would not (taken together with any amounts invested pursuant to clause (d) and clause (e) above and this clause (f) and any amounts utilized under clause (b)(iii) of the definition of “Permitted Acquisition”) exceed the sum of (i) the greater of $750 million and 55% of Consolidated Adjusted EBITDA (calculated on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b)) plus (ii) the amount of any returns of capital, dividends or other distributions received in connection with such investment (not to exceed the original amount of the investment); (g) loans and advances to officers, directors, employees and consultants of the Lead Borrower or any of its Restricted Subsidiaries for reasonable and customary business related travel expenses, entertainment expenses, moving expenses and similar expenses, in each case incurred in the ordinary course of business and advances of payroll payments to employees, consultants or independent contractors or other advances of salaries or compensation to employees, consultants or independent contractors, in each case in the ordinary course of business; provided that the aggregate amount of such loan in advance outstanding at any time shall not exceed $10 million; (h) to the extent constituting an investment, (i) Hedge Agreements permitted by Section 6.15(I)(a) and (b) or Section 6.15(II)(b)(i), as applicable and (ii) any Permitted Bond Hedge Transaction or Permitted Warrant Transaction; (i) investments received upon the foreclosure with respect to any secured investment or other transfer of title with respect to any secured investment; (j) investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

US-LEGAL-14090429/1 181214-0015 111 (k) guarantees by the Lead Borrower or any Restricted Subsidiary of leases (other than Capital Leases) or of other obligations that do not constitute indebtedness for borrowed money, in each case entered into in the ordinary course of business or consistent with past practice; (l) (i) Permitted Acquisitions and (ii) investments by Restricted Subsidiaries that are not Loan Parties in Persons that become Restricted Subsidiaries as a result of such investment; (m) investments permitted under Sections 6.15 (excluding clause (I)(c)), Section 6.16 (excluding clause (I)(o)(ii) and (II)(m)(ii)) and Section 6.19, in each case, to the extent constituting investments; (n) other investments, loans and advances in addition to those otherwise permitted by this Section in an amount not to exceed the Available Amount in the aggregate at any one time outstanding (so long as (i) no Event of Default has occurred, is continuing or would result therefrom and (ii) the Leverage Ratio is less than 3.00 to 1.00 (calculated on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b))); (o) investments consisting of consideration received in connection with any disposition or other transfer made in compliance with Section 6.17; (p) other investments, loans and advances existing on, or contractually committed as of, or pursuant to an agreement executed on or before Closing Date as set forth on Schedule 6.18 (as the same may be renewed, reinvested, refinanced or extended from time to time); provided that the amount of any such investment or binding commitment may be increased (x) as required by the terms of such investment or binding commitment as in existence on the Closing Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay- in-kind securities) or (y) as otherwise permitted under this Agreement; (q) investments, other than in an Unrestricted Subsidiary, made by any Restricted Subsidiary that is not a Loan Party to the extent such investments are made with the proceeds received by such Restricted Subsidiary from an investment made by a Loan Party in such Restricted Subsidiary pursuant to this Section 6.18; (r) investments the sole consideration for which is Equity Interests (other than Disqualified Equity Interests) of the Lead Borrower; (s) guarantees of (i) Indebtedness permitted under Section 6.15 (without double- counting), (ii) performance guarantees and Contingent Obligations incurred or of other obligations that do not constitute indebtedness for borrowed money, in each case entered into in the ordinary course of business and (iii) any guarantees by the Lead Borrower or any Restricted Subsidiary of operating leases of joint ventures; (t) additional investments by the Lead Borrower or any of its Restricted Subsidiaries; provided that on the date of consummation of such investment or, at the Lead Borrower’s election to the extent such investment is made in connection with an Acquisition, on the date of the signing of any acquisition agreement with respect thereto, (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) after giving effect thereto the

US-LEGAL-14090429/1 181214-0015 112 Leverage Ratio does not exceed 2.75:1.00 (calculated on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b)); (u) investments in any Subsidiary in connection with intercompany cash management or cash pooling arrangements or related activities arising in the ordinary course of business; (v) investments in (i) a Restricted Subsidiary that is not a Loan Party or (ii) a joint venture, in each case, to the extent such investment is substantially contemporaneously repaid with a dividend or other distribution from such Restricted Subsidiary or joint venture; (w) non-cash contributions to joint ventures (including, without limitation, contributions of employees, intellectual property and/or services) in the ordinary course of business; (x) any investment by any Captive Insurance Subsidiary in connection with its provision of insurance to the Lead Borrower or any of its Subsidiaries, which investment is made in the ordinary course of business of such Captive Insurance Subsidiary, or by reason of applicable law, rule, regulation or order, or that is required or approved by any regulatory authority having jurisdiction over such Captive Insurance Subsidiary or its business, as applicable and any investment in fixed income or other assets by any Captive Insurance Subsidiary consistent with customary practices of portfolio management; (y) investments in Restricted Subsidiaries in connection with Permitted Receivables Financings (solely of Receivables and Related Assets); and (z) entry into any Permitted Bond Hedge Transaction and the payment of any premium, fees or expenses in connection with the entry into, refinancing, or amendment of, any Permitted Bond Hedge Transaction. For purposes of determining compliance with this Section 6.18, (A) an investment need not be permitted solely by reference to one category of permitted investments (or any portion thereof) described in Section 6.18(a) through (x) but may be permitted in part under any relevant combination thereof and (B) in the event that an investment (or any portion thereof) meets the criteria of one or more of the categories of permitted investments (or any portion thereof) described in Section 6.18(a) through (x), the Lead Borrower may, in its sole discretion, classify or divide such investment (or any portion thereof) in any manner that complies with this Section 6.18 and will be entitled to only include the amount and type of such investment (or any portion thereof) in one or more (as relevant) of the above clauses (or any portion thereof) and such investment (or any portion thereof) shall be treated as having been made or existing pursuant to only such clause or clauses (or any portion thereof); provided that all investments described in Schedule 6.18 shall be deemed outstanding under Section 6.18(q). Any investment in any person other than a Loan Party that is otherwise permitted by this Section 6.18 may be made through intermediate investments in Restricted Subsidiaries that are not Loan Parties and such intermediate investments shall be disregarded for purposes of determining the outstanding amount of investments pursuant to any clause set forth above. The amount of any investment made other than in the form of cash or cash equivalents shall be the fair market value

US-LEGAL-14090429/1 181214-0015 113 thereof valued at the time of the making thereof, and without giving effect to any subsequent write- downs or write-offs thereof. Section 6.19 Restricted Payments. Solely during a Non-IG Period, the Lead Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividends on or make any other distributions in respect of any class or series of its Equity Interests or (ii) purchase, redeem, or otherwise acquire or retire any of its Equity Interests (all the foregoing, “Distributions”); provided that the following shall be permitted: (a) any Restricted Subsidiary of the Lead Borrower may make Distributions to its parent company (and, in the case of any non-Wholly-owned Subsidiary, pro rata to its parent companies based on their relative ownership interests in the class of equity receiving such Distribution); (b) so long as no Event of Default has occurred, is continuing or would result therefrom, the Lead Borrower may redeem, acquire, retire or repurchase (and the Lead Borrower may declare and pay Distributions, the proceeds of which are used to so redeem, acquire, retire or repurchase and to pay withholding or similar tax payments that are expected to be payable in connection therewith) its Equity Interests (or any options or warrants or stock appreciation rights issued with respect to any of such Equity Interests) held by current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) of the Lead Borrower and its Restricted Subsidiaries, with the proceeds of Distributions from, the Lead Borrower, upon the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any stock option or stock appreciation rights plan, any management, director and/or employee stock ownership or incentive plan, stock subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement; provided that the aggregate amount of Distributions made pursuant to this Section 6.19(b) shall not exceed $40 million in any fiscal year; provided further that (x) such amount, if not so expended in the fiscal year for which it is permitted, may be carried forward for Distributions in the next two (2) fiscal years and (y) Distributions made pursuant to this clause (b) during any fiscal year shall be deemed made first in respect of amounts permitted for such fiscal year as provided above, second in respect of amounts carried over from the fiscal year two (2) years prior to such date pursuant to clause (x) above and third in respect of amounts carried over from the immediately preceding fiscal year prior to such date pursuant to clause (x) above; (c) the Lead Borrower may repurchase Equity Interests upon exercise of options or warrants if such Equity Interest represents all or a portion of the exercise price of such options or warrants; (d) repurchases of the Lead Borrower’s common Equity Interests in an aggregate amount not to exceed $200 million; (e) the Lead Borrower may make Distributions in an aggregate amount not to exceed the Available Amount at the time such Distribution is made (so long as (i) no Event of Default has occurred, is continuing or would result therefrom and (ii) the Leverage Ratio, calculated on a Pro Forma Basis after giving effect to such Distribution, is less 3.00:1.00; provided that the foregoing

US-LEGAL-14090429/1 181214-0015 114 clauses (i) and (ii) shall not prohibit Distributions within 60 days after the date of declaration thereof, if on the date of declaration the Distribution would have complied with such clauses (i) and (ii); (f) the Lead Borrower may make Distributions to (i) redeem, repurchase, retire or otherwise acquire any Equity Interests (“Treasury Capital Stock”) of the Lead Borrower or any Restricted Subsidiary, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Lead Borrower or a Subsidiary) of, Equity Interests of the Lead Borrower (“Refunding Capital Stock”) and (ii) declare and pay dividends on the Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Lead Borrower or a Subsidiary) of the Refunding Capital Stock; (g) Distributions the proceeds of which will be used to make cash payments in lieu of issuing fractional Equity Interests in connection with the exercise of warrants, options or other securities convertible or exchangeable for Equity Interests of the Lead Borrower; (h) to the extent constituting a Distribution, transactions permitted by Sections 6.11 (other than Section 6.11(b) or 6.11(l)) and Section 6.17 (other than Section 6.17(II)(l)); (i) Distributions by the Lead Borrower of up to 6.0 % of the net cash proceeds received by the Lead Borrower from any Qualified Public Offering or any other equity investment (other than Disqualified Equity Interests) in the Lead Borrower, in each case to the extent not increasing the Available Amount under this Agreement; (j) so long as (i) no Event of Default has occurred and is continuing or would result therefrom and (ii) the Leverage Ratio does not exceed 2.25:1.00 (calculated on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b)) after giving effect thereto, the Lead Borrower may make additional Distributions; provided that clauses (i) and (ii) shall not prohibit Distributions within 60 days after the date of declaration thereof if on the date of declaration the Distribution would have complied with clauses (i) and (ii); and (k) the Lead Borrower may make Distributions not otherwise permitted by this Section 6.19; provided that the maximum aggregate principal amount of such Distributions made pursuant to this clause (k) does not exceed $500 million. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, for the avoidance of doubt, the restriction on Distributions set forth in this Section 6.19 will not apply to any payments of cash or deliveries in shares of Equity Interests (or other securities following a merger event, reclassification or other change of the Equity Interests) (and cash in lieu of fractional shares) pursuant to (x) the terms of, or otherwise in performance of its obligations under, any Permitted Convertible Debt (including, without limitation, making payments of interest and principal thereon, in connection with a redemption thereof, making payments due upon required repurchase thereof and/or making payments and deliveries upon conversion or settlement thereof) or (y) the terms of any exchange transaction where the consideration for such exchanged Permitted Convertible Debt would not exceed the maximum

US-LEGAL-14090429/1 181214-0015 115 consideration for any conversion under the applicable indenture (giving effect to any make- whole fundamental change or equivalent conversion rate adjustment). Section 6.20 Limitation on Restrictions. (I) Solely during an IG Period, the Lead Borrower will not, and will not permit any Restricted Subsidiary to, enter into, incur or permit to exist any agreement or other arrangement with any Person (other than any such agreements or arrangements between or among the Lead Borrower and the Restricted Subsidiaries) that prohibits, restricts or imposes any condition upon the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to its Equity Interests or to make or repay loans or advances to the Lead Borrower or any other Restricted Subsidiary, in each case, except to the extent the Lead Borrower has reasonably determined that such agreement or arrangement will not materially impair the Lead Borrowers’ ability to make payments under this Agreement when due; provided that the foregoing shall not apply to (a) prohibitions, restrictions or conditions imposed by law or by the Loan Documents, (b) prohibitions, restrictions or conditions contained in, or existing by reason of, any agreement or instrument set forth on Schedule 6.20 (but shall apply to any amendment or modification expanding the scope of any such prohibition, restriction or condition), (c) in the case of any Subsidiary that is not a wholly owned Subsidiary, prohibitions, restrictions and conditions imposed by its organizational documents or any related joint venture, shareholders’ or similar agreement; provided that such prohibitions, restrictions and conditions apply only to such Subsidiary and to any Equity Interests in such Subsidiary, (d) customary prohibitions, restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any Property of any Subsidiary that are applicable solely pending such sale; provided that such prohibitions, restrictions and conditions apply only to the Subsidiary that is to be sold or Property to be sold, (e) prohibitions, restrictions and conditions imposed by agreements relating to Indebtedness of any Restricted Subsidiary in existence at the time such Restricted Subsidiary became a Restricted Subsidiary and not created in contemplation thereof or in connection therewith (but shall apply to any amendment or modification expanding the scope of any such restriction or condition); provided that such prohibitions, restrictions and conditions apply only to such Restricted Subsidiary, (f) prohibitions, restrictions and conditions imposed by agreements relating to any Indebtedness incurred by a non-Loan Party to the extent, in the good faith judgment of the Lead Borrower, such prohibitions, restrictions and conditions, at the time such Indebtedness is incurred, are on customary market terms for Indebtedness of such type and (g) customary provisions in leases or licenses (or sublicenses) of intellectual or similar property restricting the assignment, subletting or transfer thereof. (II) Solely during a Non-IG Period, the Lead Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual restriction on the ability of any such Restricted Subsidiary to (A) pay dividends or make any other distributions on its capital stock or other Equity Interests owned by the Lead Borrower or any other Restricted Subsidiary, (B) pay or repay any Indebtedness owed to the Lead Borrower or any other Restricted Subsidiary, (C) make loans or advances to the Lead Borrower or any other Restricted Subsidiary, (D) encumber or pledge any of its assets to or for the benefit of the Administrative Agent or (E) guaranty the Obligations, Hedging Liability and Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations, except for, in each case:

US-LEGAL-14090429/1 181214-0015 116 (a) restrictions and conditions imposed by any Loan Document or which (x) exist on the Closing Date as set forth on Section 6.20 and (y) to the extent contractual obligations permitted by subclause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not materially expand the scope of such contractual obligation; (b) customary restrictions and conditions contained in agreements relating to any sale of assets pending such sale; provided that such restrictions and conditions apply only to the Person or property that is to be sold; (c) restrictions or conditions imposed by any agreement relating to Indebtedness incurred by non-Loan Parties if such restrictions or conditions apply only to the Persons obligated under such Indebtedness and its Subsidiaries, or, in the case of secured Indebtedness, the property or assets which secure (or are intended to secure) such Indebtedness, that, in each case, as determined by the Lead Borrower in good faith will not materially adversely affect the Lead Borrower’s ability to make payments on the Loans; (d) contractual obligations binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such contractual obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary; (e) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 6.18 and applicable solely to such joint venture entered into in the ordinary course of business and any provisions in joint venture agreements in effect as of the Closing Date; (f) restrictions on cash, other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business and customary provisions in leases, subleases, licenses, sublicenses, service agreements, product sales, asset sale agreements and other contracts restricting the assignment thereof, in each case entered into in the ordinary course of business; (g) secured Indebtedness otherwise permitted to be incurred under Sections 6.15 and 6.16 that limit the right of the obligor to dispose of the assets securing such Indebtedness; (h) restrictions that arise in connection with any disposition permitted by Section 6.17 applicable pending such disposition solely to the assets subject to such disposition; (i) customary provisions restricting assignment of, or the creation of any Lien on, any agreement entered into in the ordinary course of business; (j) any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Section 6.15 or Refinancing Indebtedness in respect thereof, to the extent such restrictions are not materially more restrictive, taken as a whole, than the restrictions contained in this Agreement (in each case, as determined in good faith by the Lead Borrower);

US-LEGAL-14090429/1 181214-0015 117 (k) any encumbrance or restriction of a Receivables Financing Subsidiary effected in connection with a Permitted Receivables Financing; provided, however, that such restrictions apply only to such Receivables Financing Subsidiary; and (l) any encumbrances or restrictions of the types referred to in clauses (a) through (j) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Lead Borrower, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing. Section 6.21 Optional Payments of Certain Indebtedness; Modifications of Certain Indebtedness and Organizational Documents. Solely during a Non-IG Period, the Lead Borrower will not, and it will not permit any of its Restricted Subsidiaries to: (a) directly or indirectly make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease, earlier than one year prior to any scheduled final maturity (such actions, a “Restricted Debt Payment”) the principal amount of any Indebtedness that is expressly subordinated to the Loans in an aggregate principal amount in excess of $300 million (other than intercompany Indebtedness), except (i) in connection with the incurrence of Refinancing Indebtedness, (ii) in connection with a conversion or exchange of such Indebtedness to, or for, as applicable, Equity Interests of the Lead Borrower (other than Disqualified Equity Interests), (iii) payments as part of an “applicable high yield discount obligation” catch-up payment, (iv) Restricted Debt Payments in an aggregate amount up the Available Amount (so long as (1) no Default or Event of Default has occurred, is continuing or would result therefrom and (2) the Leverage Ratio calculated on a Pro Forma Basis after giving effect to such Restricted Debt Payment, is not greater than 3.00:1.00)), (v) Restricted Debt Payments so long as (A) no Event of Default has occurred, is continuing or would result therefrom and (B) the Leverage Ratio does not exceed 2.50:1.00 (in each case, calculated on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or (b)), and (vi) Restricted Debt Payments in an aggregate amount not to exceed $400 million; or (b) amend, modify, or otherwise change in any manner any of the terms of (i) the documentation governing any Indebtedness that is expressly subordinated to the Loans in an aggregate principal amount in excess of $300 million or (ii) the charter documents of the Borrowers or such Restricted Subsidiary, except, in the case of each of clauses (i) and (ii), if the effect of any such amendment, modification or change is not materially adverse to the interests of the Lenders. (c) Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, for the avoidance of doubt, the restriction set forth in this Section 6.21 will not apply to any payments of cash or deliveries in shares of Equity Interests (or other securities following a merger event, reclassification or other change of the Equity Interests) (and cash in lieu of fractional shares) pursuant to the terms of, or otherwise in performance of its obligations under, any

US-LEGAL-14090429/1 181214-0015 118 Permitted Convertible Debt (including, without limitation, making payments of interest and principal thereon, in connection with a redemption thereof, making payments due upon required repurchase thereof and/or making payments and deliveries upon conversion or settlement thereof). Section 6.22 OFAC. The Lead Borrower will not, and will not permit any of its Subsidiaries to, (i) become a Person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Party and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079(2001)), (ii) engage in any dealings or transactions prohibited by Section 2 of such executive order, or be otherwise associated with any such Person in any manner violative of Section 2, and (iii) become a Person on the list of Specially Designated Nationals and Blocked Persons List or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order. Section 6.23 Financial Covenant. (a) Leverage Ratio. The Lead Borrower shall not, as of the last day of each fiscal quarter of the Lead Borrower specified below, permit the Leverage Ratio to exceed. Fiscal Quarter Ending: Leverage Ratio Commencing with the first full fiscal quarter after the Closing Date until the end of the fourth full fiscal quarter after the Closing Date 4.00 to 1.00 Commencing with the fifth full fiscal quarter after the Closing Date until the end of the eighth full fiscal quarter after the Closing Date 3.50 to 1.00 Each fiscal quarter thereafter 3.00 to 1.00 (b) Interest Coverage Ratio. Solely during a Non-IG Period, the Lead Borrower shall not, as of the last day of each fiscal quarter of the Lead Borrower beginning with the fiscal quarter ending on March 31, 2026, permit the Consolidated Interest Coverage Ratio to be less than 2.50:1.00. (c) Pro Forma Compliance. Compliance with the financial covenant set forth in clause (a) above shall always be calculated on a Pro Forma Basis Section 6.24 Post-Closing Covenants. Within the time periods specified on Schedule 6.24 (or such later date to which the Administrative Agent consents), comply with the provisions set forth in Schedule 6.24.

US-LEGAL-14090429/1 181214-0015 119 ARTICLE 7. EVENTS OF DEFAULT AND REMEDIES. Section 7.1 Events of Default. Any one or more of the following shall constitute an “Event of Default” hereunder: (a) default (i) in the payment when due (whether at the stated maturity thereof or at any other time provided for in this Agreement) of all or any part of the principal of any Loan or Reimbursement Obligation or (ii) in the payment when due of interest on any Loan or any other Obligation payable hereunder or under any other Loan Document and such default shall continue unremedied for a period of five (5) Business Days; (b) default in the observance or performance of any covenant set forth in Section 6.1(e)(i), 6.5 (with respect to the Lead Borrower), Section 6.11, Section 6.12, Section 6.13, Section 6.14, Section 6.15, Section 6.16, Section 6.17, Section 6.18, Section 6.19, Section 6.20, Section 6.21, Section 6.22 or Section 6.23 hereof; (c) default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within 30 days after written notice of such default is given to the Lead Borrower by the Administrative Agent; (d) any representation or warranty made or deemed made herein or in any other Loan Document or in any certificate delivered to the Administrative Agent or the Lenders pursuant hereto or thereto proves untrue in any material respect (or in all respects, if qualified by a materiality threshold) as of the date of the issuance or making thereof and, solely to the extent such representation or warranty is capable of being corrected or cured, shall remain incorrect for 30 days after the earlier of (x) the Lead Borrower’s knowledge of such default and (y) receipt by the Lead Borrower of written notice thereof from the Administrative Agent; (e) any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void (other than pursuant to the terms thereof), any Lien in favor of the Administrative Agent in any Collateral purported to be covered by any of the Collateral Documents shall be invalid except as expressly permitted by the terms of this Agreement or thereof, any lien subordination provision in respect of Collateral with a fair market value in excess of $250 million shall be determined to be invalid, or any Loan Party terminates, repudiates in writing or rescinds any Loan Document executed by it or any of its obligations thereunder (other than pursuant to the terms hereof); (f) default shall occur under any Material Indebtedness, or under any indenture, agreement or other instrument under which the same may be issued, the effect of which default is to cause, or to permit the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due or required to be prepaid, repurchased, defeased or redeemed prior to its stated maturity, or the principal or interest under any such Material Indebtedness shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise) after giving effect to applicable grace or cure periods, if any; provided that this clause (f) shall not apply to termination events or any other similar event under the documents governing Hedge Agreements for so long as such termination event or other similar event (x) does not result in the occurrence of an early termination date or (y) is not caused by a

US-LEGAL-14090429/1 181214-0015 120 failure to pay amounts owed resulting from any acceleration or prepayment of any amounts payable thereunder; (g) any final judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, shall be entered or filed against a Borrower or any of its Restricted Subsidiaries that are Significant Subsidiaries, or against any of its Property, in an aggregate amount in excess of $250 million (except to the extent paid or covered by insurance (other than the applicable deductible) and the insurer has not denied coverage therefor in writing), and which remains undischarged, unvacated, unbonded or unstayed for a period of 60 days from the entry thereof; (h) an ERISA Event shall have occurred which could reasonably be expected to result in a Material Adverse Effect; (i) any Change of Control shall occur; (j) a Borrower or any of its Restricted Subsidiaries that are Significant Subsidiaries shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, and such period shall continue for a period of sixty (60) days, (ii) admit in writing its inability to pay its debts generally as they become due, (iii) make a general assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, provisional liquidator, liquidator or similar official for it or any substantial part of its Property (other than for a solvent liquidation of any Foreign Subsidiary permitted by Section 6.17(I)(a)(E) or Section 6.17(II)(f)), or (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors; or (k) a custodian, receiver, trustee, examiner, provisional liquidator, liquidator or similar official shall be appointed for a Borrower or any of its Restricted Subsidiaries that are Significant Subsidiaries, or any substantial part of any of its Property (other than for a solvent liquidation of any Foreign Subsidiary permitted by Section 6.17(I)(a)(E) or Section 6.17(II)(f)), or a proceeding described in Section 7.1(j)(v) shall be instituted against a Borrower or any Restricted Subsidiary that is a Significant Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days. Section 7.2 Non-Bankruptcy Defaults. When any Event of Default other than those described in subsection (j) or (k) of Section 7.1 hereof has occurred and is continuing, the Administrative Agent shall, by written notice to the Lead Borrower: (a) if so directed by the Required Lenders, terminate the remaining Revolving Credit Commitments, and if so directed by the Required Lenders, terminate all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Loans to be forthwith due and payable and thereupon all outstanding Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind; and (c) if so

US-LEGAL-14090429/1 181214-0015 121 directed by the Required Lenders, demand that the Lead Borrower immediately pay to the Administrative Agent, as cash collateral, 103% of the amount then available for drawing under each or any Letter of Credit, whether or not any drawings or other demands for payment have been made under any Letter of Credit. The Administrative Agent, after giving notice to the Lead Borrower pursuant to Section 7.1(c) or this Section 7.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice. Section 7.3 Bankruptcy Defaults. When any Event of Default described in subsection (j) or (k) of Section 7.1 hereof has occurred and is continuing, then all outstanding Loans shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, the Revolving Credit Commitments and any and all other obligations of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate and the Lead Borrower shall immediately pay to the Administrative Agent, as cash collateral, 103% of the amount then available for drawing under all outstanding Letters of Credit, whether or not any draws or other demands for payment have been made under any of the Letters of Credit. Section 7.4 Collateral for Undrawn Letters of Credit. (a) If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 7.2 or 7.3 above, the Lead Borrower shall forthwith pay the amount required to be so prepaid, to be held by the Administrative Agent as provided in Section 7.4(b) below. (b) All amounts prepaid pursuant to Section 7.4(a) above shall be held by the Administrative Agent in one or more separate collateral accounts (each such account, and the credit balances, properties, and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the “Collateral Account”) as security for, and for application by the Administrative Agent (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by the L/C Issuers, and to the payment of the unpaid balance of any other Obligations in respect of any Letter of Credit. The Collateral Account shall be held in the name of and subject to the exclusive dominion and control of the Administrative Agent for the benefit of the Administrative Agent, the Lenders and the L/C Issuers. If and when requested by the Lead Borrower, the Administrative Agent shall invest funds held in the Collateral Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less; provided that the Administrative Agent is irrevocably authorized to sell investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to amounts due and owing from the Borrowers to the L/C Issuers, the Administrative Agent or the Lenders in respect of any Letter of Credit; provided, however, that if (i) the Lead Borrower shall have made payment of all such obligations and (ii) no Letters of Credit remain outstanding hereunder, then the Administrative Agent shall release to the Lead Borrower any remaining amounts held in the Collateral Account.

US-LEGAL-14090429/1 181214-0015 122 Section 7.5 Notice of Default. The Administrative Agent shall give notice to the Lead Borrower under Section 7.1(c) hereof promptly upon being requested to do so by the Required Lenders and shall at such time also notify all the Lenders thereof. ARTICLE 8. CHANGE IN CIRCUMSTANCES AND CONTINGENCIES. Section 8.1 Funding Indemnity. In the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto or (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Lead Borrower pursuant to Section 8.5, then, in any such event, the Lead Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 8.1 and the basis for requesting such amounts shall be delivered to the Lead Borrower and shall be conclusive absent manifest error. The Lead Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. Section 8.2 Illegality. Notwithstanding any other provisions of this Agreement or any other Loan Document, if at any time any change in applicable law, rule or regulation or in the interpretation thereof makes it unlawful for any Lender to make or continue to maintain any Term Benchmark Loans whose interest is determined by reference to the Term SOFR Rate, or to perform its obligations as contemplated hereby with respect to such Term Benchmark Loans, such Lender shall promptly give notice thereof to the Lead Borrower and the Administrative Agent and such Lender’s obligations to make or maintain Term Benchmark Loans in the affected currency or currencies under this Agreement shall be suspended until it is no longer unlawful for such Lender to make or maintain Term Benchmark Loans in such affected currency or currencies. In the case of Term Benchmark Loans denominated in Dollars, such Lender may require that such affected Term Benchmark Loans be converted to Base Rate Loans from such Lender automatically on the effective date of the notice provided above, and such Base Rate Loans shall not be made ratably by the Lenders but only from such affected Lender. Each Lender agrees to notify the Administrative Agent and the Lead Borrower in writing promptly following any date on which it becomes lawful for such Lender to make and maintain Term Benchmark Loans or give effect to its obligations as contemplated hereby with respect to any Term Benchmark Loan. Section 8.3 Alternate Rate of Interest. (a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 8.3, if: (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Term SOFR Rate or the Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period; or

US-LEGAL-14090429/1 181214-0015 123 (ii) the Administrative Agent is advised by the Required Lenders that prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period; then the Administrative Agent shall give notice thereof to the Lead Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Lead Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) a Borrower delivers a new interest election request in accordance with the terms of Section 2.4 or a new Notice of Borrowing in accordance with the terms of Section 2.4, (1) any interest election request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Notice of Borrowing that requests a Term Benchmark Borrowing shall instead be deemed to be an interest election request or a Notice of Borrowing, as applicable; provided that if the circumstances giving rise to such notice affect only one type of Borrowings, then all other types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Lead Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 8.3(a) with respect to such Term Benchmark Loan, then until (x) the Administrative Agent notifies the Lead Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) a Borrower delivers a new interest election request in accordance with the terms of Section 2.4 or a new Notice of Borrowing in accordance with the terms of Section 2.4, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, a Base Rate Loan, on such day. (b) Notwithstanding anything to the contrary herein or in any other Loan Document (and any Hedge Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 8.3), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. (c) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

US-LEGAL-14090429/1 181214-0015 124 (d) The Administrative Agent will promptly notify the Lead Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 8.3, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 8.3. (e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non- representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor. (f) Upon the Lead Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either the Borrowers will be deemed to have converted any request for (1) a Term Benchmark Borrowing into a request for a Borrowing of or conversion to a Base Rate Loan. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Lead Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to Term SOFR applicable to such Term Benchmark Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 8.3, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, a Base Rate Loan, on such day.

US-LEGAL-14090429/1 181214-0015 125 Section 8.4 Yield Protection. (a) If, on or after the Closing Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) or L/C Issuer with any request or directive (whether or not having the force of law) of any such Governmental Authority: (i) shall subject any Lender (or its Lending Office) or L/C Issuer to any Taxes (other than (A) Indemnified Taxes and Other Taxes indemnifiable under Section 10.1 and (B) Excluded Taxes), with respect to its Term Benchmark Loans, its Revolving Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligations owed to it or its obligation to make Term Benchmark Loans, issue a Letter of Credit, or to participate therein, or its deposits, reserves or other liabilities or capital attributable to any of the foregoing; or (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Lending Office) or L/C Issuer or shall impose on any Lender (or its Lending Office) or L/C Issuer or on the interbank market any other condition affecting its Term Benchmark Loans, its Revolving Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligation owed to it, or its obligation to make Term Benchmark Loans, or to issue a Letter of Credit, or to participate therein; and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) or L/C Issuer of making or maintaining any Term Benchmark Loan, issuing or maintaining a Letter of Credit, or participating therein, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) or L/C Issuer under this Agreement or under any other Loan Document with respect thereto, by an amount deemed by such Lender or L/C Issuer to be material, then, within 30 days after written demand by such Lender or L/C Issuer (with a copy to the Administrative Agent), the Borrowers shall be obligated to pay to such Lender or L/C Issuer such additional amount or amounts as will compensate such Lender or L/C Issuer for such increased cost or reduction; provided that the Borrowers shall not be required to compensate a Lender or L/C Issuer pursuant to this Section 8.4(a) for any increased costs or reductions suffered more than one hundred and eighty (180) days prior to the date that Lender or L/C Issuer notifies the Lead Borrower of the change in law giving rise to such increased costs or reductions and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the change in law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include such period of retroactive effect). (b) If, after the Closing Date, any Lender, L/C Issuer or the Administrative Agent shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy or liquidity requirements, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) or L/C Issuer or any Person controlling such Lender or L/C Issuer with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) of any such Governmental Authority

US-LEGAL-14090429/1 181214-0015 126 has had the effect of reducing the rate of return on such Lender’s, L/C Issuer’s or Person’s capital as a consequence of its obligations hereunder to a level below that which such Lender, L/C Issuer or Person could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s, L/C Issuer’s or Person’s policies with respect to capital adequacy or liquidity) by an amount deemed by such Lender or L/C Issuer to be material, then from time to time, within 30 days after demand by such Lender or L/C Issuer (with a copy to the Administrative Agent), the Borrowers shall pay to such Lender or L/C Issuer such additional amount or amounts as will compensate such Lender or L/C Issuer for such reduction; provided that the Borrowers shall not be required to compensate a Lender or L/C Issuer pursuant to this Section 8.4(b) for any reductions suffered more than one hundred and eighty (180) days prior to the date that Lender or L/C Issuer notifies the Lead Borrower of the change in law giving rise to such increased costs or reductions and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the change in law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include such period of retroactive effect). (c) Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall, in each case, be deemed to be a change in law, regardless of the date enacted, adopted, issued or implemented (but solely to the extent the relevant increased costs or loss of yield would otherwise have been subject to compensation by the Borrowers under the applicable increased cost provisions). (d) A Lender or L/C Issuer claiming compensation under this Section 8.4 shall only be entitled to reimbursement by the Borrowers (i) if such Lender or L/C Issuer has delivered to Lead Borrower a certificate claiming compensation under this Section 8.4 and setting forth the additional amount or amounts to be paid to it hereunder at the time of such demand, which shall be conclusive absent manifest error (it being understood that in determining such amount, such Lender may use any reasonable averaging and attribution methods) and (ii) to the extent the applicable Lender is generally requiring reimbursement therefor from similarly situated United States borrowers under comparable syndicated credit facilities; provided that, in connection with asserting any such claim, no confidential information need be disclosed. No failure or delay by a Lender or L/C Issuer in exercising any right or power pursuant to this Section 8.4 shall operate as a waiver thereof. Section 8.5 Substitution of Lenders. In the event that (a) the Lead Borrower receives a claim from any Lender for compensation under Section 8.4, Section 10.1 or Section 10.4 hereof, (b) the Lead Borrower receives a notice from any Lender of any illegality pursuant to Section 8.2 hereof, (c) any Lender is a Defaulting Lender or (d) any Lender fails to consent to any amendment, waiver, supplement or other modification pursuant to Section 10.11 requiring the consent of all Lenders or each Lender directly affected thereby (and such Lender is so affected), and as to which the Required Lenders or Lenders holding a majority of outstanding Revolving Exposure directly affected thereby have otherwise consented (any such Lender referred to in clause (d) above being referred to as a “Non-Consenting Lender” and any Non-Consenting Lender and any such Lender

US-LEGAL-14090429/1 181214-0015 127 referred to in clause (a), (b) or (c) above being referred to as an “Affected Lender”), the Lead Borrower may, in addition to any other rights the Lead Borrower may have hereunder or under applicable law, (i) require, at its expense, any such Affected Lender to assign, at par plus accrued interest and fees, without recourse, all of its interest, rights, and obligations hereunder (including all of its Revolving Credit Commitments and the Revolving Loans and participation interests in Letters of Credit and other amounts at any time owing to it hereunder and the other Loan Documents) to an Eligible Assignee specified by the Lead Borrower; provided that (A) such assignment shall not conflict with or violate any law, rule or regulation or order of any Governmental Authority, (B) if the assignment is to a Person other than a Lender, the Lead Borrower shall have received the written consent of the Administrative Agent and, in the case of any Revolving Credit Commitment, the L/C Issuers, which consents shall not be unreasonably withheld or delayed, to such assignment, (C) the Lead Borrower shall have paid to the Affected Lender all monies (together with amounts due such Affected Lender under Section 8.1 hereof as if the Loans owing to it were prepaid rather than assigned) other than principal, interest and fees owing to it hereunder, (D) the Lead Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts (other than any disputed amounts), pursuant to Section 10.10 owing to such replaced Lender prior to the date of replacement, (E) the assignment is entered into in accordance with the other requirements of Section 10.10 hereof and (F) any such assignment shall not be deemed to be a waiver of any rights that the Lead Borrower, the Administrative Agent or any other Lender shall have against the Affected Lender, or (ii) terminate the Revolving Credit Commitment of such Affected Lender and repay all Obligations of the Lead Borrower owing to such Lender as of such termination date. Each party hereto agrees that an assignment required pursuant to this Section 8.5 may be effected pursuant to an Assignment and Assumption executed by the Lead Borrower, the Administrative Agent and the assignee and that the Affected Lender required to make such assignment need not be a party thereto. Section 8.6 Lending Offices. Each Lender may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a “Lending Office”) for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Lead Borrower and the Administrative Agent. To the extent reasonably possible, a Lender shall designate an alternative branch or funding office with respect to its Term Benchmark Loans to reduce any liability of the Borrowers to such Lender under Section 8.4 hereof (or with respect to any payment by or on behalf of any Loan Party under this Agreement or any other Loan Document, to reduce any liability of the Borrowers to such Lender under Section 10.1 hereof), or to avoid the unavailability of Term Benchmark Loans under Section 8.2 hereof, so long as such designation is not disadvantageous to the Lender. ARTICLE 9. THE ADMINISTRATIVE AGENT. Section 9.1 Appointment and Authorization of Administrative Agent. Each Lender hereby appoints JPMorgan Chase Bank, N.A., as the Administrative Agent under the Loan Documents and hereby authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers, rights and remedies under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have only those duties and responsibilities that are expressly specified in the Loan Documents. Each Agent may exercise

US-LEGAL-14090429/1 181214-0015 128 such powers, rights and remedies and perform such duties by or through its agents or employees. Notwithstanding the use of “Administrative Agent” as a defined term, the Lenders expressly agree that the Administrative Agent is not acting as a fiduciary of any Lender in respect of the Loan Documents, the Borrowers or otherwise, and nothing herein or in any of the other Loan Documents shall result in any duties or obligations on the Administrative Agent or any of the Lenders except as expressly set forth herein and therein. The provisions of this Article 9 are solely for the benefit of the Administrative Agent and the Lenders and no Loan Party shall have any rights as a third party beneficiary of any of the provisions thereof (other than to the extent provided in Sections 9.1, 9.3, 9.7, 9.10 and 9.11). In performing its functions and duties hereunder, the Administrative Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Lead Borrower or any of its Subsidiaries, other than as provided in Section 10.10(c) with respect to the maintenance of the Register. Section 9.2 Administrative Agent and its Affiliates. The Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise or refrain from exercising such rights and power as though it were not the Administrative Agent, and the Administrative Agent and its affiliates may accept deposits from, lend money to, own securities of and generally engage in any kind of banking, trust, financial advisory or other business with the Borrowers or any Affiliate of the Borrowers as if it were not the Administrative Agent under the Loan Documents, and may accept fees and other consideration from the Borrowers for services in connection herewith and otherwise without having to account for the same to the Lenders. The term “Lender” as used herein and in all other Loan Documents, unless the context otherwise clearly requires, includes the Administrative Agent in its individual capacity as a Lender. References in Article 2 hereof to the amount owing to the Administrative Agent for which an interest rate is being determined, refer to the Administrative Agent in its individual capacity as a Lender. Section 9.3 Action by Administrative Agent. If the Administrative Agent receives from a Borrower a written notice of an Event of Default pursuant to Section 6.1(f) hereof, the Administrative Agent shall promptly give each of the Lenders written notice thereof. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in the Loan Documents. Upon the occurrence of an Event of Default, the Administrative Agent shall take such action to enforce its Lien on the Collateral and to preserve and protect the Collateral as may be directed by the Required Lenders. Unless and until the Required Lenders give a direction, the Administrative Agent may (but shall not be obligated to) take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders. In no event, however, shall the Administrative Agent be required to take any action in violation of Applicable Law or of any provision of any Loan Document, and the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall be entitled to assume that no Default or Event of Default exists unless notified in writing (which writing shall state that is a “Notice of Default”) to the contrary by a Lender or the Lead Borrower. In all cases in which the Loan

US-LEGAL-14090429/1 181214-0015 129 Documents do not require the Administrative Agent to take specific action, the Administrative Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Any instructions of the Required Lenders, or of any other group of Lenders called for under the specific provisions of the Loan Documents, shall be binding upon all the Lenders and the holders of the Obligations. Section 9.4 Consultation with Experts. The Administrative Agent may consult with legal counsel, independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. Section 9.5 Liability of Administrative Agent; Credit Decision; Delegation of Duties. (a) Neither the Administrative Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Lenders for any action taken or omitted by the Administrative Agent under or in connection with any of the Loan Documents except to the extent caused by the gross negligence or willful misconduct of the Administrative Agent or any of its officers, partners, directors, employees or agents, as determined by a final, non-appealable judgment of a court of competent jurisdiction. The Administrative Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until the Administrative Agent shall have received instructions in respect thereof from the Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.11) and, upon receipt of such instructions from the Required Lenders (or such other Lenders, as the case may be), the Administrative Agent shall be entitled to act or refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) the Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper party or parties, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Lead Borrower and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against the Administrative Agent as a result of it acting or (where so instructed) refraining from acting hereunder or any of the other Loan Documents in accordance with the instructions of the Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.11). In particular and without limiting any of the foregoing, the Administrative Agent shall have no responsibility for confirming the accuracy of any Compliance Certificate or other document or instrument received by it under the Loan Documents. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty, representation or recital made in connection with this Agreement, any other Loan Document or any Credit Extension, or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by the Administrative Agent to the Lenders or by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Obligations; (ii) the performance or observance of any

US-LEGAL-14090429/1 181214-0015 130 of the terms, conditions, provisions, covenants or agreements of the Borrowers or any Subsidiary contained herein or in any other Loan Document or any Credit Extension or the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing; (iii) the satisfaction of any condition specified in Article 3 hereof, except receipt of items required to be delivered to the Administrative Agent; or (iv) the execution, validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectability hereof or of any other Loan Document or of any other documents or writing furnished in connection with any Loan Document or of any Collateral; and the Administrative Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Administrative Agent may execute any of its duties under any of the Loan Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, the Borrowers, or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Administrative Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with the Administrative Agent signed by such payee in form satisfactory to the Administrative Agent. Each Lender acknowledges, represents and warrants that it has independently and without reliance on the Administrative Agent or any other Lender, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Borrowers in the manner set forth in the Loan Documents. It shall be the responsibility of each Lender to keep itself informed as to the creditworthiness of the Lead Borrower and its Subsidiaries, and the Administrative Agent shall have no liability to any Lender with respect thereto. The Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders. (b) Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent (and not otherwise reasonably objected to by the Lead Borrower within ten (10) days after notice of such appointment). The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.5 and of Section 9.6 shall apply to any Affiliates of the Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9.5 and of Section 9.6 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub- agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent, (i) such sub- agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Loan Parties

US-LEGAL-14090429/1 181214-0015 131 and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the Administrative Agent and not to any Loan Party, Lender or any other Person and no Loan Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent. Section 9.6 Indemnity. The Lenders shall ratably, in accordance with their respective Revolver Percentages, indemnify the Administrative Agent, to the extent that the Administrative Agent has not been reimbursed by any Loan Party and without relieving any such Loan Party from its obligation to do so, for and against any and all liabilities, obligations, losses, damages, taxes, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents within ten (10) days after the date the Administrative Agent makes written demand therefor; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, taxes, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a final, non- appealable judgment of a court of competent jurisdiction. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided that in no event shall this sentence require any Lender to indemnify the Administrative Agent against any liability, obligation, loss, damage, tax, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s ratable share thereof, in accordance with such Lender’s respective Revolver Percentage; and provided further that this sentence shall not be deemed to require any Lender to indemnify the Administrative Agent against any liability, obligation, loss, damage, tax, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence. The obligations of the Lenders under this Section 9.6 shall survive termination of this Agreement. The Administrative Agent shall be entitled to offset amounts received for the account of a Lender under this Agreement against unpaid amounts due from such Lender to the Administrative Agent hereunder (whether as fundings of participations, indemnities or otherwise), but shall not be entitled to offset against amounts owed to the Administrative Agent by any Lender arising outside of this Agreement and the other Loan Documents. Section 9.7 Resignation of Administrative Agent and Successor Administrative Agent. The Administrative Agent may resign at any time by giving ten (10) days written notice thereof to the Lenders and the Lead Borrower (such retiring Administrative Agent, the “Departing Administrative Agent”). The Administrative Agent shall have the right to appoint a financial institution to act as Administrative Agent hereunder, with the written consent of the Lead Borrower and the Required Lenders (not to be unreasonably withheld, and provided that the consent of the Lead Borrower shall not be required during the continuance of an Event of Default), and the Administrative Agent’s resignation shall become effective on the earliest of (i) ten (10) days after delivery of the notice of resignation, (ii) the acceptance of such successor Administrative Agent by the Lead Borrower and the Required Lenders or (iii) such other date, if any, agreed to by the

US-LEGAL-14090429/1 181214-0015 132 Lead Borrower and the Required Lenders. Upon any such notice of resignation, if a successor Administrative Agent has not already been appointed by the retiring Administrative Agent, the Required Lenders shall have the right, upon the written consent of the Lead Borrower (not to be unreasonably withheld, and provided that the consent of the Lead Borrower shall not be required during the continuance of an Event of Default), to appoint a successor Administrative Agent. If neither the Required Lenders nor the Administrative Agent have appointed a successor Administrative Agent, the Required Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that until a successor Administrative Agent is so appointed by the Required Lenders or the Administrative Agent, any Collateral held by the Administrative Agent on behalf of the Secured Parties or the L/C Issuer under any of the Loan Documents shall continue to be held by the retiring Administrative Agent as nominee until such time as a successor Administrative Agent is appointed. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the Departing Administrative Agent and the Departing Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums, securities, and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Loan Documents and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents, whereupon such Departing Administrative Agent shall be discharged from its duties and obligations hereunder. After any Departing Administrative Agent’s resignation or replacement hereunder as Administrative Agent, the provisions of this Article 9 and all protective provisions of the other Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent, but no successor Administrative Agent shall in any event be liable or responsible for any actions of its predecessor. L/C Issuer. The L/C Issuers shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by them and the documents associated therewith. The L/C Issuers shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article 9 with respect to any acts taken or omissions suffered by the L/C Issuers in connection with Letters of Credit issued by them or proposed to be issued by them and the Applications pertaining to such Letters of Credit as fully as if the term “Administrative Agent,” as used in this Article 9, included the L/C Issuers with respect to such acts or omissions (it being understood and agreed that for purposes of this Section 9.07, all references to “Lenders” in this Article 9 shall be deemed to be references to “Revolving Lenders”) and (ii) as additionally provided in this Agreement with respect to such L/C Issuer. Section 9.8 Hedging Liability and Funds Transfer Liability and Deposit Account Liability and Data Processing Obligation Arrangements. By virtue of a Lender’s execution of this Agreement or an assignment agreement pursuant to Section 10.10 hereof, as the case may be, any Affiliate of such Lender with whom the Lead Borrower or any Subsidiary has entered into an agreement creating Hedging Liability or Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations shall be deemed a Lender party hereto for purposes of any reference in a Loan Document to the parties for whom the Administrative Agent is acting, it being understood and agreed that the rights and benefits of such Affiliate under the Loan Documents

US-LEGAL-14090429/1 181214-0015 133 consist exclusively of such Affiliate’s right to share in payments and collections as more fully set forth in Section 2.8 and Article 4 hereof. In connection with any such distribution of payments and collections, the Administrative Agent shall be entitled to assume no amounts are due to any Lender or its Affiliate with respect to Hedging Liability or Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations unless such Lender has notified the Administrative Agent in writing of the amount of any such liability owed to it or its Affiliate prior to such distribution. Section 9.9 No Other Duties. Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers, Co-Syndication Agents or other agents or arrangers shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder. Section 9.10 Authorization to Enter into, and Enforcement of, the Collateral Documents. The Administrative Agent is hereby irrevocably authorized by each Secured Party to be the agent for and representative of the Secured Parties and to execute and deliver the Collateral Documents and Guaranty on behalf of and for the benefit of the Secured Parties and to take such action and exercise such powers under the Collateral Documents as the Administrative Agent, considers appropriate; provided that the Administrative Agent shall not owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any other holder of Obligations with respect to any Hedge Agreement or Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations. The Administrative Agent shall not (except as expressly provided in Section 10.11) amend the Collateral Documents unless such amendment is agreed to in writing by the Required Lenders (or such other group of Lenders as required pursuant to Section 10.11). Each Lender acknowledges and agrees that it will be bound by the terms and conditions of the Collateral Documents upon the execution and delivery thereof by the Administrative Agent. Except as otherwise specifically provided for herein, no Lender (or its Affiliates) other than the Administrative Agent shall have the right to institute any suit, action or proceeding in equity or at law for the foreclosure or other realization upon any Collateral or for the execution of any trust or power in respect of the Collateral or for the appointment of a receiver or for the enforcement of any other remedy under the Collateral Documents; it being understood and intended that no one or more of the Lenders (or their Affiliates) shall have any right in any manner whatsoever to affect, disturb or prejudice the Lien of the Administrative Agent (or any security trustee therefor) under the Collateral Documents by its or their action or to enforce any right thereunder, and that all proceedings at law or in equity shall be instituted, had, and maintained by the Administrative Agent (or its security trustee) in the manner provided for in the relevant Collateral Documents for the benefit of the Lenders and their Affiliates. Section 9.11 Authorization to Release Liens and Guarantors, Etc. The Administrative Agent is hereby irrevocably authorized by each of the Lenders, without the further consent of any Lender (and shall, upon the written request of the Lead Borrower) to (and to execute any agreements, documents or instruments necessary to): (i) release any Lien covering any Property of the Borrowers or any other Loan Party that is the subject of a disposition to a Person that is not a Loan Party that is permitted by this Agreement or that has been consented to in accordance with Section 10.11;

US-LEGAL-14090429/1 181214-0015 134 (ii) upon the Termination Date, release the Borrowers and each of the Subsidiary Guarantors from its Obligations under the Loan Documents (other than those that specifically survive termination of this Agreement) and any Liens covering any of their Property with respect thereto; (iii) release any Subsidiary Guarantor from its obligations under any Loan Document to which it is a party if such Person ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary as a result of a transaction or designation permitted by this Agreement and the Liens on such Obligations shall be automatically released; provided that the Guaranty of a Subsidiary Guarantor shall not be released if such Subsidiary Guarantor becomes an Excluded Subsidiary pursuant to clause (h) of the definition thereof unless (x) it is as a result of a bona fide business transaction with an unaffiliated third party where the purpose of such transaction was not solely to cause the release of such Guaranty, (y) no Event of Default is continuing or would result therefrom and (z) the Lead Borrower shall be deemed to have made an investment in such Subsidiary Guarantor in the amount of its fair market value of its remaining interest in such Subsidiary Guarantor; and (iv) at the request of the Lead Borrower, subordinate any Lien on any Property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such Property that is permitted by Section 6.16(I)(e), (w) or (x) or, with respect to the replacement of Liens, permitted by Sections 6.16(I)(e), (w) or (x); (v) amend any Collateral Documents, enter into any new Collateral Documents and make any filings related thereto in connection with any Non-IG Period following a Non-IG Trigger Date; and (vi) upon the written request of the Lead Borrower during an IG Period, release any of the Guarantors from their obligations under the Guaranty and release any Liens granted to or held by the Administrative Agent under any Loan Document covering any of the Property of the Grantors (other than any L/C Backstop). The Lenders hereby irrevocably agree that the Liens granted to the Administrative Agent by the Grantors on any Collateral shall be automatically released (i) in full, upon the Termination Date, (ii) upon the sale or other transfer of such Collateral (including as part of or in connection with any other sale or other transfer permitted hereunder) to any Person other than another Grantor, to the extent such sale, transfer or other disposition is made in compliance with the terms of this Agreement, (iii) to the extent such Collateral is comprised of property leased to a Grantor by a Person that is not a Grantor, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 10.11), (v) as required by the Administrative Agent to effect any sale, transfer or other disposition of Collateral in connection with any exercise of remedies of the Administrative Agent pursuant to the Collateral Documents and (vi) to the extent such Collateral otherwise becomes Excluded Property. The Lenders hereby irrevocably agree that if (a) all of the Equity Interests of any Subsidiary Guarantor or any of its successors in interest hereunder shall be transferred, sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions

US-LEGAL-14090429/1 181214-0015 135 hereof to a Person that is not a Loan Party or (b) a Subsidiary Guarantor or any of its successors in interest hereunder becomes an Excluded Subsidiary after the Closing Date, then, in each case, the Guaranty of such Subsidiary Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Person effective as of (or if a Subsidiary Guarantor becomes an Excluded Subsidiary, immediately prior to) the time of such transfer, sale, disposal or occurrence. Notwithstanding anything to the contrary contained in this Agreement or any Loan Document, on or following an IG Trigger Date, the Lead Borrower shall be entitled to request by written notice to the Administrative Agent the release of any or all of the Liens granted on the Collateral and the release of any or all of the Guarantors from their obligations under the Guaranty (provided, the Lead Borrower may, in its sole discretion, at the time of such written notice request that the obligations of any or all of the Guarantors under the Guaranty at the time are not released with the release of any or all of the Liens granted on the Collateral) and thereafter (a) the Lenders hereby irrevocably agree such Liens shall automatically be released and the Guaranty of such Guarantors shall automatically be discharged and released without any further action by any Person (and the Administrative Agent shall (and is authorized by the Lenders to), at the expense of the Borrowers, take all steps reasonably requested by the Lead Borrower to promptly evidence or confirm any such release), and (b) the IG Package shall become effective, and (c) the Lead Borrower irrevocably agrees that any guarantees of a Guarantor in respect of Material Indebtedness shall automatically be released at the same time as release of the Guarantors from their obligations under the Guaranty, other than any guarantees that are not prohibited under Section 6.15(II). Notwithstanding the prior sentence, if, after any IG Trigger Date, a Non-IG Trigger Date occurs, the IG Period shall terminate and, in each case, all guaranties of the Guarantors of the Obligations and Lien on the Collateral in favor of the Administrative Agent for the benefit of the Secured Parties shall be reinstated on the same terms as of the applicable Non-IG Trigger Date, and the Loan Parties shall, at their sole cost and expense, take all actions and execute and deliver all documents including the delivery of new guaranties and pledge and security documents, UCC-1 financing statements and stock certificates accompanied by stock powers reasonably requested by the Administrative Agent as necessary to create and perfect the Liens of the Administrative Agent in such Collateral, in form and substance reasonably satisfactory to the Administrative Agent, within 30 days of such Non-IG Trigger Date (or such longer period as the Administrative Agent may agree in its sole discretion). Upon the occurrence of a Non-IG Trigger Date, the Non-IG Package shall become effective and the IG Package shall no longer be in effect. Notwithstanding anything to the contrary contained in this Agreement or any Loan Document, no action taken or omitted to be taken by the Lead Borrower or any of its Restricted Subsidiaries during an IG Period shall give rise to a Default or Event of Default on or after a Non-IG Trigger Date and during a Non-IG Period so long as such action or omission was permitted under the IG Package or otherwise permitted during such IG Period. Upon the applicable Non-IG Trigger Date, (i) all Indebtedness incurred during such IG Period that otherwise would not have been permitted under the Non-IG Package will be classified to have been incurred pursuant to Section 6.15(I)(p), (ii) all Liens incurred during such IG Period that otherwise would not have been permitted under the Non-IG Package will be classified to have been incurred pursuant to Section 6.16(I)(v), (iii) with respect to investments made under the Non-IG Package, the amount available to be made as investments will be calculated as though the provisions of Section 6.18 had been in effect prior to, but not during, any IG Period, (iv) with respect to Distributions made under the Non-IG Package, the amount available to be made as distributions will be calculated as though the provisions of Section

US-LEGAL-14090429/1 181214-0015 136 6.19 had been in effect prior to, but not during, any IG Period, (v) with respect to Restricted Debt Payments made under the Non-IG Package, the amount available to be made as Restricted Debt Payments will be calculated as though Section 6.20 had been in effect prior to, but not during, any IG Period and (vi) no Subsidiaries shall be designated as Unrestricted Subsidiaries during any IG Period. Any representation, warranty or covenant contained in any Loan Document relating to any Collateral or Guarantor released pursuant to this Section 9.11 shall no longer be deemed to be repeated with respect to such released Collateral or released Guarantor until such time as the Liens on such Collateral or its Guaranty shall be required to be reinstated in accordance with the terms hereof. Section 9.12 Withholding Taxes. To the extent required by any applicable laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 10.1, each Lender shall indemnify and hold harmless the Administrative Agent against, within ten (10) days after written demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective) and any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.10(d) relating to the maintenance of a Participant Register. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.12. For the avoidance of doubt, a “Lender” shall, for purposes of this Section 9.12, include any L/C Issuer. The agreements in this Section 9.12 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. Section 9.13 Erroneous Payment. (a) Each Lender and L/C Issuer hereby agrees that (x) if the Administrative Agent notifies such Lender or L/C Issuer that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or L/C Issuer from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or L/C Issuer (whether or not known to such Lender or L/C Issuer), and demands the return of such Payment (or a portion thereof), such Lender or L/C Issuer shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or L/C Issuer to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate

US-LEGAL-14090429/1 181214-0015 137 determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender or L/C Issuer shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of setoff or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or L/C Issuer under this Section 9.13(a) shall be conclusive, absent manifest error. (b) Each Lender and L/C Issuer hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and L/C Issuer agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or L/C Issuer shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or L/C Issuer to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. (c) The Borrowers hereby agree that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender or L/C Issuer that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or L/C Issuer with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers. (d) Each party’s obligations under this Section 9.13 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document. Section 9.14 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s

US-LEGAL-14090429/1 181214-0015 138 entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84- 14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96- 23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto). Section 9.15 Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral (if any) in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (if any) (a) at any sale thereof conducted under the provisions of the United States

US-LEGAL-14090429/1 181214-0015 139 Bankruptcy Code, as amended, including under Sections 363, 1123 or 1129 thereof, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 10.11), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid. Section 9.16 Borrower Communications.

US-LEGAL-14090429/1 181214-0015 140 (a) The Administrative Agent, the Lenders and the L/C Issuers agree that the Borrowers may, but shall not be obligated to, make any Borrower Communications (as defined below) to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Borrower Portal”). (b) Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system), each of the Lenders, each of the L/C Issuers and each of the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of each of the Borrowers that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the L/C Issuers and the Borrower hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution. (c) THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATION, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY CO-SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY L/C ISSUER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL. “Borrower Communications” means, collectively, any request for Borrowing, interest election request in accordance with the terms of Section 2.4, notice of prepayment, notice requesting the issuance, amendment or extension of a Letter of Credit or other notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Borrower to the Administrative Agent through an Approved Borrower Portal. (a) Each of the Lenders, each of the L/C Issuers and each of the Borrowers agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be

US-LEGAL-14090429/1 181214-0015 141 obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies. (b) Nothing herein shall prejudice the right of the Borrower to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document. ARTICLE 10. MISCELLANEOUS. Section 10.1 Taxes. (a) Payments Free of Withholding. Except as otherwise required by law, each payment by or on behalf of any Loan Party under this Agreement or any other Loan Document shall be made without withholding or deduction for or on account of any Taxes. If any such withholding or deduction is so required (as determined in the good faith discretion of an applicable withholding agent), such withholding or deduction shall be entitled to be made by the applicable withholding agent, the amount withheld shall be paid to the appropriate Governmental Authority before penalties attach thereto or interest accrues thereon, and, if such deduction or withholding is in respect of an Indemnified Tax, the relevant Loan Party shall pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender (or, in the case of any amount received by the Administrative Agent for its own account, the Administrative Agent) after withholding or deduction for Taxes has been made (including such withholding or deduction of Taxes on such additional amount payable under this Section 10.1) is equal to the amount that such Lender (or, in the case of any amount received by the Administrative Agent for its own account, the Administrative Agent) would have received had such withholding or deduction not been made. (b) Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent and each Lender for the full amount of any Indemnified Taxes (including any Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 10.1) paid or payable by Administrative Agent or such Lender, as applicable, and any reasonable expenses arising therefrom or with respect thereto, in the currency in which such payment was made, whether or not such amounts were correctly or legally imposed or asserted by the relevant Governmental Authority, within ten (10) days after the date the Lender or the Administrative Agent makes written demand therefor, which demand shall be accompanied by a certificate describing in reasonable detail the basis thereof. A certificate as to the amount of such payment or liability delivered to the Lead Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (c) Status of Lenders. (i) Each Lender shall, at such times as are reasonably requested by the Lead Borrower or the Administrative Agent, provide the Lead Borrower and the Administrative Agent with any documentation reasonably requested by the Lead Borrower or the Administrative Agent certifying as to any entitlement of such Lender to an exemption from, or reduction in, withholding Tax with respect to any payments to be made to such Lender under any Loan Document. Each such Lender shall, whenever a lapse in time or change

US-LEGAL-14090429/1 181214-0015 142 in circumstances renders such documentation (including any specific documentation required below in this Section 10.1(c)) obsolete, expired or inaccurate in any material respect, deliver promptly to the Lead Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Lead Borrower or the Administrative Agent) or promptly notify the Lead Borrower and the Administrative Agent in writing of its legal ineligibility to do so. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (c)(ii)(A), (c)(ii)(B)(i)-(iv) and (c)(ii)(C) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing: (A) Each Lender that is a U.S. Person shall deliver to the Lead Borrower and the Administrative Agent on or prior to the date such Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of the Lead Borrower or the Administrative Agent), two duly completed and signed copies of IRS Form W-9 certifying that such Lender is entitled to an exemption from U.S. backup withholding. (B) Each Lender that is not a U.S. Person shall deliver to the Lead Borrower and the Administrative Agent on or prior to the date such Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of the Lead Borrower or the Administrative Agent), whichever of the following is applicable: (i) two duly completed and signed copies of IRS Forms W-8BEN or IRS Forms W-8BEN-E, as applicable, claiming eligibility for the benefits of an income tax treaty to which the United States is a party, and such other documentation as required under the Code; (ii) two duly completed and signed copies of IRS Forms W-8ECI; (iii)in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) two duly completed and signed certificates substantially in the form of Exhibit G-1 (any such certificate, a “U.S. Tax Compliance Certificate”) and (y) two duly completed and signed copies IRS Forms W-8BEN or IRS Forms W-8BEN- E, as applicable; (iv) to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), two duly completed and signed copies of IRS Forms W-8IMY of the Lender, together with an IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certifications documents from each beneficial owner, as applicable, provided that if the Lender is a partnership

US-LEGAL-14090429/1 181214-0015 143 and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner; or (v) two duly completed and signed copies of any other form prescribed by applicable U.S. federal income tax laws as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, together with such supplementary documentation as may be prescribed by Applicable Laws to permit the Lead Borrower or the Administrative Agent to determine any withholding or deduction required to be made. (C) If a payment made to the Administrative Agent or a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if the Administrative Agent or such Lender were to fail to comply with the requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Administrative Agent or such Lender, as applicable, shall deliver to the Lead Borrower and (other than in the case of a payment to the Administrative Agent) the Administrative Agent at the time or times prescribed by Applicable Laws and at such time or times reasonably requested by the Lead Borrower or the Administrative Agent such documentation prescribed by Applicable Laws (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Lead Borrower or the Administrative Agent as may be necessary for the Lead Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether the Administrative Agent or such Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the Closing Date. (iii) Notwithstanding any other provision of this Section 10.1(c), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver. (iv) Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 10.1(c). (d) Evidence of Payments. After any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 10.1 or Section 10.4, such Loan Party shall deliver official tax receipts evidencing that payment or certified copies thereof (or, if such receipts are not available, other evidence of payment reasonably acceptable to the relevant Lender or Administrative Agent) to the Lender or Administrative Agent on whose account such withholding was made (with a copy to the Administrative Agent if not the recipient of the original) on or before the thirtieth day after payment. (e) Tax Refunds. If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of Taxes as to which it has been indemnified (including by the payment of additional amounts) pursuant to this Section 10.1 or

US-LEGAL-14090429/1 181214-0015 144 Section 10.4, it shall pay over an amount equal to such refund to the applicable Lead Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 10.1 or Section 10.4 giving rise to such refund), net of all reasonable out-of- pocket expenses (including Taxes) of the Administrative Agent or such Lender, as applicable and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that each Lead Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay to such indemnified party the amount paid over to such Borrower plus any penalties, interest or other charges imposed by the relevant Governmental Authority in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 10.1(e), in no event will the indemnified party be required to pay any amount to a Borrower pursuant to this Section 10.1(e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted and the indemnification payments or additional amounts with respect to such Tax had not been paid. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrowers or any other Person. (f) Survival. Each party’s obligations under this Section 10.1 and Section 10.4 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, and the Termination Date. (g) Lenders. For the avoidance of doubt, a “Lender” shall, for purposes of this Section 10.1, include any L/C Issuer. Section 10.2 No Waiver; Cumulative Remedies; Collective Action. No delay or failure on the part of the Administrative Agent or any Lender or on the part of the holder or holders of any of the Obligations in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Administrative Agent, the Lenders and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 7.2, Section 7.3 and Section 7.4 for the benefit of all the Lenders and the L/C Issuers, and each Lender and each L/C Issuer hereby agrees with each other Lender and each other L/C Issuer, as applicable, that no Lender or L/C Issuer shall take any action to protect or enforce its rights under this Agreement or any other Loan Document (including exercising any rights of setoff) without first obtaining the prior written consent of the Administrative Agent or the Required Lenders (such consent not to be unreasonably withheld or delayed); provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C

US-LEGAL-14090429/1 181214-0015 145 Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer) hereunder and under the other Loan Documents, or (c) any Lender or L/C Issuer from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any debtor relief law. Section 10.3 Non-Business Days. Except as otherwise provided herein, if any payment hereunder or date for performance becomes due and payable or performable (in each case, including as a result of the expiration of any relevant notice period) on a day which is not a Business Day, the due date of such payment or the date for such performance shall be extended to the next succeeding Business Day on which date such payment shall be due and payable or such other requirement shall be performed. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest. Section 10.4 Documentary Taxes. The Borrowers shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent shall timely reimburse the Administrative Agent for the payment of, any and all present or future documentary, court, stamp, excise, property, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement, or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document (“Other Taxes”). Section 10.5 Survival of Representations. All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made until the Termination Date. Section 10.6 Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans and Letters of Credit, including, but not limited to, Sections 8.1, 8.4, 10.4 and Section 10.13 hereof, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations. Section 10.7 Sharing of Setoff. Each Lender agrees with each other Lender party hereto that if such Lender shall receive and retain any payment, whether by setoff or application of deposit balances or otherwise (except pursuant to a valid assignment or participation pursuant to Section 10.10 or as provided in or contemplated by Section 2.12, Section 2.13 or Section 2.14), on any of the Loans or Reimbursement Obligations in excess of its ratable share of payments on all such Obligations then outstanding to the Lenders, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans or Reimbursement Obligations, or participations therein, held by each such other Lenders (or interest therein) as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to

US-LEGAL-14090429/1 181214-0015 146 the portion of such excess payment so recovered, but without interest. For purposes of this Section 10.7, amounts owed to or recovered by an L/C Issuer in connection with Reimbursement Obligations in which Lenders have been required to fund their participation shall be treated as amounts owed to or recovered by such L/C Issuer as a Lender hereunder. Section 10.8 Notices. Except as otherwise specified herein, all notices hereunder and under the other Loan Documents shall be in writing (including, without limitation, notice by facsimile or email transmission) and shall be given to the relevant party at its physical address, facsimile number or email address set forth below, or such other physical address, facsimile number or email address as such party may hereafter specify by notice to the Administrative Agent and the Lead Borrower given by courier, by United States certified or registered mail, by facsimile, email transmission or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Loan Documents to any Lender shall be addressed to its physical address or facsimile number or email address set forth on its Administrative Questionnaire; and notices under the Loan Documents to the Lead Borrower or the Administrative Agent shall be addressed to their respective physical addresses, facsimile numbers or email addresses set forth below: to the Lead Borrower: Super Micro Computer, Inc. 980 Rock Avenue San Jose, CA 95131 Attention: Legal Department, David Weigand (Chief Financial Officer), Yitai Hu (General Counsel), Kenneth Cheung (Chief Accounting Officer) Email: [***] Telephone: [***] to the Administrative Agent: JPMorgan Chase Bank, N.A. 270 Park Avenue New York, New York 10017 Attention: Glenn White Email: [***] With a copy of any notice of any Default or Event of Default (which shall not constitute notice to the Lead Borrower) to: Freshfields US LLP 3 World Trade Center 175 Greenwich Street New York, New York 10007 Attention: Kyle Lakin With a copy of any notice of any Default or Event of Default (which shall not constitute notice to the Lead Borrower) to: Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020 Attention: Michele Penzer Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 10.8 or in the relevant Administrative Questionnaire and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid, (iii) if by

US-LEGAL-14090429/1 181214-0015 147 email, when delivered (all such notices and communications sent by email shall be deemed delivered upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement)), or (iv) if given by any other means, when delivered at the addresses specified in this Section 10.8 or in the relevant Administrative Questionnaire; provided that any notice given pursuant to Article 2 hereof shall be effective only upon receipt. Section 10.9 Counterparts. (a) This Agreement may be executed in any number of counterparts, and by the different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument. (b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 10.8), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each, an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Lead Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Lead Borrower and each Loan Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Lead Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such

US-LEGAL-14090429/1 181214-0015 148 Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender or any of its Affiliates and controlling Persons and the respective directors, officers, employees, partners, advisors, agents and other representatives of the foregoing for any liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any liabilities arising as a result of the failure of the Lead Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature. Section 10.10 Successors and Assigns; Assignments and Participations. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (x) no Borrower may assign or otherwise transfer any of its rights or obligations under any Loan Document without the prior written consent of the Administrative Agent and each Lender, and (y) no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of clause (b) of this Section 10.10, (ii) by way of participation in accordance with the provisions of clause (d) of this Section 10.10 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (f) of this Section 10.10. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section 10.10 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders, Lender-Related Persons and Indemnified Persons) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Assignments by Lenders. (i) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement with respect to all or a portion of its Revolving Credit Commitment(s) and the Loans at the time owing to it. (ii) Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Credit Commitment(s) and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Revolving Credit Commitment(s) (which for this purpose includes Loans outstanding thereunder) or, if the applicable Revolving Credit Commitment is not then in effect, the principal outstanding balance of

US-LEGAL-14090429/1 181214-0015 149 the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of such Trade Date) shall not be less than $5.0 million, (calculated, in each case, in the aggregate with respect to multiple, simultaneous assignments by two or more Approved Funds which are Affiliates or share the same (or affiliated) manager or advisor and/or two or more lenders that are Affiliates) unless each of the Administrative Agent and the Lead Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed); (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Revolving Facility or the Revolving Credit Commitment assigned, except that this clause (B) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes on a non-pro rata basis; (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (unless otherwise waived or reduced by the Administrative Agent in its sole discretion), and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; (D) the Eligible Assignee provides the Lead Borrower and the Administrative Agent the forms required by Section 10.1(c) prior to the assignment; and (E) in the case of any assignment of all or any portion of the Revolving Credit Commitment, the prior written consent of each L/C Issuer under the applicable Revolving Facility (such consent not to be unreasonably withheld or delayed). Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section 10.10, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 8.4, 10.1(a) and 10.13 and subject to any obligations hereunder with respect to facts and circumstances occurring prior to the effective date of such assignment. (c) Register. (i) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, the Revolving Credit Commitment(s) of, and principal amounts (and stated interest) of the

US-LEGAL-14090429/1 181214-0015 150 Loans owing to, each Lender pursuant to the terms hereof from time to time, and each repayment in respect of the principal amount (and any interest thereon) (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender (as to its own interest, but not the interest of any other Lender), at any reasonable time and from time to time upon reasonable prior notice. (ii) The Administrative Agent shall (A) accept the Assignment and Assumption and (B) promptly record the information contained therein in the Register once all the requirements of clause (a) above have been met. No assignment shall be effective unless it has been recorded in the Register. (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers, the Administrative Agent or any L/C Issuer, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or a Disqualified Institution) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Credit Commitment(s) and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification, supplement or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification, supplement or waiver described in subclause (A) (to the extent that such Participant is directly affected) or (B) of Section 10.11. Subject to clause (e) of this Section 10.10, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 8.1, 8.4, 10.1, and 10.4 (subject to the requirements and limitations therein (including the requirements under Section 10.1(c), it being understood that the documentation required to be provided under Section 10.1(c) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 10.10. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.14 as though it were a Lender; provided that such Participant agrees to be subject to Section 10.7 as though it were a Lender. Each Lender that sells a participation pursuant to this Section 10.10(d), acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain a register for the recordation of the names and addresses of the Participants, the commitments of, and principal amounts (and stated interest) of the Loans owing to, each Participant pursuant to the terms hereof from time to time, and each repayment in respect of the principal amount (and any interest thereon) (each, a

US-LEGAL-14090429/1 181214-0015 151 “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender and the Borrowers shall treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of a participation for all purposes of this Agreement, notwithstanding notice to the contrary; provided that no Lender shall have the obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Loan or other Obligations under any Loan Document) to any Person except to the extent such disclosure is necessary in connection with a tax audit or other proceeding to establish that any such Obligations are in registered form for U.S. federal income tax purposes. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 8.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant shall not be entitled to receive any greater payment under Section 10.1 or Section 10.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to a greater payment results from a change in law after the sale of the participation. (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to any Disqualified Institution) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such lender, and this Section 10.10 shall not apply to any pledge or assignment of a security interest; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. (g) Disqualified Institutions. If any assignment or participation under this Section 10.10 is made (or attempted to be made) (i) to a Disqualified Institution without the Lead Borrower’s prior written consent or (ii) to the extent the Lead Borrower’s consent is required under the terms of this Section 10.10 and such consent shall have not been obtained or deemed to have been obtained, to any other Person without the Lead Borrower’s consent, then the Lead Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 10.10), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Lender shall have received payment of an amount equal to the lesser of par or the amount such Lender paid for such Loans and participations in L/C Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Lead Borrower (in the case of all other amounts), (ii) the Borrowers shall be liable to such Lender under Section 8.1 if any Term Benchmark Loan owing to such Lender is repaid or purchased other than on the last day of the Interest Period relating thereto, and (iii) such assignment shall otherwise comply with this Section 10.10 (provided that no registration and processing fee referred to in this Section 10.10 shall be owing in connection with any assignment pursuant to this clause). Each Lender hereby grants to the Administrative Agent

US-LEGAL-14090429/1 181214-0015 152 an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender, as assignor, any Assignment and Assumption necessary to effectuate any assignment of such Lender’s interests hereunder to an assignee as contemplated hereby in the circumstances contemplated by this Section 10.10(g). Nothing in this Section 10.10(g) shall be deemed to prejudice any rights or remedies the Borrowers may otherwise have at law or equity. Each Lender acknowledges and agrees that the Borrowers would suffer irreparable harm if such Lender breaches any of its obligations under Section 10.10(a), 10.10(d) or 10.10(f) insofar as such Sections relate to any assignment, participation or pledge to a Disqualified Institution without the Lead Borrower’s prior written consent. Additionally, each Lender agrees that the Lead Borrower may seek to obtain specific performance or other equitable or injunctive relief to enforce this Section 10.10(g) against such Lender with respect to such breach without posting a bond or presenting evidence of irreparable harm. The Administrative Agent shall not be responsible or have liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution. (h) If the Lead Borrower wishes to replace the Loans or Commitments under the Revolving Facility with ones having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three (3) Business Days’ advance notice to the Lenders under Revolving Facility, instead of prepaying the Loans or reducing or terminating the Commitments to be replaced, to (i) require the Lenders under the Revolving Facility to assign such Loans or Commitments to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with Section 10.11 (with such replacement, if applicable, deemed to have been made pursuant to Section 2.14). Pursuant to any such assignment, all Loans and Commitments to be replaced shall be purchased at par (allocated among the Lenders under the Revolving Facility in the same manner as would be required if such Loans were being optionally prepaid or such Commitments were being optionally reduced or terminated by the Lead Borrower), accompanied by payment by the Borrowers of any accrued interest and fees thereon and any amounts owing pursuant to Section 10.13(c) to the extent demanded in writing prior to the date of such assignment. By receiving such purchase price, the Lenders under the Revolving Facility shall automatically be deemed to have assigned the Loans or Commitments under the Revolving Facility pursuant to the terms of the form of Assignment and Assumption attached hereto as Exhibit F and accordingly no other action by such Lenders shall be required in connection therewith. Section 10.11 Amendments. (a) Except as provided in Section 2.12 with respect to any Incremental Facility, Section 2.13 with respect to any Extension and Section 2.14 with respect to any Replacement Revolving Facility, (a) no provision of this Agreement or the other Loan Documents may be amended, modified, supplemented or waived unless such amendment, modification, supplement or waiver is in writing and is signed by (i) the Borrowers, (ii) the Required Lenders, (iii) if the rights or duties of the Administrative Agent are adversely affected thereby, the Administrative Agent, and (iv) if the rights or duties of the L/C Issuers are affected thereby, the L/C Issuers; provided that:

US-LEGAL-14090429/1 181214-0015 153 (A) no amendment, modification, supplement or waiver pursuant to this Section 10.11 shall (i) increase any Commitment or extend the expiry date of any such Commitment of any Lender without the consent of such Lender (it being understood that any such amendment, modification, supplement or waiver that provides for the payment of interest in kind in addition to, and not as substitution for or as conversion of, the interest otherwise payable hereunder shall only require the consent of the Required Lenders and that a waiver of any condition precedent or the waiver of any Default or Event of Default or mandatory prepayment shall not constitute an extension or increase of any Commitment), (ii) reduce the amount of, postpone the date for any scheduled payment of any principal of or interest or fee on, or extend the final maturity of any Loan or of any Reimbursement Obligation or of any fee payable hereunder (other than with respect to a waiver of default interest and it being understood that any change in the definitions of any ratio used in the calculation of such rate of interest or fees (or the component definitions) shall not constitute a reduction in any rate of interest or fees) without the consent of each Lender (but not the Required Lenders) to which such payment is owing or which has committed to make such Loan or Letter of Credit (or participate therein) hereunder, (iii) change the application of payments set forth in Section 2.8 hereof without the consent of any Lender adversely affected thereby, (iv) subordinate the Obligations in contractual right of payment, or the Liens on the Collateral securing the Obligations, to any other Indebtedness or Liens without the consent of each Lender adversely affected thereby (except as expressly permitted under this Agreement as in effect on the Closing Date) or (v) subject to Section 1.8 hereof, amend this Agreement in a manner that could cause any Revolving Lender to be required to lend Loans in any currency other than Dollars without the written consent of such Revolving Lender; (B) no amendment, modification, supplement or waiver pursuant to this Section 10.11 shall, unless signed by each Lender, change the definition of Required Lenders in a manner that reduces the voting percentages set forth therein, change the provisions of this Section 10.11, affect the number of Lenders required to take any action hereunder or under any other Loan Document, or change or waive any provision of any Loan Document that provides for the pro rata nature of disbursements or payments to Lenders; (C) no amendment, modification, supplement or waiver pursuant to this Section 10.11 shall amend or otherwise modify Section 2.7 or any other provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the consent of Lenders representing a majority in interest of each affected Class (it being understood that the Required Lenders may waive, in whole or in part, any prepayment of Loans hereunder so long as the application, as between Classes, of any portion of such prepayment that is still required to be made is not altered); (D) no amendment, modification, supplement or waiver pursuant to this Section 10.11 shall amend or modify the provisions of Section 2.2 or any letter of credit application and any bilateral agreement between the applicable Borrower and an L/C Issuer regarding such L/C Issuer’s Letter of Credit Commitment or the respective rights and obligations between such Borrower and such L/C Issuer in connection with the issuance of Letters of

US-LEGAL-14090429/1 181214-0015 154 Credit without the prior written consent of the Administrative Agent and such L/C Issuer, respectively; and (E) no amendment, modification, supplement or waiver pursuant to this Section 10.11 shall release all or substantially all of the value of the Guaranties provided by the Guarantors (other than during an IG Period) or release all or substantially all of the value of the Collateral (other than during an IG Period) without the written consent of each Lender. Notwithstanding anything to the contrary herein, (a) except as set forth in clause (A) above, no Defaulting Lender shall have any right to approve or disapprove any amendment, modification, supplement, waiver or consent hereunder or otherwise give any direction to the Administrative Agent; (b) the Lead Borrower and the Administrative Agent may, without the input or consent of any other Lender, effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Lead Borrower and the Administrative Agent to effect the provisions of Sections 2.7(c), 2.12, 2.13, 2.14, or 10.10(g); (c) guarantees, collateral security documents and related documents executed by the Lead Borrower or any of its Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented or waived without the consent of any Lender if such amendment, supplement or waiver is delivered in order to (i) comply with local law or advice of local counsel, (ii) cure ambiguities, omissions, mistakes or defects or (iii) cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents and (d) the Administrative Agent may, with the consent of Lead Borrower only, amend, modify or supplement this Agreement or any other Loan Document to cure any ambiguity, omission, defect or inconsistency so long as the Lenders shall have received, at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment. In addition, notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders (as determined hereunder prior to any such amendment or amendment and restatement), the Administrative Agent and the Lead Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and other definitions related to such new credit facilities; provided that no Lender shall be obligated to commit to or hold any part of such credit facilities. (b) Each waiver, amendment, modification, supplement or consent made or given pursuant to this Section 10.11 shall be effective only in the specific instance and for the specific purpose for which given, and such waiver, amendment, modification or supplement shall apply equally to each of the Lenders and shall be binding on the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans and Revolving Credit Commitments.

US-LEGAL-14090429/1 181214-0015 155 Section 10.12 Heading. Section headings and the Table of Contents used in this Agreement are for reference only and shall not affect the construction of this Agreement. Section 10.13 Costs and Expenses; Indemnification. (a) The Borrowers agree to pay all reasonable and documented out-of-pocket costs and expenses (on the Closing Date or within thirty (30) days of a written demand therefor, together with reasonable backup documentation supporting such reimbursement request) of (i) the Administrative Agent, L/C Issuers and Joint Lead Arrangers in connection with the syndication of the Revolving Facility and the preparation, execution, delivery and administration of the Loan Documents, (ii) the Administrative Agent and the L/C Issuers in connection with any amendment, modification, supplement, waiver or consent related to the Loan Documents, and any fees and charges suffered or incurred by the Administrative Agent in connection with collateral filing fees and lien searches and (iii) the Administrative Agent, L/C Issuers and the Lenders (within thirty (30) days of a written demand therefor) in connection with the enforcement of the Loan Documents. (b) The Administrative Agent, Joint Lead Arrangers, L/C Issuers and Lenders and their respective Affiliates and controlling Persons and the respective directors, officers, employees, partners, advisors, agents and other representatives of the foregoing (each, a “Lender-Related Person”) and the Loan Parties shall not have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that nothing in this sentence shall limit any Loan Party’s indemnity and reimbursement obligations to the extent that such special, punitive, indirect or consequential damages are included in any claim by a third party unaffiliated with any of the indemnified persons with respect to which the applicable indemnified person is entitled to indemnification as set forth in the immediately preceding sentence. No Lender-Related Person nor any other party hereto shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent any such damages arise from the gross negligence, bad faith or willful misconduct of, or material breach of the Loan Documents by, such Lender-Related Person or such other party hereto, as applicable, in each case to the extent determined by a court of competent jurisdiction in a final and non-appealable judgment. (c) The Borrowers further agree to indemnify the Administrative Agent in its capacity as such, each Joint Lead Arranger, each L/C Issuer and each Lender, their respective Affiliates and controlling Persons and the respective directors, officers, employees, partners, advisors, agents and other representatives of the foregoing (each an “Indemnified Person”) against all Damages (including, without limitation, reasonable attorney’s fees and other expenses of litigation or preparation therefor, whether or not the indemnified person is a party thereto, or any settlement arrangement arising from or relating to any such litigation) which any of them may pay or incur arising out of or relating to (x) any Loan Document, any of the transactions contemplated thereby, the Revolving Facility, the syndication of the Revolving Facility, the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit or the Transactions or (y) any Environmental Liability relating to the Lead Borrower or any Restricted Subsidiary, including

US-LEGAL-14090429/1 181214-0015 156 without limitation, with respect to the actual or alleged presence, Release or threat of Release of any Hazardous Materials at, on, under or from any property currently or formerly owned or operated by the Lead Borrower or any Restricted Subsidiary, other than those, in the case of each clauses (x) and (y) above, which (i) arise from the gross negligence, willful misconduct or bad faith of, or material breach of the Loan Documents by, the party claiming indemnification (or any of its respective directors, officers, employees, advisors, agents and Affiliates), in each case, to the extent determined by a court of competent jurisdiction in a final and non-appealable judgment or (ii) arise out of any dispute solely among Indemnified Persons (other than in connection with any agent or arranger acting in its capacity as the Administrative Agent, an L/C Issuer, a Joint Lead Arranger or any other agent, co-agent, arranger or similar role, in each case in their respective capacities as such, or in connection with any syndication activities) that did not arise out of any act or omission of a Borrower or any of its Affiliates. Notwithstanding the foregoing, each indemnified person shall be obligated to refund and return any and all amounts paid by the Borrowers to such indemnified person for fees, expenses or damages to the extent such indemnified person is not entitled to payment of such amounts in accordance with the terms hereof. (d) Notwithstanding any of the foregoing clauses (a) or (c) to the contrary, in no event shall the Borrowers be obligated to pay for the legal expenses or fees of more than one firm of outside counsel and, if reasonably necessary, one (1) local counsel in any relevant jurisdiction or otherwise retained with the Lead Borrower’s consent (not to be unreasonably withheld or delayed), to the Administrative Agent, or the Administrative Agent, the L/C Issuers, the Joint Lead Arrangers and the Lenders, taken as a whole, as the case may be, except, solely in the case of a conflict of interest under clauses (a)(iii) or (c) above, one additional counsel to all affected persons similarly situated, taken as a whole, and if reasonably necessary, one additional local counsel in each relevant jurisdiction or otherwise retained with Lead Borrower’s consent (not to be unreasonably withheld or delayed) to all affected persons similarly situated, taken as a whole. The obligations of the Borrowers under this Section 10.13 shall survive the termination of this Agreement. Section 10.14 Setoff. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, but subject to Section 10.2, upon the occurrence and during the continuation of any Event of Default, each Lender and each subsequent holder of any Obligation is hereby authorized by the Borrowers at any time or from time to time, without prior notice to the Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other indebtedness at any time held or owing by that Lender or that subsequent holder to or for the credit or the account of a Borrower, whether or not matured, against and on account of any amount due and payable by such Borrower hereunder. Each Lender or any such subsequent holder of any Obligations agrees to promptly notify the Lead Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. Section 10.15 Entire Agreement. The Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

US-LEGAL-14090429/1 181214-0015 157 Section 10.16 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed by and interpreted in accordance with, the law of the State of New York. Section 10.17 Severability of Provisions. Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable. Section 10.18 Excess Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by Applicable Law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan Document (“Excess Interest”). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section 10.18 shall govern and control, (b) neither any Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that the Administrative Agent or any Lender may have received hereunder shall, at the option of the Administrative Agent, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by Applicable Law), (ii) refunded to the applicable Borrower, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the “Maximum Rate”), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither any Borrower nor any guarantor or endorser shall have any action against the Administrative Agent or any Lender for any Damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of a Borrower’s Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Borrower’s Obligations shall remain at the Maximum Rate until the Lenders have received the amount of interest which such Lenders would have received during such period on such Borrower’s Obligations had the rate of interest not been limited to the Maximum Rate during such period. Section 10.19 Construction. The parties acknowledge and agree that the Loan Documents shall not be construed more favorably in favor of any party hereto based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of the Loan Documents. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Lead Borrower has one or more Subsidiaries. In the event of any

US-LEGAL-14090429/1 181214-0015 158 conflict or inconsistency between or among this Agreement and the other Loan Documents, the terms and conditions of this Agreement shall govern and control. Section 10.20 Lender’s Obligations Several. The obligations of the Lenders hereunder are several and not joint and no Lender shall be responsible for the failure of any other Lender to satisfy its obligations hereunder except as otherwise set forth in this Agreement. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders a partnership, association, joint venture or other entity. Section 10.21 USA Patriot Act. Each Lender and each Agent hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender and/or Agent to identify each Loan Party in accordance with the Patriot Act. Section 10.22 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City in the Borough of Manhattan for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each of the parties hereto agrees that a final judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that any party hereto may otherwise have to bring any proceeding relating to any Loan Document against any other party hereto or their respective properties in the courts of any jurisdiction (i) for purposes of enforcing a judgment or (ii) in connection with any pending bankruptcy, insolvency or similar proceeding in such jurisdiction. THE BORROWERS, THE ADMINISTRATIVE AGENT, THE L/C ISSUERS AND THE LENDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY. Section 10.23 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that the Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective directors, officers, employees, agents, advisors, insurers, insurance brokers, settlement service providers and other representatives on a “need to know basis” (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) solely in connection with the transactions contemplated or permitted hereby; provided that the Administrative Agent, the Lenders or the L/C Issuers, as the case may be, shall be responsible for their respective Affiliates’ compliance with this clause, (b) to the extent requested by any regulatory authority having jurisdiction over such Person (including any self- regulatory authority, such as the National Association of Insurance Commissioners or any similar

US-LEGAL-14090429/1 181214-0015 159 organization) or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender (provided that, prior to any such disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential Information relating to the Loan Parties), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process; provided that, unless specifically prohibited by Applicable Law or court order, each Lender and the Administrative Agent shall promptly notify the Lead Borrower in advance of any such disclosure, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions not less restrictive than those of this Section 10.23, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (provided that, for the avoidance of doubt, to the extent that the list of Disqualified Institutions is made available to all Lenders, the “Information” for purposes of this clause (f)(i) shall include the list of Disqualified Institutions) or (ii) any actual or prospective counterparty (or its advisors) to any Hedge Agreement relating to the Lead Borrower or any Subsidiary and its or their obligations, (g) with the consent of the Lead Borrower, (h) (x) to any rating agency in connection with rating the Lead Borrower or its Subsidiaries or the facilities evidenced by this Agreement or (y) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the facilities evidenced by this Agreement, (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.23 or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Lead Borrower, (j) for purposes of establishing a “due diligence” defense, and (k) to the extent that such information is independently developed, so long as not based on information obtained in a manner that would otherwise violate this Section 10.23. In addition, the Agents and the Lenders may disclose the existence of this Agreement and customary information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions; provided that such Person is advised of and agrees to be bound by the provisions of this Section 10.23. For purposes of this Section 10.23, “Information” means all information received by the Administrative Agent, any Lender or any L/C Issuer, as the case may be, from the Lead Borrower or any of its Subsidiaries relating to the Lead Borrower or any of its Subsidiaries or any of their respective businesses (including any target company and its Subsidiaries in connection with a contemplated or consummated Acquisition or other investment), other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Lead Borrower or any of its Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this Section 10.23 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding the foregoing, the Administrative Agent and the Lenders agree not to disclose any Information to a Disqualified Institution. For the avoidance of doubt, nothing in this Section 10.23 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a

US-LEGAL-14090429/1 181214-0015 160 “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 10.23 shall be prohibited by the laws or regulations applicable to such Regulatory Authority. Section 10.24 No Fiduciary Relationship. Each Borrower acknowledges and agrees that the transactions contemplated by this Agreement and the other Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Agents and the Lenders, on the one hand, and the Loan Parties, on the other, and in connection therewith and with the process leading thereto, (i) the Agents and the Lenders have not assumed an advisory or fiduciary responsibility in favor of the Loan Parties, the Loan Parties’ equity holders or the Loan Parties’ Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether such Agent and/or Lender has advised, is currently advising or will advise the Loan Parties, the Loan Parties’ equity holders or the Loan Parties’ Affiliates on other matters) or any other obligation to the Loan Parties except the obligations expressly set forth in this Agreement and the other Loan Documents and (ii) such Agent and/or Lender is acting solely as a principal and not as a fiduciary of the Loan Parties, the Loan Parties’ management, equity holders, Affiliates, creditors or any other Person or their respective Affiliates. Each Agent, each Lender and their Affiliates may have economic interests that conflict with the economic interests of the Lead Borrower or any of its Subsidiaries, their stockholders and/or their Affiliates. Section 10.25 Platform; Borrower Materials. (a) Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”), and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information (within the meaning of the United States federal and state securities laws) with respect to the Borrowers or their respective Subsidiaries or any of their respective securities) (each, a “Public Lender”). The Lead Borrower hereby agrees that it will identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor” and (iii) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE ADMINISTRATIVE AGENT, ITS RELATED PARTIES AND THE JOINT LEAD ARRANGERS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR

US-LEGAL-14090429/1 181214-0015 161 FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT, ANY OR ITS RELATED PARTIES OR ANY JOINT LEAD ARRANGER IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. (b) Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by the Borrowers or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain material non-public information. Each Lender represents to the Borrowers and the Administrative Agent that (i) it has developed compliance procedures regarding the use of material non-public information and that it will handle material non-public information in accordance with such procedures and applicable law, including Federal, state and foreign securities laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws. Section 10.26 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. Section 10.27 Additional Borrowers. (a) The Lead Borrower may cause any Restricted Subsidiary that is a Domestic Subsidiary to become a Borrower under the Revolving Facility by (i) executing a joinder agreement to this Agreement, in form and substance satisfactory to the Administrative Agent, (ii) delivering an opinion of counsel to such Restricted Subsidiary addressed to the Administrative Agent and each Lender in form and substance reasonably satisfactory to the Administrative Agent, (iii) delivering a customary secretary’s (or equivalent) certificate in form and substance reasonably

US-LEGAL-14090429/1 181214-0015 162 satisfactory to the Administrative Agent, (iv) delivering good standing certificates (or equivalent evidence) for such Restricted Subsidiary which the Administrative Agent reasonably may have requested, (v) deliver to the Administrative Agent, at the Lead Borrower’s cost and expense, such other instruments, documents, certificates and opinions required by the Administrative Agent in connection with any supplements, assumptions or amendments to the Loan Documents, (vi) delivering guaranty and Collateral Documents (or supplements, assumptions or amendments to existing guaranty and Collateral Documents) as the Administrative Agent may then require and deliver to the Administrative Agent, at the Lead Borrower’s cost and expense, such other instruments, documents, certificates, and opinions reasonably required by the Administrative Agent in connection therewith, and (vii) furnishing to the Administrative Agent and the Lenders all documentation and other information that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act and Beneficial Ownership Regulation; provided that this Agreement and any other applicable Loan Document may be amended as mutually agreed by the Administrative Agent, the Lead Borrower, such Additional Borrower and each Revolving Lender to incorporate such Additional Borrower. (b) If at any time an Additional Borrower ceases to be a Restricted Subsidiary of the Borrower, the Lead Borrower shall deliver a written notice to the Administrative Agent notifying it that such Additional Borrower is no longer a Restricted Subsidiary and terminating its status as an Additional Borrower. The delivery of such notice shall not affect any obligation of an Additional Borrower theretofore incurred or the Lead Borrower’s guaranty thereof and the Lead Borrower shall confirm its continuing obligation in respect thereof in such notice. (c) If at any time, an Additional Borrower has no outstanding Credit Extensions made to it, the Lead Borrower may elect to deliver a written notice to the Administrative Agent stating that it has elected to terminate the status of such Additional Borrower as a Borrower hereunder and such Additional Borrower shall no longer have any obligations hereunder. Section 10.28 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for swap agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the

US-LEGAL-14090429/1 181214-0015 163 Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. ***** [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

US-LEGAL-14090429/1 181214-0015 [Signature Page to Credit Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above. SUPER MICRO COMPUTER, INC., as the Lead Borrower By: /s/ David Weigand Name: David Weigand Title: Senior Vice President, Chief Financial Officer and Chief Compliance Officer

US-LEGAL-14090429/1 181214-0015 [Signature Page to Credit Agreement] JPMORGAN CHASE BANK, N.A., as the Administrative Agent, an L/C Issuer, and a Lender By: /s/ Lucas Menendez Name: Lucas Menendez Title: Vice President

US-LEGAL-14090429/1 181214-0015 [Signature Page to Credit Agreement] BNP PARIBAS, as an L/C Issuer, and a Lender By: /s/ Nicolas Doche Name: Nicolas Doche Title: Vice President By: /s/ Valentin Detry Name: Valentin Detry Title: Vice President

US-LEGAL-14090429/1 181214-0015 [Signature Page to Credit Agreement] CITIBANK, N.A., as an L/C Issuer, and a Lender By: /s/ Daniel Boselli Name: Daniel Boselli Title: Vice President

US-LEGAL-14090429/1 181214-0015 [Signature Page to Credit Agreement] CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, a Lender By: /s/ Andrew Sidford Name: Andrew Sidford Title: Managing Director By: /s/ Gordon Yip Name: Gordon Yip Title: Director

US-LEGAL-14090429/1 181214-0015 [Signature Page to Credit Agreement] GOLDMAN SACHS BANK USA, as an L/C Issuer, and a Lender By: /s/ Dan Starr Name: Dan Starr Title: Authorized Signatory

US-LEGAL-14090429/1 181214-0015 [Signature Page to Credit Agreement] HSBC BANK USA, NATIONAL ASSOCIATION as an L/C Issuer, and a Lender By: /s/ Aleem Shamji Name: Aleem Shamji Title: Managing Director

US-LEGAL-14090429/1 181214-0015 [Signature Page to Credit Agreement] MUFG BANK, LTD, as an L/C Issuer, and a Lender By: /s/ Lucia Greenblatt Name: Lucia Greenblatt Title: Managing Director

US-LEGAL-14090429/1 181214-0015 [Signature Page to Credit Agreement] THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as an L/C Issuer, and a Lender By: /s/ Timothy Brogan Name: Timothy Brogan Title: Authorized Signatory

US-LEGAL-14090429/1 181214-0015 [Signature Page to Credit Agreement] BMO BANK NA, as a Lender By: /s/ Scott Bruni Name: Scott Bruni Title: Managing Director

US-LEGAL-14090429/1 181214-0015 [Signature Page to Credit Agreement] KEYBANK NATIONAL ASSOCIATION, as a Lender By: /s/ John R. Macks Name: John R. Macks Title: Senior Vice President

US-LEGAL-14090429/1 181214-0015 [Signature Page to Credit Agreement] THE BANK OF NOVA SCOTIA, as a Lender By: /s/ Yvonne Bai Name: Yvonne Bai Title: Director

US-DOCS\166796064.6 SCHEDULE 1 Revolving Credit Commitments Lender Commitment JPMorgan Chase Bank, N.A. $204,000,000.00 BNP Paribas 200,000,000.00 Citibank, N.A. 200,000,000.00 Credit Agricole Corporate and Investment Bank 200,000,000.00 Goldman Sachs Bank USA 200,000,000.00 HSBC Bank USA, National Association 200,000,000.00 MUFG Bank, Ltd. 200,000,000.00 The Toronto-Dominion Bank, New York Branch 200,000,000.00 BMO Bank N.A. 132,000,000.00 KeyBank, National Association 132,000,000.00 The Bank of Nova Scotia 132,000,000.00 Total $2,000,000,000.00 Letter of Credit Commitments L/C Issuer Commitment JPMorgan Chase Bank, N.A. $25,436,410.00 BNP Paribas $24,937,660.00 Citibank, N.A. $24,937,655.00 Credit Agricole Corporate and Investment Bank $24,937,655.00 Goldman Sachs Bank USA $24,937,655.00 HSBC Bank USA, National Association $24,937,655.00 MUFG Bank, Ltd. $24,937,655.00 The Toronto-Dominion Bank, New York Branch $24,937,655.00 Total: $200,000,000.00

SCHEDULE 5.5
Litigation

Claimant	Counterparty	Description of Claim
Universal-Investment-Gesellschaft mbH (as Lead Plaintiff) and other class plaintiffs	Super Micro Computer, Inc., Charles Liang (CEO), David Weigand (CFO)	Consolidated securities class action (Northern District of California, US), alleging violations of Section 10(b) and 20(a) of the Exchange Act and Rule 10b-5 due to alleged misrepresentations and/or omissions in public statements regarding the company's financial results and its internal controls and procedures. A consolidated amended complaint is on file as of September 22, 2025.
Hollin; Latypov; Keritsis; Roy; Jha	Super Micro Computer, Inc., Charles Liang, et al. (current and former directors and officers of the company)	Five federal derivative actions have been consolidated by court order. The litigation alleges, among other things, breaches of Sections 10(b), 14(a), and 20(a) of the Exchange Act and related rules, breach of fiduciary duty, aiding and abetting breach of fiduciary duty, unjust enrichment, abuse of control, gross mismanagement, waste of corporate assets, and contribution, all arising from alleged false and misleading statements regarding the company's business operations and financial results.
Spatz; Clark; Carter	Super Micro Computer, Inc., Charles Liang, et al. (current and former directors and officers of the company)	Three state court actions have been consolidated and stayed by court order as of March 24, 2025. The litigation asserts breach of fiduciary duty, aiding and abetting breach of fiduciary duty, waste of corporate assets, unjust enrichment, and insider trading, based on similar underlying allegations as the federal actions.
A certain plaintiff	Certain current and former directors and certain current officers of the Company were named as defendants	Putative derivative lawsuit was filed in the Delaware Court of Chancery as of August 29, 2025.
1000099739 Ontario Ltd. (putative class)	Super Micro Computer, Inc.	Putative class action (Ontario Superior Court of Justice, Canada), alleging primary and secondary

US-DOCS\166796064.6

US-DOCS\166796064.6 market misrepresentations and violations of the Ontario Securities Act, centered on alleged misrepresentations/omissions in public statements regarding the Company’s financial results and its internal controls and procedures. Hearing on Motion to Dismiss was held on December 8, 2025. US Department of Justice (DOJ); US Securities and Exchange Commission (SEC) Super Micro Computer, Inc. Late 2024, the company received subpoenas from both agencies seeking documents in connection with a short seller report published in August 2024. The company is cooperating with these requests, and no charges are reported as of filing.

SCHEDULE 5.10
Subsidiaries

Subsidiary	Jurisdiction of Organization	Percentage Ownership
Super Micro Computer Limited	England and Wales	100%
Super Micro Computer, Inc. Taiwan	Taiwan	100%
Super Micro Computer US LLC	United States of America	100%
Supermicro KK	Japan	100%
Supermicro Technology (Beijing) Co., Ltd.	China	100%
Super Micro Computer Société à responsabilité limitée	France	100%
Super Micro Computer GmbH	Germany	100%
Super Micro Computer Arabia Limited	Saudi Arabia	100%
Super Micro Computer Spain, S.L.	Spain	100%
Super Micro Computer S.R.L.	Italy	100%
Super Micro Computer Federal LLC	United States of America	100%
Super Micro Computer B.V.	The Netherlands	100%
Super Micro Computer Malaysia Sdn Bhd	Malaysia	100%
Super Micro Computer Singapore Pte. Ltd.	Singapore	100%
Super Micro Computer Korea YH	South Korea	100%
Super Micro Computer Mexico	Mexico	100%
Super Micro Computer Canada Inc.	Canada	100%
Super Micro Computer International Inc.	Cayman Islands	100%
Supermicro SHO	Saudi Arabia	100%
Super Micro Computer Middle East FZ-LLC	United Arab Emirates	100%
Super Micro Computer Holdings B.V. (incl Korea Branch)	The Netherlands	100%

US-DOCS\166796064.6

US-DOCS\166796064.6 SCHEDULE 5.17 Capitalization None.

US-DOCS\166796064.6 SCHEDULE 6.11 Transactions with Affiliates None.

US-DOCS\166796064.6 SCHEDULE 6.15 Indebtedness Debtor Lender Facility Type Amount Outstanding as of November 30, 2025 Super Micro Computer, Inc. Taiwan E SUN Bank Short-term $60 million Super Micro Computer, Inc. Taiwan CTBC Bank Short-term $57 million

US-DOCS\166796064.6 SCHEDULE 6.16 Liens Liens on certain assets (including the Bade facility) of Super Micro Computer, Inc. Taiwan securing lines of credit provided by CTBC Bank, including the facility listed on Schedule 6.15.

US-LEGAL-14090429/1 181214-0015 SCHEDULE 6.18 Investments • Super Micro Computer, Inc. Taiwan owns 50% of the equity interests in Super Micro Asia Science and Technology Park, Inc. • Super Micro Computer, Inc. Taiwan owns 50% of the equity interests in Super Micro Management Consulting Inc. Investments ($) of Super Micro Computer, Inc. as of November 30, 2025: • In June 2025, the Lead Borrower acquired approximately 11% interest in Ampera, Inc. (12,000,000 shares) • In July 2023, the Lead Borrower acquired approximately 0.22% interest in Applied Digital Corporation (619,578 shares) • In May 2018, the Lead Borrower acquired 0.22% interest in Memverge, Inc (113,251 shares). • In October 2023, the Lead Borrower acquired approximately 4% interest in Lambda, Inc. Series C (815,892 shares). • In December 2024, the Lead Borrower acquired approximately 13% interest in Lambda, Inc. Series D (1,959,746 shares). • In September 2025, the Lead Borrower acquired approximately 4% interest in Lambda, Inc. Series E (1,804,826 shares). • In June 2024, the Lead Borrower invested $12M in an Applied Digital SAFE. • In October 2025, the Lead Borrower acquired 0.24% interest in Crusoe (297,589 shares).

US-DOCS\166796064.6 SCHEDULE 6.24 Post-Closing Covenants 1. Insurance. The Borrower shall use commercially reasonable efforts to cause to be delivered to the Administrative Agent or legal counsel representing the Administrative Agent no later than the date that is sixty (60) days after the Closing Date (or such longer period as may be reasonably agreed by the Administrative Agent in its sole discretion) endorsements to insurance certificates required to be delivered to the Administrative Agent pursuant to Section 4(b)(iv) of the Security Agreement. 2. Intellectual Property Security Agreements: Within thirty (30) days after the Closing Date (or such longer period as may be reasonably agreed by the Administrative Agent in its sole discretion) the Administrative Agent shall have received an Intellectual Property Security Agreement executed by the Borrower with respect to the Intellectual Property listed in schedule 5 to the Perfection Certificate.